     As filed with the Securities and Exchange Commission on July 20, 2001
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                         Delco Remy International, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                     6719                   35-1909253
      (State or Other           (Primary Standard         (I.R.S. Employer
      Jurisdiction of       Industrial Classification    Identification No.)
     Incorporation or             Code Number)
       Organization)

                                 ------------

                             2902 Enterprise Drive
                            Anderson, Indiana 46013
                                 (765) 778-6499
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 ------------

                   See Table of Additional Registrants Below

                                 ------------

                                Thomas J. Snyder
                     President and Chief Executive Officer
                         Delco Remy International, Inc.
                             2902 Enterprise Drive
                            Anderson, Indiana 46013
                                 (765) 778-6499
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                With a Copy to:
                           G. Daniel O'Donnell, Esq.
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                                       Proposed
                                          Proposed      Maximum
 Title of each Class of      Amount       Maximum      Aggregate   Amount of
    Securities to be         to be     Offering Price  Offering   Registration
       Registered          Registered     Per Unit     Price(1)       Fee
------------------------------------------------------------------------------
11% Senior Subordinated
 Notes due 2009.......... $165,000,000      100%      165,000,000   $41,250
------------------------------------------------------------------------------
Guarantees(2)............ $165,000,000      --            --          (3)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
(2) The other companies listed in the Table of Additional Registrants below have guaranteed, jointly and severally, the 11% Senior Subordinated Notes Due 2009 being registered hereby. The Guarantors are registering the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.
(3) Not applicable.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall filed a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 20, 2001

PROSPECTUS
                              [LOGO OF DELCO REMY]

                               OFFER TO EXCHANGE

           11% Senior Subordinated Notes Due 2009 for all outstanding
                     11% Senior Subordinated Notes Due 2009
                                       of
                         DELCO REMY INTERNATIONAL, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME ON    ,  , UNLESS EXTENDED.

                                   --------

Terms of the exchange offer:

  --We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  --You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  --We believe that the exchange of old notes will not be a taxable event for U.S. federal income tax purposes, but you should see "United States Federal Income Tax Considerations" on page 119 for more information.

  --We will not receive any proceeds from the exchange offer.

  --The terms of the new notes are substantially identical to the old notes, except that the new notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the old notes do not apply to the new notes.

                                   --------

  See "Risk Factors" beginning on page 12 for a discussion of risks that should be considered by holders prior to tendering their old notes.

                                   --------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or
disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.
           Any representation to the contrary is a criminal offense.

                   The date of this prospectus is     , 2001.

                         Delco Remy International, Inc.

                        Table of Additional Registrants

                                                 Primary Standard
                                                    Industrial
                          State of Incorporation  Classification     IRS Employer
Name                         or Organization       Code Number    Identification No.
----                      ---------------------- ---------------- ------------------
Delco Remy America,
 Inc....................       Delaware                3694           35-1909405
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

Remy International,
 Inc....................       Delaware                3694           35-2004050
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

Reman Holdings, Inc.....       Delaware                3714           52-1910536
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

NABCO, Inc..............       Michigan                3694           38-2105668
 591 E. Church Street
 Reed City, MI 49677
 (231) 832-8114

The A&B Group, Inc......       Mississippi             3694           64-0823245
 5168 Water Tower Road
 Meridian, MS 39302
 (601) 485-8575

A&B Enterprises, Inc....       Mississippi             3694           64-0643692
 5168 Water Tower Road,
 P. O. Box 5468
 Meridian, MS 39302
 (601) 782-9922

Dalex, Inc..............       Mississippi             3694           64-0719018
 5168 Water Tower Road,
 P. O. Box 5468
 Meridian, MS 39302
 (601) 764-4168

A&B Cores, Inc..........       Mississippi             3694           64-0815878
 5168 Water Tower Road,
 P. O. Box 5468
 Meridian, MS 39302
 (601) 782-9922

R&L Tool Company, Inc...       Mississippi             3694           64-0701131
 5168 Water Tower Road,
 P. O. Box 5468
 Meridian, MS 39302
 (601) 536-2510

MCA, Inc. of
 Mississippi............       Mississippi             3694           64-0765216
 5168 Water Tower Road,
 P. O. Box 5468
 Meridian, MS 39302
 (601) 787-2688

                                                 Primary Standard
                                                    Industrial
                          State of Incorporation  Classification     IRS Employer
Name                         or Organization       Code Number    Identification No.
----                      ---------------------- ---------------- ------------------
Power Investment, Inc...      Indiana                  3714           35-1567602
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

Franklin Power Products,
 Inc....................      Indiana                  3519           35-1809762
 400 Forsythe Street
 Franklin, IN 46131
 (317) 738-2117

International Fuel
 Systems, Inc. .........      Indiana                  3519           35-1880654
 980 North Hurricane
 Road
 Franklin, IN 46131
 (317) 738-9408

Marine Corporation of
 America................      Indiana                  3568           35-1804826
 400 Forsythe Street
 Franklin, IN 46131
 (317) 738-9408

Powrbilt Products,
 Inc. ..................      Texas                    3519           75-2398592
 617 S. 4th Avenue
 Mansfield, TX 76063
 (817) 473-3208

World Wide Automotive,
 Inc. ..................      Virginia                 3694           54-1025997
 300 West Brooke Road
 Winchester VA 22603
 (540) 667-9100

Ballantrae Corporation..      Delaware                 3714           35-2073201
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

Tractech, Inc. .........      Delaware                 3714           38-3313000
 1445 Stephens Drive
 Warren, MI 48090
 (810) 759-3850

Williams Technologies,
 Inc. ..................      South Carolina           3714           58-1653182
 211 Farmington Road,
 P.O. Box 1548
 Summerville SC 29484-
 1548
 (843) 875-0150

Engine Master, L.P. ....      Delaware                 3714           31-1660548
 1011 Regal Row
 Dallas, TX 75247
 (214) 267-5100

M.&M. Knopf Auto Parts,
 Inc. ..................      New York                 3714           11-2255442
 239 Old New Brunswick
 Road
 Piscataway, New Jersey
 08854
 (732) 981-8040

                                                Primary Standard
                                                   Industrial
                         State of Incorporation  Classification     IRS Employer
Name                        or Organization       Code Number    Identification No.
----                     ---------------------- ---------------- ------------------
Power Investments
 Marine, Inc. ..........       New Jersey             3568           58-0941862
 400 Forsythe Street
 Franklin, IN 46131
 (765) 778-6499

DR Sales, Inc. .........       Delaware               3694           38-3480653
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

HSG I, Inc. ............       Delaware               3714           35-2081750
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

HSG II, Inc. ...........       Delaware               3714           35-2081751
 2902 Enterprise Drive
 Anderson, IN 46013
 (765) 778-6499

                                 ------------

                               TABLE OF CONTENTS

Forward-Looking Statements...........     ii
Industry Data........................     ii
Where You Can Find More Information..     ii
Summary..............................      1
Risk Factors.........................     12
Use of Proceeds......................     22
Capitalization.......................     23
Unaudited Pro Forma Condensed
 Consolidated Financial Data.........     24
Selected Consolidated Historical
 Financial Data......................     31
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations..........................     33
Business.............................     44

The Exchange Offer.................   55
Management.........................   63
Ownership of Capital Stock.........   70
Description of Capital Stock.......   72
Certain Relationships and Related
 Transactions......................   75
Description of Other Indebtedness..   76
Description of Notes...............   80
United States Federal Income Tax
 Consequences......................  119
Plan of Distribution...............  123
Legal Matters......................  123
Experts............................  123
Index to Consolidated Financial
 Statements........................  F-1

                                 ------------

   You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                 ------------

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found below under "Risk Factors." Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                 INDUSTRY DATA

   In this prospectus, we rely on and refer to information regarding the automotive industry and its segments and participants from market research reports, analyst reports and other publicly available information, including without limitation reports issued or prepared by R.L. Polk, J.D. Power, Automotive News, ACT, ARMC, MacKay and Frost & Sullivan. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it.

                      WHERE YOU CAN FIND MORE INFORMATION

   Delco Remy International, Inc. files annual and quarterly reports and other information with the Securities and Exchange Commission, which we refer to as the SEC. These documents include specific information regarding Delco Remy International, Inc. You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the notes to be issued in the exchange offer
(Registration No. 333-   ). This prospectus, which is a part of the
registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the notes to be issued in the exchange offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

   Copies of the registration statement, including all related exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC. In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address: Delco Remy International, Inc., 2902 Enterprise Drive, Anderson, Indiana 46013; the telephone number at that address is (765) 778-6499.

                                    SUMMARY

   This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, before making an investment decision. As used in this prospectus, the terms "we," "us," "Delco Remy" and the "Company" refer to Delco Remy International, Inc. and its subsidiaries on a consolidated basis, unless the context requires otherwise. We changed our fiscal year to December 31, effective August 1, 2000. Prior to August 1, 2000, our fiscal year ended July
31. As used in this prospectus, the term "fiscal year" refers to the year ended July 31 in the year indicated.

                               The Exchange Offer

   On April 26, 2001, we issued and sold $165.0 million aggregate principal amount of 11% Senior Subordinated Notes Due 2009, which we refer to as the old notes. In connection with that sale, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for the old notes. As requested by the registration rights agreement, we are offering to exchange $165.0 million aggregate principal amount of our new 11% Senior Subordinated Notes Due 2009, which we refer to as the new notes, the issuance of which will be registered under the Securities Act, for a like aggregate principal amount of our old notes. We refer to this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal as the exchange offer. You are entitled to exchange your old notes for new notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this summary for further information regarding the exchange offer and the new notes.

                                  The Company

   We are a leading global manufacturer and remanufacturer of original equipment and aftermarket electrical and powertrain/drivetrain components for automobiles, light trucks, medium and heavy duty trucks and other heavy duty vehicles. We sell our products worldwide primarily under the "Delco Remy" brand name, first used in 1918, as well as other widely recognized private label brand names. Our products include starter motors, alternators, engines, transmissions, torque converters and fuel systems. In calendar year 2000, about 50% of our sales were to the original equipment market and about 50% were to the aftermarket. We sell our products principally in North America, Europe, Latin America and Asia-Pacific.

   We believe that we are the largest producer in North America of original equipment starters for automobiles and light trucks and starters and alternators for medium and heavy duty vehicles. We believe we are also the largest producer in North America of remanufactured starters and alternators for the aftermarket. We provide exchange services for used components, commonly known as cores, for third party aftermarket remanufacturers. Our largest customers include General Motors, which we refer to as GM, International Truck and Engine Corporation, which we refer to as Navistar, Freightliner, Caterpillar, Advance Auto Parts, PACCAR, Delphi, Ford, AutoZone, Cummins, Mack, Volvo Trucks, O'Reilly and Pep Boys.

   Since our separation from GM in July 1994, management has focused on increasing revenues and improving margins. From fiscal year 1995 through fiscal year 2000, we have:

  . increased our sales from $573.4 million to $1.091 billion, representing a compound annual growth rate of about 13.7%; and

  . improved our Adjusted EBITDA margin from 9.8% to 13.5%.

   Since 1994, we have successfully acquired and integrated 16 strategic businesses and entered into six joint ventures. These acquisitions and joint ventures have enabled us to broaden our product line, expand our manufacturing and remanufacturing capability, extend our participation in international markets and increase our penetration of the retail automotive parts channel. As a result, sales to our customers other than GM have increased from 41% of total sales in fiscal year 1995 to 70% in fiscal year 2000. We have also increased sales outside of the Class 8 heavy duty truck market from 87% of total sales in fiscal year 1995 to 91% in fiscal year 2000.

   Our expanding aftermarket business benefits from the non-deferrable nature of the repairs for which many of our products are used. Additionally, the design, manufacturing and technological expertise that we have developed in our original equipment operations contributes to our aftermarket business. This expertise provides us with advantages over many of our aftermarket competitors. We believe that our participation in both original equipment manufacturer, or OEM, and aftermarket businesses and our diversified customer base reduce our exposure to the cyclical nature of the automotive industry.

Competitive Strengths

 Global Manufacturing Footprint

   Since 1995, we have transitioned our production capacity to lower cost plant sites. Currently, our manufacturing base includes a presence in nine countries on four continents. Today, about 19% of our workforce is unionized and we enjoy a good relationship with our local International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, which we refer to as the UAW.

 Lean Manufacturing Operations

   We have shifted our OEM production from older, vertically integrated plants to new, smaller and more efficient "focus" factories, reducing our U.S. floor space for OEM production by more than 70% since 1994. Our focus factories generally produce one product line in a plant designed to facilitate lean manufacturing techniques. In conjunction with our emphasis on focus factories, we continue to work with our employees to establish best-in-class work practices, including reducing the number of job classifications per focus factory and implementing team-based lean manufacturing techniques. In fiscal year 2000, we launched an initiative to implement the lean manufacturing concepts applied in our focus factories throughout our entire company.

   We are committed to product quality. Twenty-five of our manufacturing and remanufacturing facilities are QS9000 certified. In addition, our powertrain/drivetrain operations that remanufacture products for Ford have received the Q-1 rating, Ford's highest quality rating.

 Strong Brand Recognition

   We manufacture and market brand name products worldwide principally under the "Delco Remy" and private label brand names. In connection with our 1994 separation from GM, we acquired perpetual rights to our Delco Remy brand name. Our premium brand names are important assets in a time of customer consolidation and merging distribution channels. In 2000, we earned the Automotive Industries magazine's prestigious Quest for Excellence Award as one of the industry's "Best-of-the-Best" in the Electrical Systems Suppliers category for the second consecutive year.

 Diverse Customer Base

   We continue to build upon our long-standing relationships with our customers around the world and are focused on developing new customer relationships as well. Our largest customers include GM, Navistar,

Freightliner, Caterpillar, Advance Auto Parts, PACCAR, Delphi, Ford, AutoZone, Cummins, Mack, Volvo Trucks, O'Reilly and Pep Boys. We have broadened our customer base in the highly competitive automotive retail aftermarket. We believe that we are the principal supplier of starters and alternators for many of our major OEM customers.

 Proven Management Team

   Our management team of seven senior executives has over 145 years of combined industry experience. Our Chief Executive Officer, Thomas Snyder, has been in the automotive industry for 28 years in both the OEM and aftermarket businesses, having held executive positions within GM's Delco Remy division since 1980. We have strengthened our management team in the aftermarket by recruiting executives from a wide range of automotive aftermarket companies other than GM. Our management team led our transformation from a division of GM to a successful stand-alone business, and our revenues have grown at a compounded annual rate of 13.7% from fiscal year 1995 through fiscal year 2000 while Adjusted EBITDA margins increased from 9.8% to 13.5% over the same period. Since our separation from GM, our management team has:

  . successfully reduced our financial leverage; and

  . successfully integrated 16 acquisitions and entered into six joint ventures.

Business Strategy

 Exploit Leading Market Share in Fragmented Aftermarket

   We participate in a portion of the aftermarket that is large and highly fragmented. Most participants are small, regional companies offering relatively narrow product lines. A key element of our growth strategy is to capitalize on our position as a consolidator. We believe that we are the largest manufacturer and remanufacturer of aftermarket starters and alternators in North America and in Europe. However, we continue to have significant growth opportunity because our sales of these products in North America account for less than 15% of this $2.2 billion market and our sales of these products in Europe account for less than 10% of what we believe to be a $1 billion market. Today, remanufacturing is less prevalent in Europe than in the U.S. We believe we are well-positioned to capitalize on the increasing trend towards remanufacturing from repair. Consolidation of the aftermarket is occurring as many competitors are finding it difficult to meet the increasing quality, cost and service demands of customers, who, in turn, are seeking to reduce the number of their suppliers. With our OEM capabilities, remanufacturing expertise, full product line, access to cores and ability to capitalize on economies of scale, we are well positioned to benefit from the consolidation of the aftermarket.

 Strengthen Customer Relationships

   We intend to increase our sales to new and existing customers by capitalizing on our balanced coverage of the key aftermarket distribution channels and our competitive strengths as an OEM supplier. We plan to strengthen our customer relationships by:

  . meeting the increasing demands of OEMs and their dealer networks for high-quality remanufactured units, which enable them to reduce warranty and extended service costs;

  . growing sales of existing and new product lines to OEM dealer networks as dealers continue to capture an increasing percentage of vehicle repairs due primarily to longer warranty and service programs and growing vehicle complexity;

  . continuing to expand our product offerings; and

  . capitalizing on the expansion of the national automotive retail parts chains and warehouse distributors that are our customers.

 Increase Global Presence

   OEMs are increasingly requiring suppliers to provide components on a global basis as vehicle platforms are standardized across geographic markets. Additionally, the Western European market for automotive components is expected to grow at a greater rate than the North American market over the next few years due to higher levels of OEM outsourcing. The emerging markets also should benefit from long-term growth as demand for automotive vehicles in these markets is expected to increase at a compounded annual rate of almost 7% over the next five years. Currently, our manufacturing base includes a presence in nine countries on four continents. We believe that continued global expansion will enable us to continue to grow to meet these demands.

 Increase Focus on Technologically Advanced Products

   We continue to produce technologically advanced products by regularly updating and enhancing our product line. These products help us to compete successfully in the global marketplace. Since 1994, we have completed the introduction of a new family of gear reduction starters that replaced all straight drive starters in GM automobiles and light duty trucks by the 1998 model year and introduced several longer-life heavy duty alternators. We are also in various stages of development on a number of new products including:

  . an integrated starter and alternator product scheduled for production in GM vehicles beginning in 2004;

  . a small gear reduction starter specifically designed for application on world automobile platforms; and

  . high-technology products in the distributed generation and hybrid electric vehicle markets.

                              Recent Developments

Going Private Transaction

   On February 7, 2001, we agreed to a going private transaction with our largest stockholder, Court Square Capital Limited, which we refer to as Court Square, pursuant to which Court Square made a cash tender offer for all of our common stock not owned by it. Following completion of the tender offer on February 23, 2001, an affiliate of Court Square merged with us and the merger eliminated the remaining common stock not owned by Court Square. The aggregate consideration for the shares purchased in the tender offer and the merger was about $104.2 million. We did not incur any indebtedness in connection with the tender offer and merger. Following completion of the merger on March 14, 2001, the New York Stock Exchange delisted our common stock, and we terminated the registration of our common stock under the Exchange Act.

Acquisitions

   On June 28, 2001, we acquired the North American remanufacturing business of Mazda North American Operations for about $17.1 million, including fees and expenses and excluding future contingent payments. The business, located in Jacksonville, Florida, is responsible for the remanufacturing of Mazda automatic transmissions, transaxles and rotary engines for Mazda's service requirements in North America. We will continue to remanufacture these components to support Mazda's service and replacement parts needs in North America.

   On May 4, 2001, we completed the acquisition of 100% of the stock of Auto Matic Transmission International A/S, which we refer to as AMT, and its wholly-owned subsidiary, Mr. Transmission ApS., for about $500,000. AMT is based in Soborg, which is a suburb of Copenhagen, Denmark. AMT will expand our existing business of remanufacturing automatic transmissions for passenger cars and commercial vehicles.

   On February 12, 2001, we expanded our aftermarket product line by acquiring the business and assets of XL Component Distribution Limited, which we refer to as XL, for about $2.4 million. Since 1985, XL, with headquarters in Droitwich, Worcestershire, England, has been involved in the remanufacturing, packaging and distribution of steering racks, brake calipers, ignition distributors, ignition leads, transmission components and rotating electrics. These products are distributed under the XL brand, with the exception of rotating electrics, which are branded under the Autostart name.

   In December 2000, we and AeroVironment, Inc. formed iPower Technologies, L.L.C., which we refer to as iPower, to pursue the development and commercialization of high-technology products in the distributed generation and hybrid electric vehicle markets. Distributed generation is the on-site generation of electrical power. Hybrid electric vehicles use both a traditional combustion power source and an electric motor to drive the vehicle. iPower will develop these technologies as a manufacturer and seller for the hybrid electric vehicle applications. We and AeroVironment own iPower equally. We will both devote management time to iPower and use some of our technology, intellectual property and development contracts for iPower's benefit. We expect that iPower will raise additional capital from strategic and financial investors.

                               The Exchange Offer

Securities Offered..............  $165,000,000 aggregate principal amount of
                                  11% Senior Subordinated Notes Due 2009. The terms of the new notes and old notes are identical in all material respects, except for transfer restrictions and registration rights relating to the old notes.

The Exchange Offer..............  We are offering the new notes to you in exchange for a like principal amount of old notes. Old notes may be exchanged only in integral multiples of $1,000. We intend by the issuance of the new notes to satisfy our obligations contained in the registration rights agreement.

Expiration Date; Withdrawal of
 Tender.........................  The exchange offer will expire at 5:00 p.m.,
                                  New York City time, on      , 2001, or such
                                  later date and time to which it may be
                                  extended by us. The tender of old notes
                                  pursuant to the exchange offer may be
                                  withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Conditions to the Exchange
 Offer..........................  Our obligation to accept for exchange, or to issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the SEC, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Conditions to the Exchange Offer."

Procedures for Tendering Old
 Notes..........................  If you wish to participate in the exchange offer and tender your old notes, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver the letter of transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein. See "The Exchange Offer--Procedures for Tendering Old Notes."

Use of Proceeds.................  We will not receive any proceeds from the exchange offer.

Exchange Agent..................  First Union National Bank is serving as the exchange agent in connection with the
                                  exchange offer.

Federal Income Tax
 Consequences...................  The exchange of notes pursuant to the exchange offer should not be a taxable event for federal income tax purposes. See "United States Federal Income Tax Consequences."

      Consequences of Exchanging Old Notes Pursuant to the Exchange Offer

   Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, we are of the view that holders of old notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell the new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

   . the new notes are acquired in the ordinary course of the holders' business;

   . the holders have no arrangement with any person to participate in a distribution of the new notes; and

   . neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

   Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, under the registration rights agreement and subject to limitations specified in the registration rights agreement, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the notes reasonably requests in writing. If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

   The old notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the exchange offer but prior to its completion, the old notes may continue to be traded in the PORTAL market. Following completion of the exchange offer, the new notes will not be eligible for PORTAL trading.

                                 The New Notes

   The terms of the new notes and the old notes are identical in all material respects, except for transfer restrictions and registration rights relating to the old notes.

Issuer..........................  Delco Remy International, Inc.

Maturity Date...................  May 1, 2009.

Interest Payment Dates..........  May 1 and November 1 of each year commencing
                                  November 1, 2001.

Optional Redemption.............  Until May 1, 2004, we can choose to redeem up to 35% of the original principal amount of the notes, and any additional notes issued under the same indenture governing the notes, at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with money we raise in specified equity offerings, as long as:

                                     . at least 65% of the original aggregate
                                       principal amount of the notes, and any
                                       additional notes, remains outstanding
                                       after each redemption (other than notes
                                       held, directly or indirectly, by us or
                                       our affiliates); and

                                     . each redemption occurs within 90 days
                                       after the date of the related equity
                                       offering.

                                  On or after May 1, 2005, we can choose to redeem some or all of the notes at the redemption prices listed in the "Description of Notes--Optional Redemption."

Change of Control...............  If a Change of Control of our company occurs, subject to some conditions, we must give holders of the new notes an opportunity to sell to us the new notes at a purchase price of 101% of the principal amount of the new notes, plus accrued and unpaid interest to the date of the purchase. The term "Change of Control" is defined under "Description of Notes--Change of Control."

Ranking.........................  The new notes will be our senior subordinated unsecured obligations. They will rank senior in right of payment to any of our future Subordinated Obligations, equal in right of payment with any of our existing and future Senior Subordinated Indebtedness and subordinated in right of payment to any of our existing and future Senior Indebtedness. As of March 31, 2001, on a pro forma basis after giving effect to the sale of the old notes, we would have had about $200.1 million of Senior Indebtedness and $302.9 million of Senior Subordinated Indebtedness. The terms "Senior Indebtedness," "Senior Subordinated Indebtedness" and "Subordinated Obligation" are defined under "Description of Notes-- Certain Definitions."

                                  The new notes will be effectively
                                  subordinated to indebtedness and other
                                  liabilities of our subsidiaries which are not guaranteeing the notes. A portion of our operations are conducted through our non-guarantor subsidiaries. See "Description of Notes--Ranking."

Guarantees......................  The payment of the principal, premium and interest on the new notes is guaranteed on a senior subordinated basis by our material domestic subsidiaries. The guarantees by subsidiaries will be senior to any of their existing and future Subordinated Obligations, equal in right of payment with any of their existing and future Senior Subordinated Indebtedness and subordinated to any of their existing and future Senior Indebtedness. As of March 31, 2001, on a pro forma basis after giving effect to the sale of the old notes,the guaranteeing subsidiaries would have had $220.4 million of Senior Indebtedness and $302.9 million of Senior Subordinated Indebtedness. See "Description of Notes--Guarantees."

Restrictive Covenants...........  The indenture governing the notes contains covenants that limit our ability and certain of our subsidiaries' ability to:

                                     . incur additional indebtedness;

                                     . pay dividends on our capital stock or
                                       redeem, repurchase or retire our
                                       capital stock or subordinated
                                       indebtedness;

                                     . make investments;

                                     . create restrictions on the payment of
                                       dividends or other amounts to us from
                                       our restricted subsidiaries;

                                     . engage in transactions with our
                                       affiliates;

                                     . sell assets, including capital stock of
                                       our subsidiaries; and

                                     . consolidate, merge or transfer assets.

                                  These covenants are subject to important exceptions and qualifications, which are described under "Description of Notes-- Certain Covenants."

   For a more detailed discussion of the new notes, see "Description of Notes."

                                  Risk Factors

   You should carefully consider the risk factors set forth under the caption "Risk Factors" and the other information included in this prospectus prior to making an investment in the new notes. See "Risk Factors."

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

   The following table sets forth certain summary historical and pro forma consolidated financial data. The pro forma data gives effect to the transactions described under "Unaudited Pro Forma Condensed Consolidated Financial Data." The balance sheet data under the column heading "As Adjusted" adjusts the historical balance sheet data to give effect to the issuance of the notes and the use of the net proceeds to repay a portion of the outstanding loans under our senior credit facility. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Data," our consolidated financial statements, the related notes and the other financial information included elsewhere in this prospectus.

                                        Historical                            Pro Forma
                         -------------------------------------------- --------------------------
                                                         Three Months               Three Months
                          Fiscal Year Ended July 31         Ended      Fiscal Year     Ended
                         ------------------------------   March 31,       Ended      March 31,
                           1998      1999       2000         2001     July 31, 2000     2001
                         --------  --------  ----------  ------------ ------------- ------------
                                                (dollars in thousands)
Statement of Operations
 Data:
 Net sales.............. $815,313  $953,706  $1,090,938    $261,663    $1,132,506     $261,633
 Gross profit...........  147,515   182,804     228,766      48,287       243,129       48,287
 Selling, general and
  administrative
  expenses..............   76,937    88,795     108,051      28,140       113,870       28,140
 Amortization of
  goodwill and
  intangibles...........    3,478     5,203       6,043       1,289         6,809        1,289
 Non-recurring charges..   26,515       --       35,222         --         35,222          --
 Operating income.......   40,585    88,806      79,450      18,858        87,228       18,858
 Interest expense.......   40,291    45,505      48,766      13,294        58,648       14,864
 Income (loss) before
  extraordinary items...   (2,187)   28,346      12,418      (1,888)       11,060       (2,956)
 Extraordinary items....   (1,833)      --          --          --            627          671
 Net income (loss)......   (4,020)   28,346      12,418      (1,888)       11,687       (2,285)
Other Financial Data:
 EBITDA(a).............. $ 57,226  $112,367  $  111,907    $ 22,063    $  120,451     $ 22,063
 Adjusted EBITDA(b).....   87,559   116,922     147,718      22,992       156,262       22,992
 Cash provided by (used
  in) operating
  activities............  (11,306)   43,086      69,718     (11,489)       68,593      (12,650)
 Cash used in investing
  activities............  (69,267)  (73,387)   (106,376)     (5,937)     (106,376)      (5,937)
 Cash provided by
  financing activities..   79,123    38,048      39,806       8,076        40,967        9,237
 Depreciation and
  amortization..........   17,069    23,561      32,169       8,292        32,935        8,292
 Capital expenditures...   24,190    25,066      38,371       3,458        38,371        3,458
 EBITDA margin..........      7.0%     11.8%       10.3%        8.4%         10.6%         8.4%
 Adjusted EBITDA
  margin................     10.7%     12.3%       13.5%        8.8%         13.8%         8.8%
 Ratio of Adjusted
  EBITDA to interest
  expense...............      2.2x      2.6x        3.0x        1.7x          2.7x         1.5x
 Ratio of total debt to
  Adjusted EBITDA.......      4.5x      3.8x        3.3x        NA            3.2x          NA
 Ratio of earnings to
  fixed charges(c)......      --        1.9x        1.6x        1.0x          1.5x         --

                                                               March 31, 2001
                                                            --------------------
                                                             Actual  As Adjusted
                                                            -------- -----------
Balance Sheet Data:
 Working capital........................................... $326,024  $326,757
 Total assets..............................................  935,873   941,434
 Total debt................................................  536,229   541,825
 Total stockholders' equity(d).............................  112,702   113,400

--------------------
(a) EBITDA represents income before extraordinary item plus the sum of interest expense, income taxes, minority interest in income of subsidiaries, income
    (loss) from unconsolidated joint ventures, preferred dividend requirement of subsidiary, deemed dividend on preferred stock conversion and depreciation and amortization. EBITDA for the three months ended March 31, 2001 was reduced by non-recurring costs of $3.7 million incurred in connection with our going private transaction. Excluding these costs, EBITDA would have been $25.7 million. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles or as an indicator of our operating performance or liquidity. We have presented EBITDA because it is commonly used by some investors to analyze a company's ability to service debt. The definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes and may not be comparable to EBITDA as defined by other companies.
(b) Adjusted EBITDA represents EBITDA plus the sum of non-cash post-retirement benefits other than pensions and non-recurring charges. Adjusted EBITDA for the three months ended March 31, 2001 was reduced by non-recurring costs of $3.7 million incurred in connection with our going private transaction. Excluding these costs, Adjusted EBITDA would have been $26.7 million. Adjusted EBITDA was calculated as follows:

                                            Historical                          Pro Forma
                             ----------------------------------------- ---------------------------
                             Fiscal Year Ended July 31  Three Months   Fiscal Year  Three Months
                             ------------------------- Ended March 31, Ended July  Ended March 31,
                              1998     1999     2000        2001        31, 2000        2001
                             ------- -------- -------- --------------- ----------- ---------------
                                                    (dollars in thousands)
   EBITDA, as defined......  $57,226 $112,367 $111,907    $ 22,063      $120,451      $ 22,063
   Non-cash post-retirement
    benefits other than
    pensions...............    3,818    4,555      589         929           589           929
   Non-recurring charges...   26,515      --    35,222         --         35,222           --
                             ------- -------- --------    --------      --------      --------
   Adjusted EBITDA.........  $87,559 $116,922 $147,718    $ 22,992      $156,262      $ 22,992
                             ======= ======== ========    ========      ========      ========

(c) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges, minority interest in income of subsidiaries and income (loss) from unconsolidated joint ventures. Fixed charges include preferred dividend requirement of subsidiary, deemed dividend on preferred stock conversion, interest expense and the portion of operating rents that is deemed representative of an interest factor. Our earnings were insufficient to cover our fixed charges by $3.9 million during fiscal year 1998 and, on a pro forma basis, would have been insufficient to cover our fixed charges by $1.1 million in the three months ended March 31, 2001.
(d) Reflects the extraordinary gain, net of income tax, realized on the early retirement of our 8% Subordinated Debenture. Does not include any adjustment to reflect the cancellation of a stock purchase plan in connection with our going private transaction.

                                  RISK FACTORS

   You should consider carefully the following risk factors, in addition to the other information set forth in this prospectus, before making an investment decision.

Our substantial indebtedness may limit cash flow available to invest in the ongoing needs of our business to generate future cash flow, which could prevent us from fulfilling our obligations under the notes.

   We have a significant amount of indebtedness. The following chart sets forth important credit information on a pro forma basis after giving effect to the sale of the old notes as of the date, or at the beginning of the period, specified below:

                                                             At March 31, 2001
                                                           ---------------------
                                                           (dollars in millions)
   Total indebtedness.....................................        $541.8
   Stockholders' equity...................................         113.4
                                                             Three Months End
                                                              March 31, 2001
                                                             ----------------
   Ratio of earnings to fixed charges.....................           --

   On a pro forma basis, our earnings were insufficient to cover our fixed changes by $1.1 million during the first quarter of 2001.

   In addition, on a pro forma basis, after giving effect to the sale of the old notes, as of March 31, 2001, we would have had about $233.0 million of unused availability under our senior credit facility, subject to specific requirements, including compliance with financial covenants.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

  . increase the amount of interest expense that we have to pay, because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

  . increase our vulnerability to adverse general economic or industry conditions;

  . limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

  . prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of specific changes of control in our ownership, which would constitute a default under the indenture governing our notes; or

  . place us at a competitive disadvantage compared to our competitors that have less debt.

   See "Capitalization," "Summary Consolidated Historical and Pro Forma Financial Data," "Selected Consolidated Historical Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Data" and "Description of Other Indebtedness."

Despite our level of indebtedness, we and our subsidiaries will be able to incur substantially more debt. This could further exacerbate the risks described above.

   We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of March 31, 2001, on a pro forma basis, after giving effect to the sale of the old notes, our senior credit facilities would have provided for additional borrowing of up to about $233.0 million, subject to specific requirements, including compliance with financial covenants. To the extent new debt is added to our and our subsidiaries' currently anticipated debt levels, the substantial leverage risks described above would increase. See "Description of Notes" and "Description of Other Indebtedness."

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. If we cannot generate the required cash, we may not be able to make the necessary payments under the notes.

   Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

   Our historical financial results have been, and we anticipate that our future financial results will be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that we will realize the currently anticipated cost savings and operating improvements on schedule or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, some alternative strategies would require the prior consent of our senior secured lenders, which we may not be able to obtain. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Your right to receive payments on the new notes, like the old notes, is junior to our existing senior indebtedness and the existing senior indebtedness of the subsidiary guarantors and possibly all of our and their future borrowings. Further, claims of creditors of our non-guarantor subsidiaries will generally have priority with respect to the assets and earnings of those subsidiaries over your claims.

   The new notes, like the old notes, and the subsidiary guarantees will be subordinated to the prior payment in full of our and the subsidiary guarantors' respective current and future senior indebtedness to the extent set forth in the indenture. As of March 31, 2001, after giving pro forma effect to the sale of the old notes, we would have had about $200.1 million of Senior Indebtedness, consisting of our 8 5/8% Senior Notes Due 2007 and our senior guarantee of our subsidiaries' obligations under the senior credit facilities, and the subsidiary guarantors would have had about $220.4 million of Senior Indebtedness, consisting of the senior credit facilities and their senior guarantee of our obligations under our 8 5/8% Senior Notes Due 2007. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of our company or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes and our other senior subordinated obligations only after all payments had been made on our or the guarantors' Senior Indebtedness. Sufficient assets may not remain after all these payments have been made to make any payments on the notes and our other senior subordinated obligations, including payments of interest when due. The term "Senior Indebtedness" is defined in the "Description of Notes" section of this prospectus. In addition, all payments on the notes and the guarantees will be prohibited in the event of a payment default on our Senior Indebtedness (including borrowings under the senior credit facilities) and, for limited periods, upon the occurrence of other defaults under the senior credit facilities.

   We conduct all of our business through our subsidiaries. Some of our immaterial domestic subsidiaries, and all of our foreign subsidiaries, are not guaranteeing the notes. The aggregate net sales and EBITDA for the five months ended December 31, 2000 of our subsidiaries that are not guaranteeing the notes were $171.3 million and $12.6 million, respectively, and at December 31, 2000, those subsidiaries had total assets of $220.0 million. Claims of creditors of the non-guarantor subsidiaries, including trade creditors, secured creditors and unsecured creditors, and claims of preferred stockholders (if any) of the non-guarantor subsidiaries, will generally have priority with respect to their assets and earnings over the claims of creditors of our company, including holders of the notes, even if the obligations of the subsidiaries do not constitute senior indebtedness. See "Description of Notes--Ranking" and "Description of Notes--Certain Covenants-- Limitation on Indebtedness."

The new notes, like the old notes, are not secured by our assets and those of our subsidiaries, and the lenders under the senior credit facilities will be entitled to remedies available to a secured lender, which gives them priority over the note holders to collect amounts due on our debt.

   In addition to being subordinated to all of our existing and future senior debt, the new notes, like the old notes, and the subsidiary guarantees will not be secured by any of our assets. Our obligations under the senior credit facilities are secured by, among other things, a first priority pledge of all of our capital stock, mortgages upon all of the real property owned by us in the U.S. and by substantially all of the assets of our company and each of our existing and subsequently acquired or organized material domestic (and, to the extent no adverse tax consequences will result, foreign) subsidiaries. If we become insolvent or are liquidated, or if payment under the senior credit facilities or in respect of any other secured senior indebtedness is accelerated, the lenders under the senior credit facilities or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the senior credit facilities or the other senior debt). Upon the occurrence of any default under the senior credit facilities (and even without accelerating the indebtedness under the senior credit facilities), the lenders may be able to prohibit the payment of the notes and guarantees either by limiting our ability to access our cash flow or under the subordination provisions contained in the indenture governing the notes. See "Description of Other Indebtedness--Senior Credit Facility" and "Description of Notes."

Restrictions imposed by our senior credit facilities, the indentures governing our existing notes and the indenture governing these notes limit our ability to engage in or enter into business, operating and financing arrangements, which could prevent us from taking advantage of potentially profitable business opportunities.

   The operating and financial restrictions and covenants in our debt instruments, including the senior credit facilities, the 8 5/8% Senior Notes Due 2007, the 10 5/8% Senior Subordinated Notes Due 2006 and these notes, may affect adversely our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In particular, our senior credit facilities require us to maintain certain financial ratios which become more restrictive over time. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior credit facilities. In the event of any default under our senior credit facilities, the lenders under our senior credit facilities could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on these notes, any of which would be an event of default under these notes. See "Description of Notes" and "Description of Other Indebtedness."

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

   Upon the occurrence of a change of control, we will be required to offer to repurchase all of our existing notes and these notes. The existing notes include the 8 5/8% Senior Notes Due 2007 which rank pari passu with the obligations and guarantees arising under our senior credit facilities and senior to most of our other indebtedness. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes, including the senior notes, upon a change of control. In addition, our senior credit facilities will prohibit us from purchasing any notes and provide that the occurrence of a change of control constitutes a default. If we do not repay all borrowings under our senior credit facilities or obtain a consent of our lenders under our senior credit facilities to repurchase the notes, we will be prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our senior credit facilities. See "Description of Notes--Change of Control."

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy laws or comparable state laws, which could result in the holders of the notes not being able to rely on that subsidiary guarantor to satisfy claims.

   Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  . intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

  . the guarantor:

     . was insolvent or rendered insolvent by reason of the incurrence;

     . was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     . intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

   The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

  . the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  . it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantees are being incurred for proper purposes and in good faith and that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, have unreasonably small capital for the business in which it is engaged or have incurred debts beyond its ability to pay as they mature. We cannot be certain, however, that a court would agree with our conclusions in this regard.

Our business is cyclical in nature and downturns in the automotive industry could reduce the revenues and profitability of our business.

   The demand for our products is largely dependent on the production of automobiles, light trucks and heavy duty vehicles in North America. The automotive industry is highly cyclical, as new vehicle demand is dependent on consumer spending and is tied closely to the overall strength of the North American economy. The North American automotive industry is facing costly inventory corrections which could adversely affect our revenues and the profitability of our business. Recent production cuts announced by the three largest auto makers, including GM, and cutbacks in heavy duty truck production, have adversely affected us. Any decline in the demand for new automobiles, particularly in the United States, could have a material adverse impact on our financial condition and results of operations. Seasonality experienced by the automobile industry also impacts our operations, and historically we have reported lower levels of sales for July and December due to model changeovers and plant idlings by the automobile and light truck OEMs.

Consolidation among automotive parts customers and suppliers could make it more difficult for us to compete successfully.

   In both the original equipment market and aftermarket, the customer base for original equipment and aftermarket automotive parts is consolidating. As a result, we are competing for business from fewer customers. Due to the cost focus of these major customers, we have been, and expect to continue to be, required to reduce our prices. We cannot be sure that we will be able to generate cost savings and operational improvements in the future that would be sufficient to offset price reductions required by existing customers and necessary to win new business.

   Furthermore, the trend towards consolidation among automotive parts suppliers is resulting in fewer, larger suppliers who benefit from purchasing and distribution economies of scale. If we cannot achieve cost savings and operational improvements sufficient to allow us to compete favorably in the future with these larger companies, our financial condition and results of operations could be adversely affected due to a reduction of, or inability to increase, sales. See "Business--Industry Overview."

Longer product life of automotive parts may reduce aftermarket demand for some of our products.

   The average useful life of automotive parts has been steadily increasing in recent years due to innovations in products and technologies. The longer product life allows vehicle owners to replace parts of their vehicles less often. As a result, a portion of sales in the aftermarket has been displaced. Additional increases in the average useful life of automotive parts are likely to adversely affect the demand for our aftermarket products. Aftermarket sales represented about 50% of our net sales for calendar year 2000. See "Business-- Industry Overview."

We depend heavily on GM. If GM develops alternative sources or otherwise decreases its need for the products we currently supply, our revenues may decrease.

   The loss of GM as a customer for OEM or aftermarket products, the default by GM on its obligations to act as a distributor or to purchase our OEM or aftermarket products, a substantial decrease in demand for GM's automobile models containing our products or our failure to obtain supply orders for our products used in GM's new automobile models could have a material adverse effect on our business, financial condition and results of operations. In addition, strikes and work stoppages affecting GM's operations may postpone GM's need for components produced by us, which could have a material adverse effect on our business, financial condition and results of operations.

   GM accounted for about 45% of our total OEM net sales in fiscal year 2000. GM Service Parts Operations, which we refer to as GM SPO, accounted for about 15% of our total aftermarket net sales in fiscal year 2000. In connection with our separation from GM in July 1994, GM entered into long-term contracts to purchase from us 100% of its North American requirements for automotive starters (other than for Saturn and Geo) and 100% of its U.S. and Canadian requirements for heavy duty starters and alternators. GM's obligation to purchase automotive starters from us terminates on August 31, 2008. GM's obligation to purchase heavy duty starters and alternators from us terminated on July 31, 2000. GM's commitments to purchase products from us in the future are subject to those products remaining competitive as to price, technology and design. See "Business--Customers." We cannot be sure that GM will not develop alternative sources for components currently produced by us and purchase some or all of its requirements for starters and alternators from these alternative sources.

   In addition, GM SPO has been designated as the exclusive distributor of a significant amount of our automotive products and as a distributor of our heavy duty aftermarket products. GM SPO has agreed to provide us with purchasing support, which enables us to obtain raw materials at competitive prices. Our exclusive distribution arrangements with GM SPO for our automotive aftermarket products terminates on July 31, 2009. Our distribution arrangement with GM SPO is continuously renewable on an annual basis for our heavy duty aftermarket products.

The prices that we can charge GM and some of our other customers are predetermined and we bear the risk of costs in excess of our estimates.

   Our supply agreements with GM and some of our other customers require us to provide our products at predetermined prices. In some cases, these prices decline over the course of the contract. The costs that we incur in fulfilling these contracts may vary substantially from our initial estimates. Unanticipated cost increases may occur as a result of several factors, including increases in the costs of labor, components or materials. In some cases, we are permitted to pass on to our customers the cost increases associated with specific materials. Cost overruns that we cannot pass on to our customers would adversely affect our business, financial condition and results of operations.

A limited number of persons indirectly control us and may exercise their control in a manner adverse to you.

   Court Square, Berkshire Hathaway Inc. and DRI Group, LLC, which we refer to as DRI Group, together own beneficially about 94.6% of our outstanding common stock and members of our management own beneficially about 5.4% of our outstanding common stock. By virtue of their ownership, these persons have the power to direct our affairs and will be able to determine the outcome of all matters required to be submitted to our stockholders for approval, including the election of a majority of our directors, the approval of mergers, consolidations and the sale of all or substantially all of our assets and the amendment of our certificate of incorporation. These persons have the power to prevent or cause a change of control of our company. See "Ownership of Capital Stock" and "Description of Capital Stock--Securities Transfer, Recapitalization and Holders Agreement."

We may be required to make substantial additional payments in connection with our completed acquisitions.

   In connection with our separation from GM, one of our subsidiaries issued a contingent purchase price note to GM payable beginning in 2004. The amount payable will depend on our earnings over the three-year period ending December 31, 2003. We cannot predict the amounts of the payments, if any, that we will be required to make under the contingent note. We will also be required to make additional payments in connection with our acquisitions of M&M Knopf, Delco Remy Mexico, Delco Remy Korea and AMT. We expect that the aggregate amount of these payments will be in the range of $15 million to $40 million, payable over about four years. Because the amounts of some of these payments depend on future earnings, the actual amounts of these payments may differ substantially from our estimates. We granted put/call options in connection with the acquisitions of World Wide Automotive and Power Investments that became exercisable in February 2001 for World Wide Automotive and March 2001 for Power Investments. The exercise prices that we would be required to pay upon exercise of the put options, which are based on earnings formulas, are currently estimated to be about $26 million in total for the two acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness--GM Contingent Purchase Price Note."

We may not be able to consummate future acquisitions or successfully integrate acquisitions into our business.

   To expand our markets and take advantage of the consolidation trend in the automotive parts industry, our business strategy includes growth through acquisitions. Our failure to integrate acquired businesses successfully into our existing businesses, or the expense incurred in consummating future acquisitions, could result in our company incurring unanticipated expenses and losses.

   We are continually investigating opportunities for domestic and foreign acquisitions. In connection with future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing.

   Acquisitions may involve a number of special risks, including:

  . unexpected losses of key employees or customers of the acquired business;

  . conforming the standards, processes, procedures and controls of the acquired business with those of our existing operations;

  . coordinating new product and process development;

  . hiring additional management and other critical personnel;

  . negotiating with labor unions; and

  . increasing the scope, geographic diversity and complexity of our operations.

   Possible future acquisitions could result in our incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our financial condition and operating results. See "Business--Business Strategy" and "Description of Other Indebtedness."

If we are unable to retain senior executives and other qualified professionals our growth may be hindered.

   Our success is largely dependent on maintaining our staff of qualified professionals. The market for qualified professionals is competitive and we may not continue to be successful in our efforts to attract and retain these professionals. Our future operations could be harmed if any of our senior executives or other key personnel ceased working for us.

   Our success depends in part on key customer relationships forged by members of our senior management. We cannot assure you that we will be able to continue to maintain these relationships if members of senior management leave us.

We may experience increased costs associated with labor unions that could adversely affect our financial performance and results of operations.

   As of March 31, 2001, about 1,491 of our 7,710 employees, or about 19%, were represented by unions. Our contract with the UAW, which represents 550 of our hourly workers, is effective through March 2003 and stipulates an annual wage and benefit increase of about 3.2%. Some of our other union contracts also provide for wage and benefit increases. If we are unable to offset these wage and benefit increases through cost reduction initiatives and increased productivity, our financial condition and operating results would be adversely affected. See "Business--Employees."

Our business is very competitive and increased competition could reduce our revenues.

   The motor vehicle parts industry in which we operate is highly competitive. Some of our OEM competitors are divisions or subsidiaries of companies that are larger and have substantially greater resources than we do. We cannot be sure that we will be able to compete successfully with our competitors. See "Business--Competition."

Our international operations subject us to risks not faced by domestic competitors, which include unfavorable political, regulatory, labor and tax conditions in other countries.

   About 22.3% of our net sales in fiscal year 2000 were derived from sales in foreign markets. We expect sales from international markets to represent an increasing portion of total sales. Risks inherent in international operations include the following:

  . agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system;

  . foreign customers may have longer payment cycles;

  . foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade or investment, including exchange controls;

  . U.S. export licenses may be difficult to obtain;

  . intellectual property rights may be more difficult to enforce in foreign countries;

  . fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by us in foreign markets where payment for our products and services is made in the local currency;

  . general economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

  . unexpected adverse changes in foreign laws or regulatory requirements may occur;

  . compliance with a variety of foreign laws and regulations may be difficult; and

  . overlap of different tax structures may subject us to additional taxes.

   We cannot be sure that any of these factors will not have a material adverse effect on our business, financial condition and results of operations. See "Business--Business Strategy."

An insufficient supply of cores could make it difficult or impossible for us to respond to customer demands.

   In our remanufacturing operations, we obtain cores from various sources, principally our existing aftermarket customers, which generally return cores when they purchase remanufactured products. As a result, GM SPO and Navistar each supplied greater than 10% of the cores used by us in fiscal year 2000. We also obtain cores from brokers who specialize in buying and selling cores. No single broker supplies us with more than 10% of those cores. We expect our recent acquisition of M&M Knopf to improve our ability to acquire cores. The ability to obtain cores of the types and quantities required by our business is essential to our ability to meet demand and expand production in our remanufacturing business. A sufficient supply of cores may not always be available to permit us to respond fully to customer demands for our remanufactured products.

   Shortages of cores could result from, among other things:

  . a time lag between the initial customer order for a remanufactured product and the return of cores for the products;

  . an inability to salvage cores for reuse due to excessive wear or deterioration; or

  . our inability to acquire cores because of loss or significant deterioration of our relationships with our customers.

   Although we believe that our relationships with several of our customers will continue to provide us with access to cores, we cannot be sure that we will continue to have an adequate supply of cores for our remanufactured products.

We are dependent on the availability of raw materials.

   We require substantial amounts of raw materials and substantially all raw materials we require are purchased from outside sources. The availability and prices of raw materials may be subject to curtailment or change due to, among other things, new laws or regulations, suppliers' allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and worldwide price levels. Any change in the supply of, or price for, these raw materials could materially affect our operating results.

We are subject to the effects of fluctuations in foreign exchange rates.

   We are exposed to fluctuations in foreign currencies as a significant portion of our revenue, and some of our costs, assets and liabilities, are denominated in currencies other than the U.S. dollar. Principal and interest on the notes will be payable in U.S. dollars. Our ability to pay interest and principal on the notes and our other principal indebtedness when due is dependent on the then current exchange rates between U.S. dollars, on the one hand, and the euro and other European as well as Asian currencies, on the other hand, which rates are and will be subject to fluctuation. About 22.3% of our net sales in fiscal year 2000 were derived from sales in foreign markets. We expect that our share of revenue in non-U.S. dollar denominated currencies will continue to increase in future periods. We cannot be sure, however, that exchange rate fluctuations will not have a material adverse effect on our results of operations and financial condition and, therefore, on our ability to make principal and interest payments on our indebtedness, including the notes, when due.

Environmental and health and safety liabilities and requirements could require us to incur material costs.

   We are subject to various U.S. and foreign laws and regulations relating to environmental protection and worker health and safety, including those governing:

  .discharges of pollutants into the air and water;

  .the management and disposal of hazardous substances; and

  .the cleanup of contaminated properties.

   The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental matters, including on-site and off-site disposal matters. For example, there are ongoing investigation and remediation activities in connection with several of our properties, and we have been identified as a potentially responsible party at two off-site disposal sites. Although virtually all of these matters are being handled by former owners of our various properties and businesses pursuant to indemnification and similar agreements, we could incur material costs in connection with these matters if these indemnities become inapplicable or unavailable.

   Based on our experience to date, we believe that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on our business, financial condition and results of operations. However, future events could require us to make additional expenditures to modify or curtail our operations, install pollution control equipment or investigate and cleanup contaminated sites, such as:

  .the discovery of new information concerning past releases of hazardous substances;

  .the discovery or occurrence of compliance problems relating to our operations;

  .changes in existing environmental laws or their interpretation; and

  .more rigorous enforcement by regulatory authorities.

Expenditures resulting from these events could have a material adverse effect on our business, financial condition and results of operations. See "Business-- Environmental Regulation."

We have a holding company structure and will depend on distributions from our operating subsidiaries to pay our existing notes and these notes. Contractual or legal restrictions applicable to our subsidiaries could limit distributions from them.

   We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the payment or other distributions to us of these earnings, to meet our obligations under our Senior Credit Facility, the 8 5/8% Senior Notes Due 2007, the 10 5/8% Senior Subordinated Notes Due 2006 and these notes. Provisions of law, like those requiring that dividends be paid only out of surplus, and provisions of our senior indebtedness limit the ability of our subsidiaries to make payments or other distributions to us. Our subsidiaries also could agree to other contractual restrictions on their ability to make distributions. See "Description of Other Indebtedness."

There is no public trading market for the new notes and an active trading market may not develop for the new notes.

   The old notes are currently eligible for trading in the PORTAL Market, a screen-based market operated by the National Association of Securities Dealers. The PORTAL market is limited to qualified institutional investors as defined by Rule 144A of the Securities Act. The new notes are new securities for which there is no established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market.

   Credit Suisse First Boston Corporation and Deutsche Banc Alex. Brown Inc. acted as initial purchasers in connection with the offer and sale of the old notes. The initial purchasers have informed us that they intend to make a market in the new notes. However, these initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the new notes.

Failure to tender your old notes for new notes could limit your ability to resell the old notes.

   The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. If you want to exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                                USE OF PROCEEDS

   We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive in exchange old notes of like principal amount, the terms of which are identical in all material respects, except for transfer restrictions and registration rights relating to the old notes, to the new notes. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

   The net proceeds from the sale of the old notes was about $157 million. We used about $138 million of the net proceeds from the sale of the old notes to repay a portion of the outstanding loans under our senior credit facility and about $19 million of the net proceeds from the sale of the old notes to retire our 8% Subordinated Debenture.

                                 CAPITALIZATION
                             (dollars in thousands)

   The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2001, on an actual basis and adjusted to give effect to the sale of the old notes. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Indebtedness" and our financial statements, the related notes and the other financial information included elsewhere in this prospectus.

                                                                March 31, 2001
                                                              ------------------
                                                               Actual  Pro Forma
                                                              -------- ---------
Cash and cash equivalents.................................... $ 14,398 $ 14,398
                                                              ======== ========
Debt:
  Senior Credit Facility(l).................................. $193,438 $ 55,098
  8% Subordinated Debenture(2)...............................   18,916      --
  8 5/8% Senior Notes Due 2007(3)............................  145,000  145,000
  Other Senior Debt and Capitalized Leases...................   38,875   38,875
  10 5/8% Senior Subordinated Notes Due 2006(4)..............  140,000  140,000
  11% Senior Subordinated Notes Due 2009(5)..................      --   162,852
                                                              -------- --------
    Total Debt...............................................  536,229  541,825
Stockholders' Equity(6)......................................  112,702  113,400
                                                              -------- --------
    Total Capitalization..................................... $648,931 $655,225
                                                              ======== ========

---------------------
(1) The senior credit facility provides for borrowings of up to $300,000 subject to specific requirements, including compliance with financial covenants. The loans under our senior credit facility mature on October 31, 2003. The weighted average interest rate on the amounts outstanding under our senior credit facility at March 31, 2001 was about 8.0%.
(2) The 8% Subordinated Debenture was issued to GM by Delco Remy America, Inc., on December 22, 1997 in a principal amount of $19,488 and matures on July 31, 2004. The 8% Subordinated Debenture bears interest, payable in cash, at the rate of 8% per year.
(3) The 8 5/8% Senior Notes Due 2007 were issued in 1997 in an aggregate principal amount of $145,000. The 8 5/8% Senior Notes Due 2007 accrue interest at the rate of 8 5/8% per annum and are due December 15, 2007. Interest on the 8 5/8% Senior Notes Due 2007 is payable in cash semi-annually. The 8 5/8% Senior Notes Due 2007 are fully and unconditionally guaranteed on a senior basis by our material domestic subsidiaries.
(4) The 10 5/8% Senior Subordinated Notes Due 2006 were issued in 1996 in an aggregate principal amount of $140 million. The 10 5/8% Senior Subordinated Notes Due 2006 accrue interest at the rate of 10 5/8% per annum and are due August 1, 2006. Interest on the 10 5/8% Senior Subordinated Notes is payable in cash semi-annually. The 10 5/8% Senior Subordinated Notes are fully and unconditionally guaranteed on a senior subordinated basis by our material domestic subsidiaries.
(5) Reflects issuance of $165,000 principal amount of 11% Senior Subordinated Notes Due 2009 at 98.698% of face value.
(6) Reflects the extraordinary gain, net of income tax, realized on the early retirement of our 8% Subordinated Debenture.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL DATA

   The following unaudited pro forma condensed consolidated financial data are based on our consolidated financial statements included elsewhere in this prospectus, adjusted to give effect to the acquisition of M.&M. Knopf Auto Parts, Inc., which we refer to as M&M Knopf, on March 10, 2000 and the sale of the old notes, which we refer to as the transactions, as described below.

   The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended July 31, 2000 has been adjusted to give effect to the transactions as if they had occurred on August 1, 1999. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2001 has been adjusted to give effect to the sale of the old notes as if it had occurred on January 1, 2001. The unaudited pro forma condensed consolidated balance sheet at March 31, 2001 has been adjusted to give effect to the sale of the old notes as if it had occurred on March 31, 2001.

   The unaudited pro forma condensed consolidated financial data do not purport to be indicative of the results of operations or financial position that would actually have been obtained if the transactions had occurred on the dates indicated or of the results of operations or financial position that may be obtained in the future. The unaudited pro forma condensed consolidated financial data are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, the related notes and the other financial information included elsewhere in this prospectus.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    For the Fiscal Year Ended July 31, 2000

                              Historical
                          --------------------                   Pro Forma
                                        M&M      Acquisition        for         Offering
                          Delco Remy  Knopf(a)  Adjustments(b)  Acquisition  Adjustments(c)  Pro Forma
                          ----------  --------  --------------  -----------  --------------  ----------
                                                   (dollars in thousands)
Net sales...............  $1,090,938  $41,568      $   --       $1,132,506      $    --      $1,132,506
Cost of goods sold......     862,172   27,205          --          889,377           --         889,377
                          ----------  -------      -------      ----------      --------     ----------
Gross profit............     228,766   14,363          --          243,129           --         243,129
Selling, general and
 administrative
 expenses...............     108,051    5,819          --          113,870           --         113,870
Amortization of goodwill
 and intangibles........       6,043      --           766 (1)       6,809           --           6,809
Non-recurring charge....      35,222      --           --           35,222           --          35,222
                          ----------  -------      -------      ----------      --------     ----------
Operating income........      79,450    8,544         (766)         87,228           --          87,228
Interest expense........     (48,766)    (415)      (3,187)(2)     (52,368)       (6,280)(1)    (58,648)
Non-operating income....         288      --           --              288           --             288
                          ----------  -------      -------      ----------      --------     ----------
Income (loss) before
 income taxes (benefit),
 minority interest in
 income of subsidiaries,
 loss from
 unconsolidated joint
 ventures and
 extraordinary item.....      30,972    8,129       (3,953)         35,148        (6,280)        28,868
Income taxes (benefit)..      11,460    3,080       (1,502)(3)      13,038        (2,324)(2)     10,714
Minority interest in
 income of
 subsidiaries...........      (6,742)     --           --           (6,742)          --          (6,742)
Loss from unconsolidated
 joint ventures.........        (352)     --           --             (352)          --            (352)
                          ----------  -------      -------      ----------      --------     ----------
Net income (loss) before
 extraordinary item.....      12,418    5,049       (2,451)         15,016        (3,956)        11,060
Extraordinary item:
 Gain on early
  extinguishment
  of debt...............         --       --           --              --            627(3)         627
                          ----------  -------      -------      ----------      --------     ----------
Net income (loss).......  $   12,418  $ 5,049      $(2,451)     $   15,016      $ (3,329)    $   11,687
                          ==========  =======      =======      ==========      ========     ==========
Other Financial Data:
 EBITDA(d)..............  $  111,907  $ 8,544      $   --       $  120,451      $    --      $  120,451
 Adjusted EBITDA(e).....     147,718    8,544          --          156,262           --         156,262
 Cash provided by (used
  in) operating
  activities............      69,718    5,049       (1,685)(4)      73,082        (4,489)(4)     68,593
 Cash used in investing
  activities............    (106,376)     --           --         (106,376)          --        (106,376)
 Cash provided by
  financing activities..      39,806      --           --           39,806         1,161 (5)     40,967
 Depreciation and
  amortization..........      32,169      --           766 (1)      32,935           --          32,935
 Capital expenditures...      38,371      --           --           38,371           --          38,371

---------------------
(a) This column provides the historical results of M&M Knopf for the period from August 1, 1999 through March 9, 2000. The results of M&M Knopf were included in our historical consolidated statements of operations from March 10, 2000, the closing date of the M&M Knopf acquisition.

(b) This column provides the purchase accounting adjustments and related income tax effect for the acquisition of M&M Knopf for the period from August 1, 1999 through March 9, 2000 as if the acquisition had occurred on August 1, 1999.
  (1) Represents goodwill recorded in the acquisition of about $37,600 amortized over a period of 30 years.
  (2) Represents the incremental interest expense associated with the cash purchase price of about $61,300, at an assumed interest rate of 8.5%.
  (3) Represents the incremental income tax benefit resulting from the above adjustments at an assumed effective tax rate of 38.0%.
  (4) Represents incremental interest payments net of the income tax benefit on the acquisition adjustments.
(c) This column provides adjustments to give effect to the sale of the old notes and the application of the proceeds as if they had occurred on August 1, 1999.
  (1) Represents interest expense on the notes of about $19,114, including amortization of deferred acquisition costs, at an interest rate of 11.0%, less the reduction in interest expense of about $11,275 at an assumed interest rate of 8.15% resulting from paying down the senior credit facility and the reduction in interest expense of about $1,559 from the retirement of our 8% Subordinated Debenture with the net proceeds.
  (2) Represents the income tax effect on the above adjustments at an assumed effective tax rate of 37.0%.
  (3) Represents the gain, net of income tax, realized on the early retirement of our 8% Subordinated Debenture.
  (4) Represents incremental interest payments, net of the income tax benefit, the extraordinary gain and payment of accrued interest on the 8% Subordinated Debenture.

  (5) Reflects payments and receipts on debt and for deferred financing costs as follows:

     11% Senior Subordinated Notes................................... $ 162,852
     Senior Credit Facility..........................................  (138,340)
     8% Subordinated Debenture.......................................   (17,790)
     Deferred financing costs........................................    (5,561)
                                                                      ---------
     Net change to cash provided by financing activities............. $   1,161
                                                                      =========

(d) EBITDA represents income before extraordinary item plus the sum of interest expense, income taxes, minority interest in income of subsidiaries, income
    (loss) from unconsolidated joint ventures, preferred dividend requirement of subsidiary, deemed dividend on preferred stock conversion and depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles or as an indicator of our operating performance or liquidity. We have presented EBITDA because it is commonly used by some investors to analyze a company's ability to service debt. The definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes and may not be comparable to EBITDA as defined by other companies.
(e) Adjusted EBITDA represents EBITDA plus the sum of non-cash post-retirement benefits other than pensions and non-recurring charges. Adjusted EBITDA was calculated as follows:

                                                                 Pro Forma
                                                                Fiscal Year
                                                            Ended July 31, 2000
                                                            -------------------
   EBITDA, as defined......................................      $120,451
   Non-cash post-retirement benefits other than pensions...           589
   Non-recurring charge....................................        35,222
                                                                 --------
   Adjusted EBITDA.........................................      $156,262
                                                                 ========

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                For the Three Month Period Ended March 31, 2001

                                            Historical
                                            ----------    Offering
                                            Delco Remy Adjustments(a) Pro Forma
                                            ---------- -------------- ---------
                                                  (dollars in thousands)
Net sales.................................   $261,663      $  --      $ 261,663
Cost of goods sold........................    213,376         --        213,376
                                             --------      ------     ---------
Gross profit..............................     48,287         --         48,287
Selling, general and administrative
 expenses.................................     28,140         --         28,140
Amortization of goodwill and intangibles..      1,289         --          1,289
                                             --------      ------     ---------
Operating income..........................     18,858         --         18,858
Interest expense..........................    (13,294)     (1,570)(1)   (14,864)
Non-operating expense.....................     (5,087)        --         (5,087)
                                             --------      ------     ---------
Income (loss) before income taxes
 (benefit), minority interest in income of
 subsidiaries, loss from unconsolidated
 joint ventures and extraordinary item....        477      (1,570)       (1,093)
Income taxes (benefit)....................        152        (502)(2)      (350)
Minority interest in income of
 subsidiaries.............................     (1,822)        --         (1,822)
Loss from unconsolidated joint ventures...       (391)        --           (391)
                                             --------      ------     ---------
Net income (loss) before extraordinary
 item.....................................     (1,888)     (1,068)       (2,956)
Extraordinary item:
 Gain on early extinguishment of debt.....        --          671(3)        671
                                             --------      ------     ---------
Net income (loss).........................   $ (1,888)     $ (397)    $  (2,285)
                                             ========      ======     =========
Other Financial Data:
 EBITDA(b)................................   $ 22,063      $  --      $  22,063
 Adjusted EBITDA(c).......................     22,992         --         22,992
 Cash used in operating activities........    (11,489)     (1,161)(4)   (12,650)
 Cash used in investing activities........     (5,937)        --         (5,937)
 Cash provided by financing activities....      8,076       1,161(5)      9,237
 Depreciation and amortization............      8,292         --          8,292
 Capital expenditures.....................      3,458         --          3,458

---------------------
(a) This column provides adjustments to give effect to the sale of the old notes and the application of the proceeds as if they had occurred on January 1, 2001.
  (1) Represents interest expense of about $4,779, including amortization of deferred acquisition costs, at an interest rate of 11.0%, less the reduction in interest expense of about $2,819 at an assumed interest rate of 8.15% resulting from paying down the senior credit facility and the reduction in interest expense of about $390 from retirement of our 8% Subordinated Debenture with the net proceeds.
  (2) Represents the income tax effect on the above adjustments at an assumed effective tax rate of 32.0%.
  (3) Represents the gain, net of income tax, realized on the early retirement of our 8% Subordinated Debenture.
  (4)  Represents payment of accrued interest on the 8% Subordinated
       Debenture.
  (5) Reflects payments and receipts on debt and for deferred financing costs as follows:

     11% Senior Subordinated Notes................................... $ 162,852
     Senior Credit Facility..........................................  (138,340)
     8% Subordinated Debenture                                          (17,790)
     Deferred financing costs........................................    (5,561)
                                                                      ---------
     Net change to cash provided by financing activities............. $   1,161
                                                                      =========

(b) EBITDA represents income before extraordinary item plus the sum of interest expense, income taxes, minority interest in income of subsidiaries, income
    (loss) from unconsolidated joint ventures, preferred dividend requirement of subsidiary, deemed dividend on preferred stock conversion and depreciation and amortization. EBITDA for the three months ended March 31, 2001 was reduced by non-recurring costs of $3.7 million incurred in connection with our going private transaction. Excluding these costs, EBITDA would have been $25.7 million. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles or as an indicator of our operating performance or liquidity. We have presented EBITDA because it is commonly used by some investors to analyze a company's ability to service debt. The definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes and may not be comparable to EBITDA as defined by other companies.
(c) Adjusted EBITDA represents EBITDA plus the sum of non-cash post-retirement benefits other than pensions and non-recurring charges. Adjusted EBITDA for the three months ended March 31, 2001 was reduced by non-recurring costs of $3.7 million incurred in connection with our going private transaction. Excluding these costs, Adjusted EBITDA would have been $26.7 million. Adjusted EBITDA was calculated as follows:

                                                                 Pro Forma
                                                             Three Month Period
                                                              Ended March 31,
                                                                    2001
                                                             ------------------
   EBITDA, as defined.......................................      $22,063
   Non-cash post-retirement benefits other than pensions....          929
   Non-recurring charge.....................................           --
                                                                  -------
   Adjusted EBITDA..........................................      $22,992
                                                                  =======

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 2001
                                 (in thousands)

                                                                      Pro Forma
                                                         Offering      for the
                                             Historical Adjustments   Offering
                                             ---------- -----------   ---------
                   ASSETS
Current assets:
  Cash and cash equivalents.................  $ 14,398    $   --      $ 14,398
  Trade accounts receivable, net............   188,909        --       188,909
  Other receivables.........................    16,887        --        16,887
  Inventories...............................   300,857        --       300,857
  Deferred income taxes.....................    16,383        --        16,383
  Other current assets......................    11,157        --        11,157
                                              --------    -------     --------
    Total current assets....................   548,591        --       548,591
  Property and equipment....................   306,302        --       306,302
  Less accumulated depreciation.............   111,857        --       111,857
                                              --------    -------     --------
  Property and equipment, net...............   194,445        --       194,445
  Deferred financing costs..................     8,251      5,561 (a)   13,812
  Goodwill (net of accumulated
   amortization)............................   168,503        --       168,503
  Investments in joint ventures.............     8,962        --         8,962
  Other assets..............................     7,121        --         7,121
                                              --------    -------     --------
    Total assets............................  $935,873    $ 5,561     $941,434
                                              ========    =======     ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................  $155,979    $   --      $155,979
  Accrued interest payable..................     7,880     (1,161)(b)    6,719
  Accrued non-recurring charges.............     7,977        --         7,977
  Other liabilities and accrued expenses....    43,148        428 (c)   43,576
  Current debt..............................     7,583        --         7,583
                                              --------    -------     --------
    Total current liabilities...............   222,567       (733)     221,834
Deferred income taxes.......................     9,981        --         9,981
Long-term debt, less current portion........   528,646      5,596 (d)  534,242
Post-retirement benefits other than
 pensions...................................    23,723        --        23,723
Accrued pension benefits....................     4,860        --         4,860
Other noncurrent liabilities................     4,897        --         4,897
Minority interest in subsidiaries...........    28,497        --        28,497
Stockholders' equity:
  Preferred stock - Series A................        21        --            21
  Common stock:
    Class A shares..........................       --         --           --
    Class B shares..........................         1        --             1
    Class C shares..........................         2        --             2
  Paid-in-capital...........................   231,752        --       231,752
  Retained deficit..........................   (94,962)       698 (e)  (94,264)
  Accumulated other comprehensive loss......   (24,112)       --       (24,112)
                                              --------    -------     --------
    Total stockholders' equity..............   112,702        698      113,400
                                              --------    -------     --------
    Total liabilities and stockholders'
     equity.................................  $935,873    $ 5,561     $941,434
                                              ========    =======     ========

---------------------
(a) Represents deferred financing costs related to the Offering.
(b) Represents payment of accrued interest relating to the early retirement of our 8% Subordinated Debenture.
(c) Represents income tax payable relating to the extraordinary gain realized on the early retirement of our 8% Subordinated Debenture.
(d) Details regarding the changes to our long-term debt (excluding current portion) are as follows:

   Total long-term debt (historical)................................  $ 528,646
   11% Senior Subordinated Notes Due 2009...........................    162,852
   8% Subordinated Debenture........................................    (18,916)
   Senior Credit Facility...........................................   (138,340)
                                                                      ---------
   Pro forma for the Offering.......................................  $ 534,242
                                                                      =========

(e) Represents the extraordinary gain relating to the early retirement of our 8% Subordinated Debenture net of income taxes at a marginal rate of 38.0%.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

   The following table sets forth selected financial data for our company. The data for the five fiscal years is derived from our audited financial statements. The data for the three months ended March 31, 2001 and 2000 is derived from our unaudited condensed consolidated financial statements. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, the related notes and the other financial information included elsewhere in this prospectus.

                                                                             Three Months Three Months
                                   Fiscal Year Ended July 31                    Ended        Ended
                         --------------------------------------------------   March 31,    March 31,
                           1996      1997      1998      1999       2000         2001         2000
                         --------  --------  --------  --------  ----------  ------------ ------------
                                           (dollars in thousands)
Statement of Operations
 Data:
 Net sales.............. $636,852  $689,787  $815,313  $953,706  $1,090,938    $261,663     $276,115
 Gross profit...........  122,520   141,254   147,515   182,804     228,766      48,287       61,501
 Selling, general and
  administrative
  expenses..............   70,572    77,645    76,937    88,795     108,051      28,140       27,552
 Amortization of
  goodwill and
  intangibles...........    3,168     3,154     3,478     5,203       6,043       1,289        1,445
 Non-recurring charges..    8,101    34,500    26,515       --       35,222         --           --
 Operating income.......   40,679    25,955    40,585    88,806      79,450      18,858       32,504
 Interest expense.......   27,367    38,774    40,291    45,505      48,766      13,294       11,103
 Income (loss) from
  continuing
  operations............    5,796   (10,263)   (2,187)   28,346      12,418      (1,888)      11,401
 Loss from discontinued
  operations, net of
  tax...................  (10,637)   (1,682)      --        --          --          --           --
 Net income (loss)......   (4,841)  (14,296)   (4,020)   28,346      12,418      (1,888)      11,401
Other Financial Data:
 EBITDA(a).............. $ 59,525  $ 50,360  $ 57,226  $112,367  $  111,907    $ 22,063       40,690
 Adjusted EBITDA(b).....   71,378    89,351    87,559   116,922     147,718      22,992       41,663
 Cash provided by (used
  in) operating
  activities............     (684)   22,537   (11,306)   43,086      69,718     (11,489)      19,204
 Cash used in investing
  activities............  (54,761)  (74,087)  (69,267)  (73,387)   (106,376)     (5,937)     (68,401)
 Cash provided by
  financing activities..   56,490    57,786    79,123    38,048      39,806       8,076       55,661
 Depreciation and
  amortization..........   18,846    22,323    17,069    23,561      32,169       8,292        8,573
 Capital expenditures...   32,741    31,888    24,190    25,066      38,371       3,458        7,163
 EBITDA margin..........      9.3%      7.3%      7.0%     11.8%       10.3%        8.4%        14.7%
 Adjusted EBITDA
  margin................     11.2%     13.0%     10.7%     12.3%       13.5%        8.8%        15.1%
 Ratio of Adjusted
  EBITDA to interest
  expense...............      2.6x      2.3x      2.2x      2.6x        3.0x        1.7x         3.8x
 Ratio of total debt to
  Adjusted EBITDA.......      4.2x      4.1x      4.5x      3.8x        3.3x        NA            NA
 Ratio of earnings to
  fixed charges(c)......      1.3x      --        --        1.9x        1.6x        1.0x         2.8x

                                           July 31
                         --------------------------------------------- March 31, March 31,
                           1996     1997      1998     1999     2000     2001      2000
                         -------- --------  -------- -------- -------- --------- ---------
                                              (dollars in thousands)
Balance Sheet Data:
 Working capital........ $113,801 $154,041  $199,460 $242,349 $272,661 $326,024  $299,605
 Total assets...........  475,082  570,569   684,997  782,663  889,240  935,873   897,721
 Total debt.............  298,796  363,768   395,754  447,527  491,724  536,229   508,702
 Total stockholders'
  equity (deficit)......    1,589   (9,797)   84,240  109,520  117,826  112,702   131,582

--------
(a) EBITDA represents income before extraordinary item plus the sum of interest expense, income taxes, minority interest in income of subsidiaries, income
    (loss) from unconsolidated joint ventures, preferred dividend requirement of subsidiary, deemed dividend on preferred stock conversion and depreciation and amortization, plus, in fiscal years 1996 and 1997, loss from discontinued operations, net of tax. EBITDA for the three months ended March 31, 2001 was reduced by non-recurring costs of $3.7 million incurred in connection with our going private transaction. Excluding these costs, EBITDA would have been $25.7 million. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities prepared in accordance with generally accepted accounting principles or as an indicator of our operating performance or liquidity. We have presented EBITDA because it is commonly used by some investors to analyze a company's ability to service debt. The definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes and may not be comparable to EBITDA as defined by other companies.
(b) Adjusted EBITDA represents EBITDA plus non-cash post-retirement benefits other than pensions plus non-recurring charges. Adjusted EBITDA for the three months ended March 31, 2001 was reduced by non-recurring costs of $3.7 million incurred in connection with our going private transaction. Excluding these costs, Adjusted EBITDA would have been $26.7 million. Adjusted EBITDA was calculated as follows:

                                     Fiscal Year Ended July 31          Three Months   Three Months
                             -----------------------------------------     Ended          Ended
                              1996    1997    1998     1999     2000   March 31, 2001 March 31, 2000
                             ------- ------- ------- -------- -------- -------------- --------------
                                                       (dollars in thousands)
   EBITDA, as defined......  $59,525 $50,360 $57,226 $112,367 $111,907    $22,063        $40,690
   Non-cash post-retirement
    benefits other than
    pensions...............    3,752   4,491   3,818    4,555      589        929            973
   Non-recurring charges...    8,101  34,500  26,515      --    35,222        --             --
                             ------- ------- ------- -------- --------    -------        -------
   Adjusted EBITDA.........  $71,378 $89,351 $87,559 $116,922 $147,718    $22,992        $41,663
                             ======= ======= ======= ======== ========    =======        =======

(c) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges, minority interest in income of subsidiaries and income (loss) from unconsolidated joint ventures. Fixed charges include preferred dividend requirement of subsidiary, deemed dividend on preferred stock conversion, interest expense and the portion of operating rents that is deemed representative of an interest factor. Our earnings were insufficient to cover our fixed charges by $13.5 million and $3.9 million during fiscal years 1997 and 1998, respectively.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with and is qualified in its entirety by reference to our consolidated financial statements and accompanying notes. Except for historical information, the discussions in this section contain forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below.

   We changed our fiscal year to December 31, effective August 1, 2000. Prior to August 1, 2000, our fiscal year ended on July 31. Accordingly, our audited financial statements include a balance sheet at December 31, 2000 and statements of operations, stockholders' equity and cash flows for the five-month transition period ended December 31, 2000. For comparative purposes, we have included unaudited statements of operations and cash flows for the five-month period ended December 31, 1999.

Overview

   We manufacture and remanufacture electrical and powertrain/drivetrain components for the aftermarket and OEM market and provide core exchange services. We sell our products principally in North America, Europe, Latin America and Asia-Pacific to OEMs, warehouse distributors and retail automotive parts chains.

   The aftermarket is highly fragmented and competitive. We believe that aftermarket suppliers are consolidating. We believe that this consolidation is occurring, in part, because of higher quality demands for remanufactured products, which may be more expensive or technically difficult for smaller remanufacturers to meet. We plan to continue to increase our penetration of the aftermarket through internal growth and strategic acquisitions.

   The demand for components in the OEM market is cyclical. We believe that opportunities for growth in the OEM market will continue to come primarily through the introduction of new products and expansion of our global operations. We believe that our aftermarket and OEM products are complementary and provide us with a competitive advantage in meeting customer needs and maintaining the high levels of expertise necessary to compete successfully in both markets. We believe that the high capability and expertise required to meet the stringent technology and quality requirements of OEM customers provides us with a competitive advantage in the development and production of products for the aftermarket.

   The primary components of the cost of goods sold in our products include component parts, material, labor costs, overhead and the cost of cores. Although the availability and cost of cores fluctuate based on supply and demand, our relationships with dealers and other customers have historically provided us with sufficient access to cores at favorable prices. We believe that our recent acquisition of M&M Knopf, one of the world's largest automotive components recovery and exchange companies, will provide us with a key competitive advantage in the area of core management.

   About 13% of our domestic hourly labor force is represented by the UAW. In June 2000, we signed a new two-year extension to the previous four-year master agreement with the UAW. Wage and benefit increases under the agreement generally follow the same pattern as the prior agreement and, as a result, we will experience higher wage and benefit rates in future periods. Under provisions of the agreement, we and the UAW developed special programs of incentives for hourly employees who agree to leave us. The cost of these programs is included in the non-recurring charge in fiscal year 2000 described below. We have implemented our strategy of shifting production to focus factories, which we believe has reduced costs and will continue to reduce costs as these focus factories continually improve and implement lean manufacturing concepts.

   Since 1994, we have successfully acquired and integrated 15 strategic businesses and entered into six joint ventures. These acquisitions and joint ventures have enabled us to broaden our product line, expand our manufacturing and remanufacturing capability, extend our participation in international markets and increase our penetration of the retail automotive parts channel. As a result, sales to our customers other than GM have increased from 41% of our total sales in fiscal year 1995 to 70% in fiscal year 2000. We have also increased sales outside of the Class 8 heavy duty truck market from 87% of our total sales in fiscal year 1995 to 91% in fiscal year 2000.

   In fiscal year 2000, we completed the acquisitions of Engine Master, M&M Knopf and Elmot-DR, Sp z.o.o, which we refer to as Elmot. Results for these businesses are reflected in our results of operations effective as of their respective acquisition dates. The acquisitions completed in fiscal year 1999, including Williams Technologies and Delco Remy Korea, provided a full-year contribution to our results in fiscal year 2000. Results for M&M Knopf and Elmot are not reflected in the results for the five-month period ended December 31, 1999.

   GM accounted for about 45% of our total OEM net sales in fiscal year 2000. GM SPO accounted for about 15% of our total aftermarket net sales in fiscal year 2000. In connection with our separation from GM, GM entered into long-term contracts to purchase from us 100% of its North American requirements for automotive starters (other than for Saturn and Geo) and 100% of its U.S. and Canadian requirements for heavy duty starters and alternators. GM's obligation to purchase automotive starters from us terminates on August 31, 2008. GM's obligation to purchase heavy duty starters and alternators from us terminated on July 31, 2000. GM's commitments to purchase products from us in the future are subject to those products remaining competitive as to price, technology and design. See "Business--Customers." We cannot be sure that GM will not develop alternative sources for components currently produced by us and purchase some or all of its requirements for starters and alternators from these alternative sources.

   In addition, GM SPO has been designated as an exclusive distributor of a significant amount of our automotive and as a distributor of our heavy duty aftermarket products. GM SPO has agreed to provide us with purchasing support, which enables us to obtain raw materials at competitive prices. Our exclusive distribution arrangements with GM SPO for our automotive aftermarket products terminates on July 31, 2009. Our distribution arrangement with GM SPO is continuously renewable on an annual basis for our heavy duty aftermarket products.

   In May 2000, we completed a plan for the realignment of some of our manufacturing facilities in the United States, Canada and the United Kingdom. A one-time charge of $35.2 million was recorded in the fourth quarter of fiscal year 2000 for the estimated cost of the plan, which included various employee separation programs and the write-down of some production assets. Cash payments relative to this charge were $5.0 million in fiscal year 2000 and $16.0 million in the five months ended December 31, 2000. Payments are expected to approximate $3.1 million, $2.8 million and $200,000 in calendar years 2001, 2002 and 2003, respectively.

   In fiscal year 1998, we developed a plan to restructure our workforce to a level that should enable it to realize better efficiency. The plan included a buyout provision for the hourly workforce designed to assist those employees with their transition from our company. This program was completed in fiscal year 1999. We incurred a non-recurring charge of $26.5 million as a result of this action, and we established a reserve in that amount. We reduced this reserve through cash payments of $10.0 million in fiscal year 1998, $11.6 million in fiscal year 1999 and $3.9 million in fiscal year 2000. We paid an additional $900,000 in the five months ended December 31, 2000 and $200,000 is expected to be paid in calendar year 2001.

   The following table sets forth statements of operations data expressed as a percentage of sales:

                           Three Months Ended     Five Months Ended   Fiscal Year Ended
                                March 31             December 31           July 31
                           ---------------------  ------------------  -------------------
                             2001        2000       2000      1999    2000   1999   1998
                           ---------   ---------  --------  --------  -----  -----  -----
Net sales................      100.0%      100.0%    100.0%    100.0% 100.0% 100.0% 100.0%
Cost of goods sold.......       81.5        77.7      80.2      79.8   79.0   80.8   81.9
                           ---------   ---------  --------  --------  -----  -----  -----
Gross profit.............       18.5        22.3      19.8      20.2   21.0   19.2   18.1
Selling, general and ad-
 ministrative expenses...       10.8        10.0      10.0      10.2    9.9    9.3    9.4
Amortization of goodwill
 and intangibles.........        0.5         0.5       0.6       0.5    0.6    0.6    0.4
Non-recurring charges....        --          --        --        --     3.2    --     3.3
                           ---------   ---------  --------  --------  -----  -----  -----
Operating income.........        7.2        11.8       9.2       9.5    7.3    9.3    5.0
Interest expense and
 other non-operating
 items...................       (7.0)       (4.2)     (4.9)     (4.4)  (4.5)  (4.8)  (5.0)
                           ---------   ---------  --------  --------  -----  -----  -----
Income (loss) before
 income taxes (benefit),
 minority interest in
 income of subsidiaries,
 income (loss) from
 unconsolidated joint
 ventures, preferred
 dividend requirement of
 subsidiary, deemed
 dividend on preferred
 stock conversion and
 extraordinary item......        0.2         7.6       4.3       5.1    2.8    4.5    --
Income taxes (benefit)...        0.1         2.9       1.4       1.9    1.1    1.7    --
Minority interest in
 income of subsidiaries..       (0.7)       (0.6)     (0.6)     (0.7)  (0.6)  (0.4)  (0.3)
Income (loss) from
 unconsolidated joint
 ventures................       (0.1)        --       (0.1)      --     --     0.6    0.3
Preferred dividend
 requirement of
 subsidiary..............        --          --        --        --     --     --    (0.1)
Deemed dividend on
 preferred stock
 conversion..............        --          --        --        --     --     --    (0.2)
                           ---------   ---------  --------  --------  -----  -----  -----
Income (loss) before
 extraordinary item......       (0.7)        4.1       2.2       2.5    1.1    3.0   (0.3)
Extraordinary item:
  Write-off of debt
   issuance costs, net of
   applicable income tax
   benefit...............        --          --        --        --     --     --    (0.2)
                           ---------   ---------  --------  --------  -----  -----  -----
Net income (loss)........       (0.7)%       4.1%      2.2%      2.5%   1.1%   3.0%  (0.5)%
                           =========   =========  ========  ========  =====  =====  =====

Three Months Ended March 31, 2001 Compared to Three Months Ended March 31, 2000

 Net Sales

   Net sales of $261.7 million declined $14.5 million, or 5.2%, due to lower demand in the heavy duty and automotive OEM markets ($38.0 million), partially offset by sales of M&M Knopf and Elmot, which we acquired in 2000, and XL, which we acquired in February 2001 ($14.7 million) and increased demand in the electrical and powertrain/drivetrain products aftermarket ($9.1 million).

 Gross Profit

   Gross profit of $48.3 million was down $13.2 million, or 21.5%, and as a percentage of net sales was 18.5% compared with 22.3% in the first quarter of 2000. These declines were due to lower volume and product mix in the heavy duty and automotive OEM markets ($12.1 million) and lower product mix and higher warranty costs in the aftermarket businesses ($1.6 million), partially offset by the effect of acquisitions ($1.9 million).

 Selling, General and Administrative Expenses

   Selling, general and administrative (SG&A) expenses increased $0.6 million, or 2.1%, and as a percentage of net sales were 10.8% compared with 10.0% in the first quarter of 2000. Control of spending throughout the Company was largely offset by increases associated with acquisitions.

 Operating Income

   Operating income of $18.9 million declined $13.6 million, or 42.0%, and as a percentage of sales was 7.2% versus 11.8% in the first quarter of 2000. This decline reflected the sales, gross profit and SG&A issues discussed above.

 Interest Expense

   Interest expense of $13.3 million in the first quarter of 2001 compares with $11.1 million in the comparable period of 2000. This increase was due to higher average levels of debt to fund acquisitions ($0.9 million) and operations ($0.9 million), rate increases by the Federal Reserve ($0.2 million) and interest rate swaps ($0.2 million).

 Other Non-Operating Expense

   Non-operating expense in the first quarter of 2001 consists primarily of one-time expenses associated with the merger and tender offer transactions ($3.7) and realized losses on non-deliverable currency forward contracts entered into as a hedge against fluctuations between the South Korean Won and U.S. dollar ($1.7 million).

 Income Taxes

   Our consolidated effective income tax rate was approximately 32% in the first quarter of 2001 compared with approximately 37% in the first quarter of 2000. This reduction reflects the implementation of various tax planning initiatives and increased utilization of certain foreign subsidiaries.

Five Months Ended December 31, 2000 Compared to Five Months Ended December 31, 1999

 Net Sales

   Net sales of $443.1 million declined $3.7 million, or 0.8%, due to lower demand from customers in the heavy duty OEM market ($23.6 million), reduced orders from GM and other customers in the OEM automotive products market ($4.3 million) and lower demand for powertrain/drivetrain products in the aftermarket ($3.1 million). These factors were mostly offset by sales of M&M Knopf ($23.9 million), which we acquired in March 2000, and increased volume in the electrical products aftermarket ($3.4 million).

 Gross Profit

   Gross profit of $87.6 million declined $2.9 million, or 3.2%, and as a percentage of sales declined to 19.8% in the five-month period of 2000 from 20.2% in the comparable period of 1999. The decline in gross profit was due to lower volume and product mix in the heavy duty OEM market ($9.4 million), lower volume in the powertrain/drivetrain aftermarket ($1.8 million) and lower volume and product mix in the OEM automotive market ($1.1 million). Cost improvements, including realization of cost savings associated with the June 2000 manufacturing realignment, mitigated these volume and product mix declines. Increased volume in the electrical aftermarket ($5.3 million) and the acquisition of M&M Knopf ($4.1 million) favorably impacted gross profit. The decline in gross profit as a percentage of sales reflects the effect of lower volume on fixed manufacturing costs and unfavorable product mix, largely offset by cost improvements throughout our company.

 Selling, General and Administrative Expenses

   SG&A expenses declined $1.3 million, or 2.9%, and as a percentage of sales, improved from 10.2% in the five-month period of 1999 to 10.0% in the comparable period of 2000. These improvements were driven primarily by cost reductions associated with the June 2000 realignment that were partially offset by increased costs associated with the acquisition of M&M Knopf.

 Operating Income

   Operating income of $40.8 million declined $1.7 million, or 4.1%, from $42.5 million in the five-month period of 1999. This decrease reflects the sales volume, product mix and cost issues discussed above.

 Interest Expense

   Interest expense increased $2.1 million, or 10.9%, in the five months ended December 31, 2000. This increase was due primarily to higher levels of debt we incurred to finance acquisitions ($2.1 million) and higher rates reflecting increases by the Federal Reserve.

 Non-operating Income (Expense)

   Non-operating income in the five-month period of 2000 included a $0.6 million business dissolution fee from a customer and a foreign currency transaction gain realized by our South Korean subsidiary on the settlement of U.S. dollar denominated accounts receivable which was partially offset by realized losses on non-deliverable forward contracts on the South Korean Won entered into as a hedge against these transactions. The net foreign currency transaction gain was approximately $0.5 million. These items were offset by one-time expenses associated with the merger and tender offer transactions of approximately $1.1 million.

 Income Taxes

   Our consolidated effective income tax rate of 32.0% in the five-month period ended December 31, 2000 compares with 37.9% in the comparable period of 1999. This decrease reflects implementation of various tax planning initiatives and acquisitions of foreign subsidiaries with lower rates.

 Net Income

   Net income of $9.7 million, or $0.37 per share on a diluted basis, compares with $11.2 million, or $0.43 per share on a diluted basis. This decline reflects lower sales volume, partially offset by cost improvements, non-operating income and the lower effective income tax rate.

Fiscal Year Ended July 31, 2000 Compared to Fiscal Year Ended July 31, 1999

 Net Sales

   Net sales of $1,090.9 million increased $137.2 million, or 14.4%, due primarily to the effect of fiscal year 2000 and 1999 acquisitions ($93.1 million) and increased demand for electrical and powertrain/drivetrain products in the aftermarket ($26.5 million) and automotive products in the OEM market ($17.6 million). Sales in the heavy duty OEM market were down marginally due to lower customer production. Price increases did not have a significant effect on year-over-year sales as we continued to face price pressures in most of our markets.

 Gross Profit

   Gross profit of $228.8 million increased $46.0 million, or 25.1%, and as a percentage of sales improved from 19.2% to 21.0%. The increase in gross profit was due primarily to acquisitions ($30.7 million) and sales growth in the electrical aftermarket ($13.6 million) and automotive OEM market ($7.0 million), partially offset by lower demand and margins in the heavy duty OEM market ($4.8 million). The improvement in gross profit as a percentage of sales was due primarily to the integration of strategic acquisitions, productivity improvements realized from lean manufacturing initiatives and the leveraging of higher production volume on fixed costs.

 Selling, General and Administrative Expenses

   SG&A expenses increased $19.3 million, or 21.7%, and as a percentage of net sales, were 9.9% in fiscal year 2000 compared with 9.3% in fiscal year 1999. These increases were the result of acquisitions and costs related to implementation of enterprise-wide systems.

 Operating Income

   Operating income of $79.5 million declined $9.4 million, or 10.5%, from $88.8 million in fiscal year 1999. Excluding the effect of the non-recurring charge of $35.2 million in fiscal year 2000, operating income increased $25.9 million, or 29.1%, and as a percentage of sales improved from 9.3% in fiscal year 1999 to 10.5% in fiscal year 2000. This increase reflects the sales growth, gross margin improvement and SG&A expense issues discussed above.

 Interest Expense

   Interest expense increased $3.3 million, or 7.2%, in fiscal year 2000. This increase was due primarily to higher average levels of debt incurred to finance acquisitions ($2.7 million) and higher rates reflecting increases by the Federal Reserve.

 Income Taxes

   Our consolidated effective income tax rate of 37.0% in fiscal year 2000 compares with 38.0% reported in fiscal year 1999. This decrease reflects implementation of various tax planning initiatives and acquisitions of foreign subsidiaries with lower rates. Foreign subsidiaries should continue to favorably impact the effective rate in future years.

 Minority Interest in Income of Subsidiaries

   Minority interests' share of earnings of our consolidated subsidiaries was $6.7 million in fiscal year 2000 compared with $3.9 million in fiscal year 1999. This increase reflects the consolidation of Delco Remy Korea effective in the fourth quarter of fiscal year 1999.

 Income (Loss) from Unconsolidated Joint Ventures

   The loss of $0.4 million in fiscal year 2000 compares with income of $5.4 million in fiscal year 1999. This change reflects the consolidation of Delco Remy Korea, which was previously accounted for under the equity method.

 Net Income

   Net income of $12.4 million, or $0.48 per share on a diluted basis, compares with $28.3 million, or $1.09 per share on a diluted basis. Excluding the after-tax effect of the non-recurring charges, net income of $34.6 million, or $1.33 per share, increased 22.1% and 22.0%, respectively.

Fiscal Year Ended July 31, 1999 Compared to Fiscal Year Ended July 31, 1998

 Net Sales

   Net sales of $953.7 million increased $138.4 million, or 17.0%, due primarily to increased demand for both automotive and heavy duty electrical products in the OEM market ($64.8 million), the effect of the fiscal year 1999 and 1998 acquisitions ($61.1 million) and increased demand for electrical and powertrain/drivetrain products in the aftermarket ($12.5 million). Price increases did not have a significant effect on year-over-year sales. A prolonged strike by GM reduced fiscal year 1998 sales an estimated $22.3 million.

 Gross Profit

   Gross profit of $182.8 million increased $35.3 million, or 23.9%, and as a percentage of sales improved from 18.1% in fiscal year 1998 to 19.2% in fiscal year 1999. The increase in gross profit dollars was due primarily to acquisitions in fiscal years 1999 and 1998 ($15.7 million) and sales growth in the aftermarket ($15.5 million) and OEM market ($4.1 million) (including the effect of the GM strike in fiscal year 1998). The improvement in gross profit as a percentage of sales reflects the realization of cost efficiencies generated by the OEM restructuring, including successful integration of the new focus factories, and the effect of certain aftermarket and foreign acquisitions which generate higher gross profit percentages.

 Selling, General and Administrative Expenses

   SG&A expenses increased $11.9 million, or 15.4%, and as a percentage of net sales were 9.3% in fiscal year 1999 compared with 9.4% in fiscal year 1998. The cost structure of certain acquisitions completed in fiscal years 1999 and 1998 partially offset sales growth and effective control of costs.

 Operating Income

   Operating income of $88.8 million in fiscal year 1999 compares with $40.6 million in fiscal year 1998. Excluding the effect of the non-recurring charge in fiscal year 1998, operating income increased $21.7 million, or 32.3%, and as a percentage of sales improved from 8.2% in fiscal year 1998 to 9.3% in fiscal year 1999. This increase reflects the sales growth, profitability improvements and cost control items discussed above. The GM strike reduced operating income by an estimated $8.6 million in fiscal year 1998.

 Interest Expense

   Interest expense increased $5.2 million, or 12.9%, in fiscal year 1999. This increase was due primarily to higher average levels of debt incurred to finance acquisitions. Operations generated sufficient cash to otherwise reduce utilization of our senior credit facility. In addition, our overall average interest rate declined year-over-year.

 Income Taxes

   Our consolidated effective income tax rate of 38.0% in fiscal year 1999 compares with 38.8% reported in fiscal year 1998. This decrease reflects implementation of various tax planning initiatives.

 Income From Unconsolidated Joint Ventures

   Our share of the earnings of our unconsolidated joint ventures of $5.4 million in fiscal year 1999 compares with $2.6 million in fiscal year 1998. The increase was primarily attributable to Delco Remy Korea.

 Net Income (Loss)

   As a result of the items discussed above, net income of $28.3 million in fiscal year 1999 compares with the net loss of $4.0 million in fiscal year 1998. Excluding the after-tax effect of the non-recurring charges, net income was $12.2 million in fiscal year 1998.

Liquidity and Capital Resources

   Our short-term liquidity needs include required debt service (including capital lease payments), day-to-day operating expenses, working capital requirements and the funding of capital expenditures. Cash interest payments are expected to approximate $55.0 million in calendar year 2001. Long-term liquidity requirements include principal payments of long-term debt and the funding of acquisitions. Note 6 to our consolidated financial statement presents our principal payments on long-term debt and capital lease obligations. Our principal sources of cash to fund our short-term liquidity needs consist of cash generated by operations and borrowings under our senior credit facility. At March 31, 2001, borrowings under our senior credit facility were $193.4 million, leaving $94.7 million available under the $300 million facility, net of lines of credit. At December 31, 2000, borrowings under the senior credit facility were $182.4 million, leaving $105.7 million available under the $300 million facility, net of lines of credit.

   In connection with our separation from GM, one of our subsidiaries issued a contingent purchase price note to GM payable beginning in 2004. The amount of the payment will be based upon a percentage of our average earnings over the three-year period ending December 31, 2003 in excess of certain imputed earnings. It is not currently possible to estimate the amount of payments, if any, payable under this note. See "Description of Other Indebtedness--GM Contingent Purchase Price Note." We will also be required to make additional payments in connection with our acquisitions of M&M Knopf, Delco Remy Mexico, Delco Remy Korea and AMT. We expect that the aggregate amount of these additional payments will be in the range of $15 million to $40 million, payable over about four years. We granted put/call options in connection with the acquisitions of World Wide Automotive and Power Investments that became exercisable in February 2001 for World Wide Automotive and March 2001 for Power Investments. The exercise prices that we would be required to pay upon exercise of the put options, which are based on earnings formulas, are currently estimated to be about $26 million in total for the two acquisitions. The payments will be added to the goodwill recorded for each acquisition and amortized over our remaining useful life.

   Cash used in operating activities in the first quarter ended March 31, 2001 was $11.5 million compared with cash provided of $19.2 million in the first quarter of 2000. Accounts receivable increased $15.4 million in the first quarter of 2001 due primarily to XL's first quarter sales, sales of previously consigned inventory to certain aftermarket customers and timing of payments from OE customers. The $13.1 million decrease in the first quarter of 2000 primarily reflected one-time accelerated payments from certain customers. The $16.6 million increase in inventory in the first quarter of 2000 was due primarily to an increase in core returns from customers. Accounts payable increased $7.2 million in the first quarter of 2000 due primarily to changes in terms with certain suppliers.

   Acquisitions included XL in the first quarter of 2001 and M&M Knopf in 2000. The higher level of capital expenditures in 2000 was due to enterprise-wide system implementations and equipment supporting new products and customers.

   Net borrowings under our revolving line of credit and other debt of $8.8 million was $46.8 million below the prior year's first quarter due to lower expenditures on acquisitions and capital, partially offset by cash used in operating activities.

   Cash used in operating activities during the five months ended December 31, 2000 of $15.4 million reflects cash generated from earnings adjusted for non-cash items offset by increased working capital (primarily inventory) and cash payments relative to the manufacturing realignment. The inventory increase was due primarily to higher average return rates on cores and lower customer demand.

   Capital expenditures of $11.8 million during the transition period were for production equipment, tooling and enterprise-wide systems.

   Cash provided by financing activities was generated entirely from our senior credit facility.

   Cash provided by operating activities of $69.7 million in fiscal year 2000 compares with $43.1 million in fiscal year 1999. This improvement was due primarily to increased earnings excluding the non-recurring charge and non-cash items. Earnings growth of $6.3 million excluding the non-recurring charge included the results of Delco Remy Korea, which we reported as an unconsolidated joint venture in fiscal year 1999, a $8.6 million increase in depreciation and amortization expense, a $2.8 million increase in minority interest and a $5.8 million decline in earnings of joint ventures. Excluding the amounts recorded from acquisitions, net working capital increased $19.3 million in fiscal year 2000 compared to a $6.1 million increase in fiscal year 1999.

   Accounts receivable increased $1.6 million due primarily to very strong shipments in the fourth quarter. Collections improved overall in fiscal year 2000. The $4.6 million decline in fiscal year 1999 was due primarily to strong fourth quarter collections. Inventories increased $18.2 million in fiscal year 2000 due primarily to delayed product pull from aftermarket customers. The $17.7 million increase in fiscal year 1999 reflected support for sales growth in the electrical aftermarket. Accounts payable increased $15.8 million in fiscal year 2000 and $13.6 million in fiscal year 1999. The $15.4 million increase in other current assets in fiscal year 2000 reflects non-cash charges to the reserve for non-recurring items and decreases in other accrued expenses. The decline in other non-current assets and liabilities of $12.2 million in fiscal year 2000 was due primarily to the net change in non-current deferred income taxes.

   Cash used in investing activities was $106.4 million in fiscal year 2000 compared with $73.4 million in fiscal year 1999. Acquisitions in fiscal year 2000 included M&M Knopf, Engine Master and Elmot, all of which we funded with proceeds from the senior credit facility. Capital expenditures, consisting primarily of production equipment and tooling, were $38.4 million in fiscal year 2000 and $25.1 million in fiscal year 1999. This increase reflects implementation of enterprise-wide systems and projects to facilitate the global manufacturing realignment.

   Cash provided by financing activities in fiscal year 2000 and fiscal year 1999 were generated entirely from our senior credit facility. In fiscal year 2000, we made a $1.2 million cash distribution to the minority stockholders of Delco Remy Korea.

   Instruments governing our indebtedness restrict the ability of our subsidiaries to make distributions to us.

   We believe that cash generated from operations, together with the amounts available under the senior credit facility, will be adequate to meet our debt service requirements, capital expenditures and working capital needs for at least the next 12 months, although no assurance can be given. Our future operating performance and ability to extend or refinance our indebtedness will be dependent on future economic conditions and financial, business and other factors that are beyond our control.

Seasonality

   Our business is seasonal, as our major OEM customers historically have one- or two-week operations shutdowns each July. In response, we typically shut down our own operations for one week each July, depending on backlog, scheduled maintenance and inventory buffers, as well as an additional week during the December holidays. Our second and fourth quarter results in the fiscal years ended July 31, 2000, 1999 and 1998, and the five-month periods ended December 31, 2000 and 1999 reflect the effects of these shutdowns. Refer to Note 17 to our consolidated financial statements, which pertains to quarterly (unaudited) financial information. As a result of the change in our fiscal year, in the future these shutdowns will affect our third and fourth quarter results.

Effects of Inflation

   We believe that the relatively moderate inflation over the last few years has not had a significant impact on our revenues or profitability and that we have been able to offset the effects of inflation by increasing prices or by realizing improvements in operating efficiency. We have provisions in many of our contracts that provide for the pass through of fluctuations in the prices of certain raw materials, such as copper and aluminum.

Foreign Sales

   We derived about 22.8% of our net sales in the quarter ended March 31, 2001, about 21.3% in the five-month period ended December 31, 2000 and about 22.3%, 21.3%, and 23.9% of our fiscal year 2000, 1999 and 1998 net sales, respectively, from sales made to customers in foreign countries. Because of these foreign sales, our business is subject to the risks of doing business abroad, including currency exchange rate fluctuations, limits on repatriation of funds, compliance with foreign laws and other economic and political uncertainties.

Accounting Pronouncements

   For a discussion of pending accounting pronouncements that may affect us, see Note 2 to our consolidated financial statements.

Euro Conversion

   In January 1999, 11 European nations adopted a common currency, the euro, and formed the European Economic and Monetary Union, or EMU. For a three-year transition period, both the euro and individual participants' currencies will remain in circulation. After July 1, 2002, at the latest, the euro will be the sole legal tender for EMU countries. The adoption of the euro will affect a multitude of financial systems and business applications as the commerce of these nations will be transacted in the euro and the existing national currency. We are currently addressing these issues and their potential effect on information systems, currency exchange rate risk, taxation, contracts, competition and pricing. Plans will be developed and implemented which are expected to result in compliance with all laws and regulations. However, we cannot be certain that our plans will be successfully implemented or that external factors will not have an adverse effect on our operations. Any costs of compliance associated with the adoption of the euro will be expensed as incurred and we do not expect these costs to be material to our results of operations, financial condition or liquidity.

Quantitative and Qualitative Disclosures About Market Risk

   In the normal course of business, our operations are exposed to continuing fluctuations in foreign currency values, interest rates and commodity prices that can affect the cost of operating, investing and financing. Accordingly, we address a portion of these risks through a controlled program of risk management that includes the use of derivative financial instruments. Our objective is to reduce earnings and cash flow volatility associated with these fluctuations. Our derivative activities, all of which are for purposes other than trading, are initiated within the guidelines of established policies and procedures designed to manage market risk. We do not enter into any derivative transactions for speculative purposes.

   Our primary interest rate risk exposure results from changes in short-term U.S. dollar interest rates. In an effort to manage our interest rate exposures, we strive to achieve an acceptable balance between fixed and variable rate debt positions. In order to limit the effect of interest rate changes on earnings and cash flows, we maintain a significant percentage of fixed rate debt (83% at December 31, 2000). In November 2000, we entered into an interest rate swap on a notional amount of $100.0 million of the senior credit facility. Under this transaction, we swapped a variable rate for a fixed rate. The $100.0 million notional amount is included in the fixed rate debt for purposes of analyzing a change in market interest rates. Accordingly, we are exposed to changes in U.S. interest rates only on the senior credit facility. A 100 basis point increase in U.S. market interest rates on the amounts outstanding at December 31, 2000 under the senior credit facility would result in an increase in our annual interest expense of about $800,000.

   Our foreign currency risk exposure results from fluctuating currency exchange rates, primarily the strengthening of the U S. dollar against the South Korean Won and specific European currencies. We face transactional currency exposures that arise when we or our foreign subsidiaries enter into transactions, generally on an intercompany basis, denominated in currencies other than local currency. We also face currency exposure that arises from translating the results of our global operations to the U.S. dollar at exchange rates that have fluctuated from the beginning of the period. We manage our exposure to variability in foreign currency exchange rates primarily through the use of natural hedges, whereby funding obligations and assets are both denominated in the local currency. From time to time, we enter into exchange agreements to manage our exposure arising from fluctuating exchange rates related to specific transactions. A hypothetical 10% strengthening in the exchange rates (primarily the South Korean Won against the U.S. dollar) over a one-year period would decrease earnings by about $3.6 million. A hypothetical 10% weakening in exchange rates would reduce the carrying value of our net investment in our foreign subsidiaries at December 31, 2000 by approximately $2.4 million.

   In order to reduce the uncertainty of price movements relating to the purchase of specific commodities, primarily copper, we enter into forward purchase contracts and various supply and purchase agreements with our customers and vendors. Based on our overall commodity hedge exposure at December 31, 2000 and July 31, 2000 and 1999, a hypothetical 10% change in market rates applied to the fair value of the instruments would not have a material effect on our earnings, cash flows or financial position in the five-month transition period ended December 31, 2000 or in fiscal years 2000 and 1999.

                                    BUSINESS

   We are a leading global manufacturer and remanufacturer of original equipment and aftermarket electrical and powertrain/drivetrain components for automobiles, light trucks, medium and heavy duty trucks and other heavy duty vehicles. We sell our products worldwide primarily under the "Delco Remy" brand name, first used in 1918, as well as other widely recognized private label brand names. Our products include starter motors, alternators, engines, transmissions, torque converters and fuel systems. In calendar year 2000, about 50% of our sales were to the OEM market and about 50% were to the aftermarket. We sell our products principally in North America, Europe, Latin America and Asia-Pacific.

   We believe that we are the largest producer in North America of OEM starters for automobiles and light trucks and starters and alternators for medium and heavy duty vehicles. We believe we are also the largest producer in North America of remanufactured starters and alternators for the aftermarket. We provide exchange services for cores for third party aftermarket remanufacturers. Our largest customers include GM, Navistar, Freightliner, Caterpillar, Advance Auto Parts, PACCAR, Delphi, Ford, AutoZone, Cummins, Mack, Volvo Trucks, O'Reilly and Pep Boys.

   Since 1994, we have successfully acquired and integrated 15 strategic businesses and entered into six joint ventures. These acquisitions and joint ventures have enabled us to broaden our product line, expand our manufacturing and remanufacturing capability, extend our participation in international markets and increase our penetration of the retail automotive parts channel. As a result, sales to our customers other than GM have increased from 41% of our total sales in fiscal year 1995 to 70% in fiscal year 2000. We have also increased sales outside of the Class 8 heavy duty truck market from 87% of our total sales in fiscal year 1995 to 91% in fiscal year 2000.

Industry Overview

   In general, our business is influenced by the underlying trends of the automotive industry. However, we believe that our focus on expanding our remanufacturing capabilities heightens the importance of the aftermarket and reduces our dependence on the cyclical OEM business.

 Aftermarket

   The aftermarket consists of the production and sale of both new and remanufactured parts used in the maintenance and repair of automobiles, trucks and other vehicles. Remanufacturing is a process through which cores are disassembled into their sub-components, cleaned, inspected, tested, combined with new subcomponents and reassembled into finished products. A remanufactured product can be produced at a lower cost than a comparable individually repaired unit due to effective salvage technology methods, high volume precision manufacturing techniques and rigorous inspection and testing procedures. The ability to procure cores is critical to the remanufacturing process.

   Aftermarket parts are supplied principally through three distribution channels:

  . car and truck dealers that obtain parts either through an OEM parts organization (like GM SPO, Ford Parts & Service, Chrysler Mopar and Navistar) or directly from an OEM-authorized remanufacturer;

  . retail automotive parts chains and mass merchandisers; and

  . wholesale distributors and jobbers who supply independent service stations, specialty and general repair shops, farm equipment dealers, car dealers and small retailers.

   We believe that the aftermarket and our opportunities in the aftermarket have been, and will continue to be, impacted by the following trends:

  . the increasing number and average age of vehicles in use and the number of miles driven annually;

  . the increasing demands of customers that their aftermarket suppliers meet high quality and service standards;

  . the increasing use of remanufactured parts for OEM warranty and extended service programs, especially on larger, more complex components, like engines, transmissions and fuel system components;

  . the growth and consolidation of large retail automotive parts chains and warehouse distributors requiring larger, nationally capable suppliers;

  . the increasing engine output and durability demands related to the high temperatures at which engines operate;

  . the increased high-technology content of replacement components which requires more factory manufacturing compared with in-vehicle repair; and

  . the increasing product lives of automotive parts.

   The use of remanufactured components for warranty and extended service repairs has increased in recent years as OEMs have offered extended warranty and extended service coverage and dealers have begun to provide extended service plans and warranties on used vehicles. OEMs have sought to reduce warranty and extended service costs by using remanufactured components, which generally offer the same degree of quality and reliability as OEM products at a lower cost. This trend has also resulted in independent aftermarket customers requiring higher quality standards for remanufactured products.

   Recently, large retail automotive parts chains offering a broad range of new and remanufactured products have experienced rapid growth at the expense of small, independent retail and wholesale stores. We have significantly grown our sales to these large retail channels and believe that further increasing our sales to retail chains offers a significant opportunity for growth. Retail chains generally prefer to deal with large, national suppliers capable of meeting their cost, quality, volume and service requirements.

 OEM Markets

   The OEM market consists of the production and sale of new component parts for use in the manufacture of new vehicles. The OEM market includes two major classes of customers:

  . automobile and light truck manufacturers; and

  . medium and heavy duty truck and engine manufacturers and other heavy duty vehicle manufacturers.

   Recent fundamental changes in the OEMs' sourcing strategies have impacted the OEM market. OEMs are consolidating their supplier base, demanding that their suppliers provide technologically advanced product lines, greater systems engineering support and management capabilities, just-in-time sequenced delivery and lower system costs. As a result, each OEM has selected its own preferred suppliers. OEMs are increasingly requiring that their preferred suppliers establish global production capabilities to meet their needs as they expand internationally and increase platform standardization across multiple markets. As OEM global alliances increase, global pricing for automotive components is becoming the norm.

   OEMs continue to outsource component manufacturing of non-strategic parts. Outsourcing has taken place in response to competitive pressures on OEMs to improve quality and reduce capital outlays, production costs, overhead and inventory levels. In addition, OEMs are increasingly purchasing integrated systems from suppliers who provide the design, engineering, manufacturing and project management support for a complete package of integrated products. By purchasing complete systems, OEMs are able to shift design, engineering and product management to fewer and more capable suppliers. Integrated systems suppliers are generally able to design, manufacture and deliver components at a lower cost than the OEMs due to:

  . their lower labor costs and other manufacturing efficiencies;

  . their ability to spread research and development and engineering costs over products provided to multiple OEMs; and

  . other economies of scale inherent in high volume manufacturing such as the ability to automate and leverage global purchasing capabilities.

Products

   Our product line includes a diverse range of manufactured and remanufactured products for the aftermarket and OEM markets under the "Delco Remy" brand name or under a private-label brand name specified by the OEM or the aftermarket customer. We also provide core acquisition services for third party aftermarket remanufacturers as well as our own subsidiaries. The product line is classified into two product categories: Electrical Systems and Powertrain/Drivetrain. Third-party sales for core acquisition services are included in the "Other" category.

   The following table sets forth the approximate composition by product category of our revenues for the five months ended December 31, 2000 and the last three fiscal years:

                                      Fiscal Year Ended
                                           July 31
                                      -------------------  Five Months Ended
   Product Categories                 1998   1999   2000   December 31, 2000
   ------------------                 -----  -----  -----  -----------------
   Electrical systems................  85.5%  83.2%  78.7%        76.2%
   Powertrain/drivetrain.............  13.5   15.7   17.8         17.5
   Other.............................   1.0    1.1    3.5          6.3
                                      -----  -----  -----        -----
   Total............................. 100.0% 100.0% 100.0%       100.0%
                                      =====  =====  =====        =====

See the consolidated financial statements and the related notes for a more detailed presentation of revenues from external customers, a breakdown of foreign revenues, measure of profit (loss) and total assets.

   Products within the electrical systems category include manufactured and remanufactured starters and alternators. The starters are used in all automobiles and trucks manufactured by GM in North America (except for its Saturn and Geo divisions). We manufacture a full line of heavy duty starters and alternators for use primarily with large diesel engines. Our starters and alternators are specified as part of the standard electrical system by most North American heavy duty truck and engine manufacturers. We believe that we are the largest manufacturer and remanufacturer in North America of (1) starters for automobiles and light trucks (including sport-utility vehicles, minivans and pickup trucks) and (2) starters and alternators for medium and heavy duty vehicles. With the acquisition of M&M Knopf in March 2000, we expanded our role as a provider of core acquisition services.

   Products within the powertrain/drivetrain category include gas, diesel and marine engines, fuel injectors, injection pumps and turbo chargers (fuel systems), transmissions, torque converters, water pumps, rack and pinions, power steering pumps, gears and clutches and traction control systems.

Customers

   Our principal customers include OEM automotive and heavy duty manufacturers, OEM dealer networks, leading automotive parts retail chains and warehouse distributors. Our major customers include GM, Navistar, Freightliner, Caterpillar, Advance Auto Parts, PACCAR, Delphi, Ford, AutoZone, Cummins, Mack, Volvo Trucks, O'Reilly and Pep Boys.

   We have long-term agreements, with terms typically ranging from three to five years, to supply heavy duty starters and alternators to GM and PACCAR. Total sales to GM and related affiliates accounted for about 28.1%, of which about 21.1% are OEM sales, and sales to Navistar accounted for about 12.1% of our sales in the five months ended December 31, 2000. No other customer accounted for more than 10.0% of consolidated net sales.

   In 1994, GM entered into long-term contracts with us to purchase 100% of its North American requirements for automotive starters (other than for Saturn and Geo) and 100% of its U.S. and Canadian requirements for heavy duty starters and alternators, at fixed prices which are scheduled to decline over the life of the contracts. GM's obligations to purchase our automotive starters and heavy duty starters and alternators under these agreements are subject to those products remaining competitive as to price, technology and design. In fiscal year 1999, we and GM extended the terms of these agreements for us to supply automotive starting motors for existing and planned new engines introduced to support GM North American Operations to August 31, 2008. The amendment also provides that Delco Remy America and its international operations will be the supplier of starting motors for the life of production of those engines. The contracts relating to heavy duty products terminated on July 31, 2000.

   In 1994, GM also entered into a long-term contract with us to distribute exclusively our automotive aftermarket products. Prices to GM under this agreement are driven by the market. This agreement terminates on July 31, 2009.

   Until July 1998, we had a long-term contract with GM to distribute exclusively our heavy duty aftermarket products. We and GM have entered into an amendment to that agreement which is continuously renewable on an annual basis for non-exclusive distribution of heavy duty products to the independent aftermarket. As part of this agreement, heavy duty replacement parts will continue to be supplied to the independent aftermarket through existing AC Delco distributors and newly appointed Delco Remy distributors. As a result of this agreement, we are developing a distribution network of independent warehouse distributors to expand the sales volume previously covered by the expired agreement for heavy duty aftermarket product distribution. We expect that we will be able to expand our market share through this more direct channel of distribution. Although we expect that our automotive and heavy duty products will remain competitive throughout the term of the agreements with GM, we cannot be sure that GM will not develop alternative sources for those components and purchase some or all of its requirements from these sources prior to or following the expiration of the agreements.

   We employ our own direct sales force which develops and maintains sales relationships with major North American truck fleet operators as well as our OEM customers worldwide. These sales efforts are supplemented by a network of field service engineers and product service engineers.

Distribution

   Our products are distributed to our customers primarily by common carrier.

Competition

   The automotive parts market is highly competitive. Competition is based primarily on quality of products, service, delivery, technical support and price. Most OEM manufacturers and aftermarket distributors source parts from one or two suppliers. We compete with a number of companies who supply automobile manufacturers throughout the world. In the North American automotive market, our principal competitors include Denso, Valeo, Mitsubishi, Bosch, Visteon, Rayloc, Units Parts and Motorcar Parts & Accessories.

Business Strategy

 Exploit Leading Market Share in Fragmented Aftermarket

   We participate in a portion of the aftermarket that is large and highly fragmented. Most participants are small, regional companies offering relatively narrow product lines. A key element of our growth strategy is to capitalize on our position as a consolidator. We believe that we are the largest manufacturer and remanufacturer of aftermarket starters and alternators in North America and in Europe. However, we continue to have significant growth because our sales of these products in North America account for less than 15% of this $2.2 billion market and our sales of these products in Europe account for less than 10% of what we believe to be a $1 billion market. Today, remanufacturing is less prevalent in Europe than in the U.S. We believe we are well-positioned to capitalize on the increasing trend towards remanufacturing from repair. Consolidation of the aftermarket is occurring as many competitors are finding it difficult to meet the increasing quality, cost and service demands of customers, who, in turn, are seeking to reduce the number of their suppliers. With our OEM capabilities, remanufacturing expertise, full product line, access to cores and ability to capitalize on economies of scale, we are well positioned to benefit from the consolidation of the aftermarket.

 Strengthen Customer Relationships

   We intend to increase our sales to new and existing customers by capitalizing on our balanced coverage of the key aftermarket distribution channels and our competitive strengths as an OEM supplier. We plan to strengthen our customer relationships by:

  . meeting the increasing demands of OEMs and their dealer networks for high-quality remanufactured units, which enable them to reduce warranty and extended service costs;

  . growing sales of existing and new product lines to OEM dealer networks as dealers continue to capture an increasing percentage of vehicle repairs due primarily to longer warranty and service programs and growing vehicle complexity;

  . continuing to expand our product offerings; and

  . capitalizing on the expansion of the national automotive retail parts chains and warehouse distributors that are our customers.

 Increase Global Presence

   OEMs are increasingly requiring suppliers to provide components on a global basis as vehicle platforms are standardized across geographic markets. Additionally, the Western European market for automotive components is expected to grow at a greater rate than the North American market over the next few years due to higher levels of OEM outsourcing. The emerging markets also should benefit from long-term growth as demand for automotive vehicles in these markets is expected to increase at a compounded annual rate of almost 7% over the next five years. Currently, our manufacturing base includes a presence in nine countries on four continents. We plan to seek out collaborative opportunities in order to expand our OEM starter and alternator product lines and our international marketing and distribution capability. We believe that continued global expansion will enable us to continue to grow to meet these demands.

 Increase Focus on Technologically Advanced Products

   We continue to produce technologically advanced products by regularly updating and enhancing our product line. These products help us to compete successfully in the global marketplace. Since 1994, we have completed the introduction of a new family of gear reduction starters that replaced all straight drive starters in GM automobiles and light duty trucks by the 1998 model year and introduced several longer-life heavy duty alternators. We are also in various stages of development on a number of new products including:

  . an integrated starter and alternator product scheduled for production in GM vehicles beginning in 2004;

  . a small gear reduction starter specifically designed for application on world automobile platforms; and

  . high-technology products in the distributed generation and hybrid electric vehicle markets.

Patents, Trademarks and Licenses

   Under a Trademark Agreement between us and GM, GM has granted us an exclusive license to use the "Delco Remy" trademark on and in connection with automotive starters and heavy duty starters and alternators until July 31, 2004, extendable indefinitely at our option upon payment of a fixed $100,000 annual licensing fee to GM. We have also been granted a perpetual, royalty-free license to use the "Remy" trademark. The "Delco Remy" and "Remy" trademarks are registered in the United States, Canada and Mexico and in most major markets worldwide. GM has agreed with us that, upon our request, GM will register the trademarks in any jurisdiction where they are not currently registered.

   We have also been granted an exclusive license to use the "Delco Remy" name as a tradename and corporate name worldwide until July 31, 2004 under a Tradename License Agreement between us and GM. In addition, GM has granted us a perpetual license to use the "Remy" name as a tradename and corporate name worldwide.

   We own and have obtained licenses to various domestic and foreign patents and patent applications related to our products and processes. The patents expire at various times over the next 15 years. While these patents and patent applications in the aggregate are important to our competitive position, no single patent or patent application is material to us.

Raw Materials

   Principal raw materials for our business include bare copper strap, insulated copper, aluminum castings, forgings, outer frames, nomex paper, steel coils, steel bars, copper tube, copper wire, gray iron castings, ductile iron castings, copper cross-section coils, magnets, steel shafts, steel cores, steel wire and molding material. All materials are readily available from a number of suppliers. We have entered into a long-term worldwide purchasing support agreement with GM that allows us to purchase copper wire and steel, which are used in the manufacture of starters sold to GM, at prices that we believe generally to be lower than those that would otherwise be obtainable by us. This agreement expires on July 31, 2004, or earlier, upon termination of the automotive and heavy duty supply OEM agreements between us and GM. We generally follow the North American industry practice of passing on to our customers the costs or benefits of fluctuation in copper and aluminum prices on an annual or semi-annual basis.

Employees

   As of March 31, 2001, we employed 7,710 people, 1,968 of whom were salaried and administrative employees and 5,742 of whom were hourly employees. Of our total employees, about 19% are represented by unions. In the United States, 550 of our hourly workers are represented by the UAW under an agreement between us and the UAW, the applicable provisions of which were assumed by us in connection with the separation from GM. The agreement between the UAW and us, originally scheduled to expire on March 22, 2001, was extended an additional two years. In addition, 59 of our hourly employees are represented by the International Brotherhood of Teamsters, or the Teamsters. Our agreement with the Teamsters expires on August 31, 2003.

   As of March 31, 2001, 115 of our 132 Canadian hourly employees were represented by the National Automobile, Aerospace, Transportation and General Workers Union of Canada, 14 were represented by the United Steel Workers of America and three were represented by the Metallurgists Unis d'Amerique. The agreements with these unions expire in November 2002, December 2002 and November 2003, respectively.

   As of March 31, 2001, about 149 of Delco Remy Hungary's 459 hourly employees were affiliated with the Hungarian Steel Industry Workers Union. The agreement was signed July 17, 1996 and is perpetual, subject to termination upon three months' notice from either party.

   As of March 31, 2001, all of Elmot's hourly workers were affiliated with The Intercompany Trade Union or the Intercompany Union Organization NSZZ. Agreements with these unions were signed on August 23, 2000 and are perpetual.

   Our other facilities are primarily non-union. We are unaware of any current efforts to organize the employees in our other facilities. There can be no assurance that there will not be any labor union efforts to organize employees at facilities that are not currently unionized. At the present time, we believe that our relations with our employees are good.

Research and Development

   Our engineering staff works independently and with OEMs to design new products, improve performance and technical features of existing products and develop methods to lower manufacturing costs. In support of our engineering efforts, we have formed technical alliances with a select number of engineering and technology firms to identify long-term engineering advances and opportunities. We have entered into a joint venture with Continental AG for the joint industrialization of the Integrated Starter Alternator Damper, or the ISAD, motor in Europe. This new technology combines the starter and alternator functions in one compact, high performance unit integrated between the engine and gearbox. We are also a participant in Electricore Incorporated, a consortium for advanced transportation technologies. Through this participation, we are working on developing the technical alliances to develop the next generation motors and alternators. We have also entered into an alliance with Lynx Motion Technologies to develop a family of electric drive motors which will be integral components of the propulsion system needed for advanced hybrid gas-electric, diesel-electric and fuel cell vehicles.

   Consistent with our strategy to introduce technologically advanced and improved products, we spent about $7.2 million in the five-month period ended December 31, 2000 and about $16.3 million, $13.5 million, and $13.3 million in fiscal years 2000, 1999 and 1998, respectively, on research and development activities. All expenditures were company-funded.

Properties and Foreign Operations

   Our world headquarters are located at 2902 Enterprise Drive, Anderson, Indiana 46013. We lease our headquarters. The following table sets forth information regarding manufacturing and other facilities operated by us as of March 31, 2001.

                                  Number
Location                       of Facilities         Use          Leased/Owned
--------                       ------------- -------------------- ------------
Anderson, IN..................        3      Office                  Leased
Anderson, IN..................        7      Manufacturing           Leased
Anderson, IN..................        1      Testing                 Leased
Anderson, IN..................        1      Warehouse               Leased
Atlanta, GA...................        1      Warehouse               Leased
Bay Springs, MS...............        2      Manufacturing           Leased
Brooklyn, NY..................        2      Warehouse               Leased
Brusque, Brazil...............        1      Manufacturing           Leased
Budapest, Hungary.............        1      Office                  Leased
Budapest, Hungary.............        1      Warehouse               Owned
Buffalo, NY...................        2      Warehouse               Leased
Chantilly, VA.................        1      Manufacturing           Leased
Cradler Heath, United
 Kingdom......................        1      Manufacturing           Leased
Dallas, TX....................        1      Manufacturing/Office    Leased
Droitwick, Worcestshire,
 United Kingdom...............        1      Warehouse/Office        Leased
Edinburgh, IN.................        1      Manufacturing           Leased

                                Number
Location                     of Facilities           Use           Leased/Owned
--------                     ------------- ----------------------- ------------
Edmonton, Canada...........         2      Manufacturing           Leased
Findlay, OH................         1      Manufacturing           Leased
Flint, MI..................         1      Warehouse               Leased
Fort Wayne, IN.............         1      Warehouse               Leased
Fradley, West Midland,
 United Kingdom............         1      Manufacturing           Leased
Franklin, IN...............         3      Manufacturing           Owned
Hancock, MD................         1      Warehouse               Leased
Haverly, United Kingdom....         1      Office                  Leased
Heidelberg, MS.............         2      Manufacturing           Leased
Heist Op Den Berg,
 Belgium...................         2      Office                  Leased
Heverly, Belgium...........         1      Office                  Leased
Holbrook, NY...............         1      Warehouse               Leased
Indaiatuba, Brazil.........         1      Manufacturing           Leased
Indianapolis, IN...........         3      Manufacturing           Leased
Jemmel, Tunisia............         2      Manufacturing           Leased
Kaleva, MI.................         1      Manufacturing           Leased
Kearny, NJ.................         1      Warehouse               Leased
Kings Winford, Leicester,
 United Kingdom............         1      Manufacturing           Leased
Kyoungnam, South Korea.....         2      Manufacturing           Leased
Laredo, TX.................         1      Warehouse               Leased
Lavant, West Sussex, United
 Kingdom...................         1      Manufacturing           Leased
Mansfield, TX..............         1      Manufacturing           Leased
Marion, MI.................         1      Manufacturing           Leased
Memphis, TN................         1      Warehouse               Leased
Meridian, MS...............         3      Manufacturing/Warehouse Leased
Mezokovesd, Hungary........         1      Manufacturing           Owned
Miskolc, Hungary...........         1      Manufacturing           Leased
Moncton, Canada............         1      Manufacturing           Leased
North Kansas City, MO......         2      Manufacturing           Leased
Peru, IN...................         2      Manufacturing           Leased
Philadelphia, PA...........         2      Warehouse               Leased
Piscataway, NJ.............         1      Office/Warehouse        Leased
Plainfield, IN.............         1      Warehouse               Leased
Raleigh, MS................         3      Manufacturing           Leased/Owned
Reed City, MI..............         4      Manufacturing/Warehouse Leased
Ridgeville, SC.............         1      Manufacturing           Leased
San Luis Potosi, Mexico....         3      Manufacturing           Leased
Saskatoon, Canada..........         1      Manufacturing           Leased
Seoul, South Korea.........         1      Office                  Leased
Sligo, Ireland.............         1      Manufacturing           Leased
Spartanburg, SC............         1      Warehouse               Leased
St. Laurent, Canada........         1      Warehouse               Leased
Summerville, SC............         5      Manufacturing/Warehouse Leased
Swidnica, Poland...........         2      Manufacturing           Owned
Sylvarena, MS..............         1      Manufacturing           Leased
Taylorsville, MS...........         1      Manufacturing           Leased
Toledo, OH.................         1      Manufacturing           Leased
Toronto, Canada............         2      Manufacturing/Warehouse Leased
Troy, MI...................         1      Office                  Leased
Warren, MI.................         1      Manufacturing           Owned
Winchester, VA.............         1      Manufacturing/Warehouse Leased
Winnepeg, Canada...........         2      Manufacturing           Leased/Owned

   We believe all facilities are suitable for their intended purpose, are being efficiently utilized and provide adequate capacity to meet demand for the next several years.

   Information about our foreign operations is set forth in Note 14 to our consolidated financial statements included elsewhere in this prospectus.

Environmental Regulation

   Our facilities and operations are subject to a wide variety of federal, state, local and foreign environmental laws, regulations and ordinances, including those related to air emissions, wastewater discharges and chemical and hazardous waste management and disposal, which we refer to as environmental laws. Our operations also are governed by laws relating to workplace safety and worker health, primarily the Occupational Safety and Health Act, and foreign counterparts to those laws, which we refer to as employee safety laws. We believe that we are in compliance with current requirements under environmental laws and employee safety laws except for non-compliance where the cost we might incur to resolve the non-compliance would not be material. The nature of our operations, however, exposes us to the risk of liabilities or claims relating to environmental and worker health and safety matters. We cannot be sure that we will not incur material costs in connection with liabilities or claims arising out of those matters.

   In September 2000, one of our Franklin, Indiana facilities received a Finding of Violation and Order for Compliance from the Environmental Protection Agency, which we refer to as the EPA, requiring us to correct violations of the facility's wastewater discharge permit. We are in compliance with the terms of the order and are determining the actions we will need to take to correct the noncompliance with the permit. Based on the projects proposed by our consultant, and assuming the EPA approves the project we select, we do not believe that the costs of the correction will be material.

   We have commenced a series of environmental, health and safety reviews to confirm our compliance with environmental laws and employee safety laws. We do not believe that the costs of the reviews and of response to any matters we discover will be material.

   Based on our experience to date, we believe that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on our business, financial condition or results of operations. However, future events, like changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on our business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by us that may be material.

   Some environmental laws hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products, which we refer to as hazardous substances. Because of our operations, the long history of industrial uses at some of our facilities, the operations of predecessor owners or operators of some of the businesses, and the use, production and release of hazardous substances at these sites, we are affected by the liability provisions of environmental laws. Some of our facilities have experienced various levels of regulatory scrutiny in the past and are, or may become, subject to further regulatory inspections, future requests for investigation or liability for past disposal practices.

   During the environmental due diligence performed in connection with our separation from GM in July 1994, we and GM identified some on-site pre-closing environmental conditions including the presence of some hazardous substances in the soil at our Meridian, Mississippi property and in the soil and groundwater at our Anderson, Indiana property. At the time, GM reported the presence of these substances in the groundwater at Anderson to the EPA and the Indiana Department of Environmental Management, and we understand that GM continues to work with EPA to resolve these issues. We are in the process of vacating the Anderson and Meridian facilities and terminating these leases and subleases with GM. Based on our experience to date, the terms of the indemnification in the GM acquisition agreement and GM's continuing performance in responding to these conditions, we do not believe that we will expend material costs in responding to these on-site environmental conditions or in terminating our leases or subleases.

   In connection with our acquisition of facilities and businesses from GM, Nabco, Inc., A&B Group, Inc., Autovill, Power Investments, Inc., World Wide Automotive, Ballantrae Corporation, Lucas Varity, Electro Diesel Rebuild, Electro Rebuild Tunisia, Atlantic Reman Limited, Williams Technologies, Elmot and M&M Knopf, we obtained various indemnities for some claims related to on-site and/or off-site environmental conditions and violations of environmental laws which arose prior to the acquisitions. The environmental indemnities are subject to certain deductibles, caps, cost sharing and time limitations depending on the nature and timing of the environmental claim.

   The Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, which we refer to as CERCLA, provides for responses to and joint and several liability for releases of specific hazardous substances into the environment. We have received requests for information or notifications of potential liability from EPA under CERCLA for certain off-site locations. We have not incurred any significant costs relating to these matters, and based on the existence of indemnification agreements from our predecessors and their assumption of liabilities to date and other legal defenses, we believe that we will not incur material costs in the future in responding to conditions at these sites.

   The Resource Conservation and Recovery Act and the regulations thereunder and similar state counterparts to this law regulate hazardous wastes. The Anderson, Indiana facilities we leased from GM were once part of a larger industrial complex owned and operated by GM. Since 1990 (when it was owned by GM), this complex has been undergoing corrective action under the Resource Conservation and Recovery Act. In connection with the Resource Conservation and Recovery Act corrective action requirements, GM has been investigating various solid waste management units and areas of concern identified in the federal and state Resource Conservation and Recovery Act permits. Some of these solid waste management units and areas of concern are located on portions of the Anderson, Indiana properties leased by us from GM and some solid waste management units had been used by us. The costs of responding to releases, if any, from those solid waste management units used by us would presumptively be borne by us. To date, no claims for any of these costs have been made. Subject to the terms and conditions of GM's environmental indemnity provided in connection with our separation from GM, GM is required to indemnify us for some of these areas.

   One of our facilities in Franklin, Indiana has been undergoing a Resource Conservation and Recovery Act investigation and clean-up of volatile organic compounds in the soil and groundwater under an EPA Administrative Order on Consent, which we refer to as the EPA Order, issued to both Franklin Power Products, one of our subsidiaries, and Amphenol Corporation, a prior owner of the property. Under the EPA Order, Franklin Power Products and Amphenol Corporation are jointly addressing this matter. Amphenol indemnified Franklin Power Products for specific liabilities associated with the EPA Order, and Amphenol has satisfied and continues to satisfy the requirements of the EPA Order. Based on our experience to date and the indemnities from Amphenol and the sellers of Franklin Power Products to us, we believe that future costs associated with this site will not have a material adverse effect on our results of operations, business or financial condition.

   Our Marion, Michigan facility was listed on Michigan's state list of sites under the Michigan version of CERCLA in 1993 because of suspected releases of hazardous substances, primarily volatile organic compounds (mineral spirits), to the soils and groundwater at the facility. An investigation conducted by Nabco prior to its acquisition by us determined that the levels of volatile organic compounds in the soils and groundwater are below the applicable state clean-up levels. We proposed no further action at this facility. Although the Michigan environmental authority has not accepted this conclusion, it has taken no action on this matter for several years. Even if the Michigan environmental authority was to require remedial action relating to this site, we do not believe that we would expend material costs in connection with the conditions giving rise to this listing.

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

Backlog

   The majority of our products are not on a backlog status. They are produced from readily available materials and have a relatively short manufacturing cycle. For products supplied by outside suppliers, we generally purchase products from more than one source. We expect to be capable of handling the anticipated sales volumes for the next fiscal year.

Legal Proceedings

   From time to time, we are party to legal actions in the normal course of our business. We believe we are not currently party to any proceedings that, if adversely determined, would have a material adverse effect on our business, financial condition and results of operations.

Seasonality

   Our business is seasonal, since our major OEM customers historically have one- or two-week operations shutdowns each July. In response, we typically shut down our own operations for one week each July, depending on backlog, scheduled maintenance and inventory buffers, as well as an additional week during the December holidays. Our results for July and December reflect the effects of these shutdowns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   We issued and sold the old notes to the initial purchasers on April 26, 2001. The initial purchasers subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the old notes are subject to transfer restrictions, we, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement dated April 19, 2001 under which we agreed:

  . on or before July 25, 2001, to prepare and file with the SEC the registration statement of which this prospectus is a part;

  . on or before September 23, 2001, to use our best efforts to cause the registration statement to become effective under the Securities Act;

  . upon the effectiveness of the registration statement, to offer the new notes in exchange for surrender of the old notes; and

  . to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes.

   The registration statement is intended to satisfy in part our obligations relating to the old notes under the registration rights agreement.

   Under existing interpretations of the SEC, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

  .  it is acquiring the new notes in the ordinary course of its business;

  . it has no arrangement or understanding with any person to participate in the distribution of the new notes; and

  .  it is not our affiliate, as that term is interpreted by the SEC.

   However, broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement regarding resales of the new notes. The SEC has taken the position that broker-dealers receiving new notes in the exchange offer may fulfill their prospectus delivery requirements relating to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus. Under the registration rights agreement, we are required to allow broker-dealers receiving new notes in the exchange offer and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Terms of The Exchange Offer; Period For Tendering Old Notes

   Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), we will accept for exchange old notes which are properly tendered on or prior to the expiration date of the exchange offer and not withdrawn as permitted below. The expiration date of the exchange offer shall
be 5:00 p.m., New York City time, on      , 2001, unless extended by us, in our
sole discretion.

   As of the date of this prospectus, $165.0 million aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of
transmittal, is first being sent on or about      , 2001 to all holders of old
notes known to us. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to conditions as set forth under "-- Conditions to the Exchange Offer" below.

   We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for any exchange of any old notes, by giving notice of the extension to the holders of old notes as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "--Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

   Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

Procedures for Tendering Old Notes

   The tender to us of old notes by a holder of old notes as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange under the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to First Union National Bank at the address set forth below under "--Exchange Agent" on or prior to the expiration date of the exchange offer. In addition, the exchange agent must receive:

  .  certificates for the old notes along with the letter of transmittal, or

  . prior to the expiration date of the exchange offer, a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company in accordance with the procedure for book-entry transfer described below, or

  . the holder must comply with the guaranteed delivery procedure described below.

   The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or old notes to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  . by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery
     Instruction" on the letter of transmittal; or

  . for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

   In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. If old notes are registered in the name of a person other than a signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on the old notes or the written instrument or instruments of transfer or exchange guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's old notes, either (1) make appropriate arrangements to register ownership of the old notes in the owner's name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any old notes not properly tendered or to not accept any old notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date of the exchange offer (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any old notes either before or after the expiration date of the exchange offer (including the letter of transmittal and the instructions to the letter of transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity regarding any tender of old notes for exchange, nor shall any of them incur any liability for failure to give notification.

   If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

   By tendering, each holder of old notes will represent to us in writing that, among other things:

  . the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

  . neither the holder nor any beneficial holder has an arrangement or understanding with any person to participate in the distribution of the new notes; and

  . neither the holder nor any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in distribution of the new notes.

   If any holder or any other person is an "affiliate," as defined under Rule 405 of the Securities Act, of ours, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the new notes to be acquired in the exchange offer, the holder or any other person must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

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

   If the holder is a broker-dealer, the holder must represent that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Acceptance of Old Notes For Exchange; Delivery Of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all old notes properly tendered, and will issue the new notes promptly after acceptance of the old notes. See "--Conditions to the Exchange Offer" below. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral and written notice to the exchange agent.

   The new notes will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes, from April 26, 2001. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 26, 2001. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of old notes whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer and will be deemed to have waived their rights to receive accrued interest on the old notes.

   In all cases, issuance of new notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of (1) certificates for the old notes or a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at The Depository Trust Company, (2) a properly completed and duly executed letter of transmittal and (3) all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to an account maintained with the Depository Trust Company) as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

   Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile of the letter of transmittal with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder has strictly complied with the guaranteed delivery procedures described below.

   We understand that the exchange agent has confirmed with The Depository Trust Company that any financial institution that is a participant in The Depository Trust Company's system may utilize The Depository Trust Company's Automated Tender Offer Program to tender old notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that The

Depository Trust Company establish an account for the old notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account in accordance with The Depository Trust Company's Automated Tender Offer Program procedures for transfer. However, the exchange of the old notes so tendered will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of, in addition to any other documents required, an appropriate letter of transmittal with any required signature guarantee and an agent's message, which is a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a confirmation of a book-entry transfer, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering old notes which are the subject of the confirmation of a book-entry transfer and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against that participant.

Guaranteed Delivery Procedures

   If a registered holder of the old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:

  . the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

  . prior to the expiration date of the exchange offer, the exchange agent received from the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States a properly completed and duly executed letter of transmittal (or a facsimile of the letter of transmittal) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or commercial bank or trust company having an office or correspondent in the United States with the exchange agent; and

  . the certificates for all physically tendered old notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

   Tenders of old notes may be withdrawn at any time prior to the expiration date of the exchange offer. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "--Exchange Agent." Any notice of withdrawal must:

  . specify the name of the person having tendered the old notes to be withdrawn;

  . identify the old notes to be withdrawn (including the principal amount of the old notes); and

  . where certificates for old notes have been transmitted specify the name in which the old notes are registered, if different from that of the withdrawing holder.

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

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States unless the holder is a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

   If old notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder (or in the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with The Depository Trust Company for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the expiration date of the exchange offer.

Conditions To The Exchange Offer

   Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of the old notes for exchange or the exchange of new notes for the old notes, we determine that:

  . the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

  .  we have not received all applicable governmental approvals; or

  . any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

   First Union National Bank has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

                           First Union National Bank
                    First Union Customer Information Center
                       Corporate Trust Operations--NC1153
                      1525 West W.T. Harris Boulevard--3C3
                              Charlotte, NC 28288
                          Attention: Laura Richardson

   Delivery other than as set forth above will not constitute a valid delivery.

Fees and Expenses

   We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

   The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The new notes will be recorded at the same carrying amount as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the new notes.

Transfer Taxes

   Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Consequences Of Failure To Exchange; Resales Of New Notes

   Holders of old notes who do not exchange their old notes for new notes in the exchange offer will continue to be subject to the restrictions on transfer of the old notes as set forth in the legend on the old notes as a consequence of the issuance of the old notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Old notes not exchanged in accordance with the exchange offer will continue to accrue interest at 11% per annum and will otherwise remain outstanding in accordance with their terms. Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. In general, the old notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act. However, (1) if because of any change in law or in applicable interpretations by the staff of the SEC, we are not permitted to effect the exchange offer, (2) if the exchange offer is not consummated by October 23, 2001, (3) if any initial purchaser so requests that the old notes not eligible be exchanged for new notes in the exchange offer and held by it following consummation of the exchange offer or (4) if any holder of old notes (other than a broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities) is not eligible to participate in the exchange offer or, in the case of any holder of old notes (other than a broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making or other trading activities) that participates in the exchange offer, does not receive new notes in exchange for old notes that may be sold without restriction under state and federal securities laws, we are obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the old notes held by such persons.

   Based on interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, we are of the view that new notes issued in accordance with the exchange offer may be offered for resale, resold or otherwise transferred by the holders (other than (1) any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or
(2) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the new notes. If any holder has any arrangement or understanding regarding the distribution of the new notes to be acquired in accordance with the exchange offer, the holder (1) could not rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." We have not requested the staff of the SEC to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.

   In addition, to comply with the securities laws of applicable jurisdictions, the new notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the registration rights agreement and subject to specified limitations therein, to register or qualify the new notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the notes reasonably requests in writing.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

   The following table sets forth the names and ages for each of our directors, executive officers and key employees and the positions they hold:

Name                      Age                         Position
----                      ---                         --------
Harold K. Sperlich......   71 Chairman of the Board of Directors
Thomas J. Snyder........   56 President, Chief Executive Officer and Director
J. Timothy Gargaro......   47 Senior Vice President and Chief Financial Officer
Joseph P. Felicelli.....   54 Group Vice President, Aftermarket
Susan E. Goldy..........   47 Senior Vice President and General Counsel
Roderick English........   49 Senior Vice President, Human Resources and Communication
David E. Stoll..........   58 Vice President, Treasurer and Secretary
Steven P. Clemens.......   39 Vice President and Assistant Treasurer
Richard L. Reinhart.....   46 Vice President and Corporate Controller
Patrick C. Mobouck......   47 Vice President--Managing Director, Europe
Richard L. Stanley......   45 President, Delco Remy America
Allen R. Wilkie.........   51 Vice President and Operations Controller
E.H. Billig.............   74 Vice Chairman of the Board of Directors
Richard M. Cashin, Jr...   48 Director
Michael A. Delaney......   47 Director
James R. Gerrity........   59 Director
Robert J. Schultz.......   71 Director
Joseph M. Silvestri.....   40 Director

   Set forth below is a brief description of the business experience of each of our directors, executive officers and key employees.

   Harold K. Sperlich, Chairman of the Board of Directors. Mr. Sperlich has been Chairman of the Board of Directors since our inception in 1994. Since retiring from Chrysler Corporation in 1988, having served as its President, Mr. Sperlich has served as a consultant to the automotive industry. Before joining Chrysler in 1977, Mr. Sperlich held several senior administrative and operating posts with Ford Motor Company.

   Thomas J. Snyder, President, Chief Executive Officer and Director. Mr. Snyder was elected Chief Executive Officer effective January 1, 2000. He was elected President, Chief Operating Officer and Director when we were founded in 1994. From 1973 to 1994, he held a variety of managerial and executive positions with the Delco Remy Division of General Motors Corporation. He is a member of the Board of the Indiana Chamber of Commerce and of Saint John's Health Systems. He is a member of the Board of Visitors of Hudson Institute and of Indiana University's Kelley School of Business in Indianapolis.

   J. Timothy Gargaro, Senior Vice President and Chief Financial Officer. Mr. Gargaro joined Delco Remy in May 2000 from Lear Corporation. At Lear since 1993, Mr. Gargaro held several senior level finance positions within the organization. He served as Vice President of Finance for Lear's Ford and Chrysler divisions and Chief Financial Officer of European Operations in Frankfurt, Germany. Prior to Lear, he was the Chief Financial Officer of Ring Screw Works since 1989.

   Joseph P. Felicelli, Group Vice President, Aftermarket. Mr. Felicelli has been Group Vice President since September 1997. Prior to joining us, Mr. Felicelli served in various management positions for Cooper Industries.

   Susan E. Goldy, Esquire, Senior Vice President and General Counsel. Ms. Goldy has been Senior Vice President and General Counsel since February 2000. Prior to that, she had been Vice President and General Counsel since 1997. Before joining us, she was a partner in the Dechert law firm.

   Roderick English, Senior Vice President, Human Resources and
Communications. Mr. English has been Senior Vice President of Human Resources and Communications since November 1997. Prior to that, Mr. English had been Senior Vice President of Human Resources and Communications at Delco Remy America since our inception in 1994. Mr. English joined the Delco Remy Division of GM in 1976 and became Plant Manager of plant 17 in 1992. Prior to that, Mr. English served as Divisional Manager of Labor Relations since 1989.

   David E. Stoll, Vice President, Treasurer and Secretary. Mr. Stoll was Vice President, Controller and Secretary since our inception in 1994. During fiscal year 2000, he was elected to the position of treasurer. Prior to joining us, he was Vice President of Finance of Dyneer Corporation since 1987 and, prior to that, served as corporate controller since 1973.

   Steven P. Clemens, Vice President and Assistant Treasurer. Mr. Clemens joined us in January 2001. Prior to joining us, Mr. Clemens had been Managing Director for Banc One Capital Markets, Inc. since 1997. Prior to that, he served as a loan officer for NBD Bank.

   Richard L. Reinhart, Vice President and Controller. Mr. Reinhart joined us in January 2001. Prior to that, Mr. Reinhart had been with Lear Corporation since November 1996, most recently as Financial Director of Lear's Ford European Group. Prior to Lear, Mr. Reinhart had been with Allied Signal since 1978 in various management positions, most recently as Group Controller of the Filter and Spark Plug Group in Allied Signal's Automotive Sector.

   Patrick C. Mobouck, Vice President-Managing Director, Europe. Mr. Mobouck has been Vice President-Managing Director, Europe since July 1997. He has also been Chairman of Autovill since August 1997. Before joining us, Mr. Mobouck was with Monroe Auto Equipment since 1987, most recently as Managing Director-Europe, Middle East and Africa.

   Richard L. Stanley, President, Delco Remy America. Mr. Stanley has been President of Delco Remy America since November 1998. Prior to that, Mr. Stanley had been Senior Vice President, Automotive Systems since our inception in 1994. Mr. Stanley joined the Delco Remy Division of GM in 1978, serving most recently as Director of Customer Programs since 1992 and as European Chief Engineer since 1988.

   Allen R. Wilkie, Vice President and Operations Controller. Mr. Wilkie has been Vice President and Operations Controller since June 2000 and Operations Controller since March 1996. Prior to that, Mr. Wilkie served as Vice President, Controller of Ameron International, Inc. from March 1994 through March 1996.

   E.H. Billig, Vice Chairman of the Board of Directors. Mr. Billig has been Vice Chairman of the Board of Directors since our inception in 1994. Mr. Billig has been Chairman of the Board of MSX International, Inc. since 1997, where he was also Chief Executive Officer until January 2000. He was formerly President and Chief Operating Officer of MascoTech, Inc. He is also a director of Titan Wheel International, Inc.

   Richard M. Cashin, Jr., Director. Mr. Cashin has been a director since our inception in 1994. Mr. Cashin was President from 1994 to April 2000 and a Managing Director of Citicorp Venture Capital Ltd., which we refer to as CVC, for more than five years. Since April, he is a partner of Cashin Capital Partners, a private equity investment firm. Mr. Cashin is the sole manager of DRI Group. In addition, Mr. Cashin serves as a director of Lifestyle Furnishings International Ltd., Fairchild Semiconductor Corporation, Freedom Forge, Euromax International, Plc., Hoover Group, Inc., Gerber Childrenswear Inc., JAC Holdings, GVC Holdings, MSX International, Inc. Titan Wheel International, Inc., and Flender AG.

   Michael A. Delaney, Director. Mr. Delaney has been a director since our inception in 1994. Mr. Delaney has been a Managing Director of CVC since 1995 and a Vice President for more than the past five years. Mr. Delaney is Vice President and Managing Director of Court Square. Mr. Delaney is also a director of GVC Holdings, JAC Holdings, SC Processing, Inc., MSX International, Inc., International Knife and Saw Inc., Great Lakes Dredge and Dock Corporation, Trianon Industries Inc., ChipPac Inc. and Strategic Industries Inc.

   James R. Gerrity, Director. Mr. Gerrity has been a director since our inception in 1994. From 1986 to 1993, Mr. Gerrity was President and a director of Dyneer Corporation. Mr. Gerrity currently is a director of Wescor Graphics, Inc., Ballantrae Corporation and Flender AG.

   Robert J. Schultz, Director. Mr. Schultz became a director in 1997. Mr. Schultz retired as Vice Chairman and a member of the Board of Directors of GM in 1993. Mr. Schultz joined GM in 1955 and served as General Manager of GM's Delco Electronics Division and Group Executive of Chevrolet-Pontiac-GM of Canada . Mr. Schultz is also a director of MCT Corporation, and was Chairman of the Board of OEA, Inc. until its sale earlier this year. He is also a member of the Board of Trustees of California Institute of Technology.

   Joseph M. Silvestri, Director. Mr. Silvestri became a director in 2001. Mr. Silvestri has been Vice President of CVC since 1990. Mr. Silvestri is also Vice President of Court Square. Mr. Silvestri is also a director of Triumph Group, Euramax International, MacDermid and ISG Resources.

Director Compensation and Arrangements

   Mr. Sperlich received $110,625 in directors fees during the five-month period ending December 31, 2000 for services related to special projects (in connection with acquisitions and strategic alliances) undertaken by him at the direction of the board of directors.

   In connection with the merger of DRI Acquisition into our company, the board of directors formed a special committee to evaluate the terms of the tender offer and merger. The members of the special committee were Mr. Sperlich and Mr. Schultz. In connection with Mr. Sperlich's and Mr. Schultz's service on the special committee, each received $1,000 per meeting of the special committee attended as compensation, plus reimbursement for all out of pocket expenses incurred in attending those meetings.

   We currently contemplate that those persons listed above as one of our directors may receive compensation for services performed as a director.

Executive Compensation

   The following table sets forth, for the five-month transition period ending December 31, 2000 and the three years ending July 31, 2000, the information regarding the cash compensation paid by us, as well as other compensation paid or accrued for that period, to each of our executive officers named below, in all capacities in which they served.

                           Summary Compensation Table

                                                       Long Term
                                                    Compensation(1)
                                                    ---------------
                                    Compensation      Securities
   Name and Principal            ------------------   Underlying       All Other
        Position         Year    Salary($) Bonus($)   Options(#)    Compensation($)
   ------------------    ----    --------- -------- --------------- ---------------
                                    (dollars in
                                     thousands)
Harold K. Sperlich...... 2000(2)     --     206.3          --            110.6(4)
 Chairman of the Board   2000      123.6    262.2        7,000           252.2(4)
                         1999      295.0    292.4        7,000            23.9(4)
                         1998      275.0    280.5        6,900            29.6(4)

Thomas J. Snyder........ 2000(2)   158.3    244.7       52,100             5.5(5)
 President and Chief
  Executive Officer      2000      350.0    387.3        7,000            17.3(5)
                         1999      295.0    292.4        7,000            13.8(5)
                         1998      275.0    280.5        6,900             9.7(5)

J. Timothy Gargaro(3)... 2000(2)   105.8     37.7       16,000             1.4(6)
 Senior Vice President
  and                    2000       62.5     62.7       20,000             0.2(6)
 Chief Financial Officer 1999        --       --           --              --
                         1998        --       --           --              --

Joseph P. Felicelli..... 2000(2)   110.3     80.4       16,575             5.8(7)
 Group Vice President,
  Aftermarket            2000      260.0    103.3        5,000            10.8(7)
                         1999      235.0     92.4        5,000            13.7(7)
                         1998      193.3    115.3        5,500             8.8(7)

Richard L. Stanley...... 2000(2)   117.3    143.4       17,550             1.2(8)
 President, Delco Remy
  America                2000      275.0    218.6        5,000            11.2(8)
                         1999      220.0    135.6        5,000             7.0(8)
                         1998      175.0    127.3        4,400             4.9(8)

Susan E. Goldy.......... 2000(2)   104.2    102.9       12,150             9.2(9)
 Senior Vice President   2000      245.0    162.8        3,500            22.5(9)
  and General
  Counsel                1999      230.0    136.7        3,500            23.1(9)
                         1998      225.2    125.3        5,300            22.6(9)

---------------------
(1) All options held by our executive officers and directors listed in this table were subsequently cancelled on March 14, 2001. See the Section below entitled "Stock Options" for more information.
(2)  For the five-month transition period ending December 31, 2000.
(3)  Mr. Gargaro joined us in May 2000.
(4) Includes the following: (i) $5,509 and $1,375 in matching contributions under our 401(k) Plan in fiscal years 1999 and 1998, respectively; (ii) $6,824, $2,000 and $3,146 in salaried medical retiree benefits in fiscal years 2000, 1999 and 1998 respectively; (iii) $9,601, $16,385 and $25,040 in premiums paid under a life insurance policy in fiscal years 2000, 1999 and 1998, respectively; and (iv) $110,625 and $235,733 in directors fees in the five-month transition period ending December 31, 2000 and fiscal year 2000, respectively. See the section above entitled "Director Compensation and Arrangements" for more information.
(5) Includes the following: (i) $7,778, $5,875 and $2,578 in matching contributions under our 401(k) Plan in fiscal years 2000, 1999 and 1998, respectively; and (ii) $5,512, $9,542, $7,947 and $7,139 in premiums paid under a life insurance policy in the five-month transition period ending December 31, 2000 and the fiscal years 2000, 1999 and 1998, respectively.
(6) Includes the following: (i) $235 in salaried medical retiree benefits in the fiscal year 2000; and (ii) $1,365 in premiums paid under a life insurance policy in the five-month transition period ending December 31, 2000.
(7)  Includes the following in the five-month transition period ending
     December 31, 2000 and fiscal years 2000, 1999 and 1998, respectively: (i) $967, $3,821, $6,919 and $3,850 in matching contributions under our 401(k) Plan; (ii) $2,000, $2,000, $2,000 and $2,000 in salaried medical retiree benefits; and (iii) $2,799, $4,930, $4,759 and $2,967 in premiums paid under a life insurance policy.
(8) Includes the following: (i) $9,216, $5,826 and $3,142 in matching contributions under our 401(k) Plan in fiscal years 2000, 1999 and 1998, respectively; and (ii) $1,178, $1,958, $1,138 and $1,797 in premiums paid under a life insurance policy in the five-month transition period ending December 31, 2000 and fiscal years 2000, 1999 and 1998 respectively.
(9) Includes the following: (i) $3,683, $4,211 and $3,097 in matching contributions under our 401(k) Plan in fiscal years 2000, 1999 and 1998, respectively; (ii) $2,000, $2,000, $2,000 and $2,700 in salaried medical retiree benefits in the five-month transition period ending December 31, 2000 and fiscal years 2000, 1999 and 1998, respectively; (iii) $1,294, $2,310, $2,240 and $1,567 in premiums paid under a life insurance policy in the five-month transition period ending December 31, 2000 and fiscal years 2000, 1999 and 1998, respectively; and (iv) $5,939, $14,525,
     $14,622 and $15,233 in living allowances in the five-month transition period ending December 31, 2000 and fiscal years 2000, 1999 and 1998, respectively.

Stock Options

   In conjunction with the merger of DRI Acquisition into our company on March 14, 2001, all previously existing stock options held by our executive officers and directors were cancelled and both of our previously existing stock option plans were terminated. There are currently no options outstanding to purchase securities of our company.

Retirement Plans

   Delco Remy America, Inc., our wholly-owned subsidiary, established the Delco Remy America Salaried Retirement Plan primarily to provide eligible salaried employees with a monthly pension benefit after retirement for life. As of December 31, 2000, our named executive officers have been credited with the following amounts of service under the retirement plan: Harold K. Sperlich--6.4 years; Thomas J. Snyder--38.4 years; J. Timothy Gargaro--0.7 years; Joseph P. Felicelli--3.4 years; Richard L. Stanley--22.8 years, and Susan E. Goldy--4 years.

Change of Control Agreements

   We executed change of control agreements with the following executive officers: Mr. Snyder, Mr. Gargaro, Mr. Felicelli, Mr. Stanley, Ms. Goldy, Mr. English and Mr. Mobouck. These agreements entitle each of the eligible executive officers to receive payments and benefits upon the occurrence of a change of control of our company followed by a termination of the executive's employment within the two years immediately following the change of control under specified circumstances. In the case of Mr. Snyder, the total payment will be equal to $2.7 million, and he will be entitled to receive continuation of medical, dental and life insurance benefits until his sixty-fifth birthday. Each eligible executive officer other than Mr. Snyder will receive a payment of $1.0 million (or if the termination occurs after the first two years following execution of the change of control agreements, three times his or her average compensation in the three full calendar years immediately preceding the termination of employment) and continuation of medical, dental and life insurance benefits for a period of one year after the termination of employment with us.

   Payments and other benefits received by Mr. Snyder will be subject to gross-up tax treatment so that we will compensate Mr. Snyder for any excise taxes applicable to payments and other benefits, including the gross-up payment, received by him upon a change of control. Payments and other benefits received by the other eligible executives will be subject to cut-back treatment so that any payments or other benefits to be received by any of them will be reduced to a level which eliminates any excise taxes. Under some circumstances, the present value of the payments and other benefits to be provided to the executives in connection with a change of control will not be deductible by us.

Amendments to Benefit Plans

   As a condition to the execution of the change of control agreements, we required the applicable executive officers to agree to amendments to our benefit plans. We amended the definition of "Change in Control" in the Delco Remy International, Inc. Supplemental Executive Retirement Plan, which we refer to as the executive retirement plan, to conform to the definition contained in the change of control agreements. In addition, we amended the executive retirement plan to provide that, upon a change in control, our company will not be required to place any funds in trust unless our board of directors determines in good faith that the change in control or any related or contemplated financing transaction will impair in any material respect the financial condition or creditworthiness of our company or any other surviving successor or entity. We further amended the executive retirement plan to remove the provision providing for accelerated vesting of benefits upon a change in control. All affected persons consented to the amendments.

Split-Dollar Insurance Agreements

   We entered into Collateral Assignment Split-Dollar Insurance Agreements, effective as of August 1, 2000, with some of our key management employees. The employees own the life insurance policies. However, they have assigned the policies to us as security for the repayment of premiums paid by us. Our interest in the cash value of the policy is equal to the premium paid by us, and the employees have a remaining interest in the cash value. If an employee dies while the collateral assignment is in place, we have a right to receive a portion of the death benefit equal to the amount of the premiums previously paid by us, with any excess payable to designated beneficiaries of the employee. Under the agreements, the employee is provided with life insurance protection under a universal life insurance product. The collateral assignment will terminate on the first to occur of the following events:

  .  total cessation of our business;

  .  bankruptcy, receivership or dissolution of our company;

  .  surrender or cancellation of the policy by the employee;

  .  employee entering into competition with us or one of our affiliates;

  . the delivery by the employee of a written notice terminating the agreement;

  .  death of the employee;

  .  termination of the employee's employment with us for cause; or

  .  as of the date the employee turns 65.

Upon the occurrence of any of these events other than death of an employee, the employee has an option to tender an amount equal to the amount of the premiums paid by us under the agreements, and upon receipt of the repayment we will release the assignment of the policy by the employee. Messrs Snyder, Gargaro, Felicelli, English and Stanley and Ms. Goldy are parties to the agreements.

   As a condition to execution of the change of control agreements, we required the applicable executives to agree to amend the agreements to conform the definition of change in control to the definition included in the change of control agreements. We also amended the agreements to provide that our obligations to place substantial sums in trust for the benefit of the beneficiaries in connection with a change in control will be triggered only if our board of directors determines in good faith that the change in control or any related or contemplated financing transaction will impair in any material respect the financial condition or creditworthiness of our company or any other surviving or successor entity.

Employment Agreement

   We entered into an employment agreement with Mr. Snyder which provides for his employment until July 2001. Mr. Snyder's agreement will automatically extend for successive additional 12-month periods after July 2001 until notice by either us or Mr. Snyder. Mr. Snyder receives an annual base salary of $350,000, subject to merit increases as determined by our board of directors, plus annual performance bonuses as determined by the board of directors. The agreement provides that Mr. Snyder may not engage in any business competitive with us while employed by us and for a period of one year thereafter.

                           OWNERSHIP OF CAPITAL STOCK

   The following table sets forth certain information regarding the beneficial ownership of our preferred stock and common stock as of May 1, 2001.

                                                  Number and Percent of Shares
                          -----------------------------------------------------------------------------------
                            Preferred Stock       Class A Stock(1)  Class B Stock(1)       Class C Stock(1)
                          ----------------------- ---------------- --------------------- --------------------
Name of Beneficial Owner     Number       Percent  Number  Percent   Number      Percent    Number    Percent
------------------------  ------------    ------- -------- ------- ----------    ------- ------------ -------
Court Square Capital      1,741,317.00(3)  83.22% 1,000.00   100%  205,037.78(3)  29.64% 1,677,843.18   100%
 Limited(2).............
 399 Park Avenue
 New York, New York
 10043
Berkshire Hathaway Inc.     460,404.96     22.00%      --    --    498,098.94     72.01%          --    --
  ......................
 1440 Keewit Plaza
 Omaha, Nebraska 68131
DRI Group LLC(4)........    198,136.02      9.47%      --    --    214,357.68     30.99%          --    --
 c/o Court Square
 Capital Limited
 399 Park Avenue
 New York, New York
 10043
Harold K. Sperlich......           --        --        --    --           --        --            --    --
Thomas J. Snyder(5).....      9,174.56      0.44%      --    --     51,425.69      7.43%          --    --
J. Timothy Gargaro......           --        --        --    --           --        --            --    --
Joseph P. Felicelli.....      1,257.73      0.06%      --    --     13,465.97      1.95%          --    --
Susan E. Goldy..........      1,921.06      0.09%      --    --     14,078.34      2.04%          --    --
Roderick English........      2,618.84      0.13%      --    --     14,833.25      2.14%          --    --
Patrick C. Mobouck......        327.36      0.02%      --    --     13,354.16      1.93%          --    --
Richard Stanley.........      5,728.72      0.27%      --    --     19,697.73      2.85%          --    --
E.H. Billig.............           --        --        --    --           --        --            --    --
Richard M. Cashin,
 Jr.(6).................      8,614.61      0.41%      --    --      9,319.90      1.35%          --    --
Michael A. Delaney......           --        --        --    --           --        --            --    --
James R. Gerrity(7).....      4,307.30      0.21%      --    --      4,659.94      0.67%          --    --
Robert J. Schultz.......           --        --        --    --           --        --            --    --
Joseph M. Silvestri.....           --        --        --    --           --        --            --    --
All directors and
 executive officers as a
 group (9 persons)......     35,535.27      1.70%      --    --    145,149.84     20.98%          --    --

---------------------
(1) The original holders of the voting Class A Common Stock are entitled to a number of votes equal to 51% of the total number of votes entitled to be cast by the holders collectively owning all of the Class A Common Stock and the Class B Common Stock. The holders of Class B Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Class C Common Stock have no voting rights. The Class A Common is convertible into an equal number of shares of Class B Common Stock, the Class B Common Stock is convertible into an equal number of shares of Class C Common Stock and the Class C Common Stock is convertible into an equal number of shares of Class B Common Stock.
(2) Court Square is a Delaware corporation principally engaged in the business of making leveraged acquisitions. Court Square is owned by Citicorp Banking Corporation, a Delaware corporation. Citicorp, a Delaware corporation, owns all of the outstanding capital stock of Citicorp Banking Corporation. Citigroup Holdings Company, a Delaware corporation, owns all of the outstanding common stock of Citicorp. Citigroup Inc., a Delaware corporation, or Citigroup, owns all the outstanding common stock of Citigroup Holdings Company.
(3) All shares of Class B Common Stock and 189,521.41 shares of preferred stock reported for Court Square above are held by DRI Group. Court Square may be deemed to beneficially own these shares as a result of its affiliation with DRI Group. Court Square disclaims beneficial ownership of all shares held by DRI Group, except for those shares reported by Court Square above.
(4) DRI Group is a Delaware limited liability company owned by Court Square and Richard M. Cashin, Jr., one of our directors. Court Square holds 2,200,000 Class B common units of DRI Group that it received in exchange for 2,200,000 shares of our Class A common stock prior to the going private transaction, which

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   we refer to as the Old Class A Common Stock. Mr. Cashin holds 100,000 Class
   A common units of DRI Group that he received in exchange for 100,000 shares of Old Class A Common Stock.
(5) Includes 1,292.19 shares of Preferred Stock and 14,397.98 shares of Class B Common Stock held by Daisy Farm Limited Partnership of which Mr. Snyder is the general partner.
(6) Richard M. Cashin, Jr., who is one of our directors, is affiliated with DRI Group in the capacities described under "Management--Directors, Executive Officers and Key Employees" and footnote (4) above. All shares reported for Mr. Cashin above are held by DRI Group. Mr. Cashin may be deemed to beneficially own these shares as a result of his affiliation with DRI Group. Mr. Cashin disclaims beneficial ownership of all shares held by DRI Group, except for those shares reported by Mr. Cashin above.
(7) Includes 3,877 shares of preferred stock and 431 shares of preferred stock held by The James R. Gerrity Living Trust and The Susan Gerrity Living Trust, respectively, and 4,194 shares of Class B Common Stock and 466 shares of Class B Common Stock held by The James R. Gerrity Living Trust and The Susan Gerrity Living Trust, respectively.

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                          DESCRIPTION OF CAPITAL STOCK

Preferred Stock

   Our Amended and Restated Certificate of Incorporation provides that we may issue 3,500,000 shares of preferred stock, all of which will be designated as 12% Series A Cumulative Compounding Preferred Stock. The preferred stock will have a stated value of $100 per share and will be entitled to semi-annual dividends commencing September 15, 2001, when, as and if declared, which dividends are cumulative, whether or not earned or declared, and accrue at a rate of 12%, compounding annually. As of the date of this prospectus, 2,092,549.91 shares of our preferred stock were outstanding. The vote of a majority of the outstanding shares of the preferred stock, voting as a separate class, will be required to (1) create, authorize or issue any other class or series of stock entitled to a preference prior to the preferred stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Company, or increase the authorized amount of any such other class or series, or (2) amend our Certificate of Incorporation if the amendment would adversely affect the relative rights and preferences of the holders of the preferred stock. Except as described above or as otherwise required by law, the preferred stock is not entitled to vote.

   We may not pay any dividend upon capital stock junior to the preferred stock, except for a dividend payable in capital stock junior to the preferred stock (including the common stock or junior stock), or redeem or otherwise acquire shares of junior stock, unless all cumulative dividends on the preferred stock have been paid in full. Upon liquidation, dissolution or winding up, holders of preferred stock are entitled to receive out of our legally available assets, before any amount is paid to holders of junior stock, an amount equal to $100 per share of preferred stock, plus all accrued and unpaid dividends to the date of final distribution. If our available assets are insufficient to pay the holders of the outstanding shares of preferred stock in full, the assets, or the proceeds from the sale of the assets, will be distributed ratably among the holders of the preferred stock. The preferred stock is not mandatorily redeemable prior to April 16, 2021. We anticipate that the dividends on the preferred stock will be declared and accrued but not paid. Our ability to pay cash dividends, and to redeem the preferred stock, is subject to restrictions contained in the senior credit facility, the 8 5/8% Senior Notes Due 2007, the 10 5/8% Senior Subordinated Notes Due 2006 and the notes.

Common Stock

   Our Amended and Restated Certificate of Incorporation provides that we may issue 12,001,000 shares of common stock, divided into three classes consisting of 1,000 shares of Class A Common Stock, 6,000,000 shares of Class B Common Stock and 6,000,000 shares of Class C Common Stock. As of the date of this prospectus, 2,370,575.05 shares of our common stock were outstanding.

   The holders of Class A Common Stock are entitled to vote on all matters submitted to a vote of the stockholders. The original holders of Class A Common Stock, or Court Square, Citicorp or Citibank, N.A. or any direct or indirect subsidiary of Citicorp or Citibank, N.A., in each case, to the extent that the entity is the owner of Class A Common Stock, are entitled to that number of votes equal to, in the aggregate, 51% of the total number of votes entitled to be cast by the holders collectively owning all of the outstanding shares of Class A Common Stock and Class B Common Stock. The number of votes to be cast by the holder of Class A Common Stock may vary and is determined, in each instance, prior to a vote of stockholders. If at any time the aggregate principal amount of indebtedness outstanding under our (1) Indenture dated August 1, 1996 among us, certain of our subsidiaries and National City Bank of Indiana; and (2) Indenture dated December 22, 1997 among us, certain of our subsidiary guarantors and United States Trust Company of New York is less than $50,000,000, the holder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held. So long as the holders of the Class A Common Stock are entitled to more than one vote per share, in any election of our directors, 21% (rounded up to the nearest whole director) of the directors to be elected shall be elected by a majority of the votes cast by the holders of shares of outstanding Class B Common Stock other than Court Square or any person that is or is deemed to be in the consolidated tax group of which Court Square is a member.

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   The holders of Class B Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We cannot amend our Amended and Restated Certificate of Incorporation, enter into any plan of liquidation, recapitalization, reorganization, reclassification, consolidation or merger, sell all or substantially all of our assets or stock or enter into any other business combination without the approval of a majority of the holders of Class B Common Stock. Except as required by law, the holders of Class C Common Stock have no voting rights.

   Under our Amended and Restated Certificate of Incorporation, shares of Class A Common Stock are convertible into an equal number of shares of Class B Common Stock. Shares of Class B Common Stock are convertible into an equal number of shares of Class C Common Stock. Shares of Class C Common Stock are convertible into an equal number of shares of Class B Common Stock. In the case of a conversion from Class C Common Stock, which is nonvoting, into Class B Common Stock, which is voting, the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class B Common Stock which would be held upon conversion.

Securities Transfer, Recapitalization and Holders Agreement

   In connection with our recapitalization, our stockholders entered into the Securities Transfer, Recapitalization and Holders Agreement dated March 14, 2001, which we refer to as the Stockholders Agreement, containing certain agreements among the stockholders regarding our capital stock and corporate governance.

   According to our Stockholders Agreement, so long as Court Square owns at least 5% of our common stock outstanding, Court Square has the right to designate observers to attend meetings of our Board of Directors. The Stockholders Agreement contains provisions which, with certain exceptions, restrict the ability of the stockholders to transfer any of our common stock or preferred stock. Subject to some conditions, if holders of at least 50% of our common stock approve the sale of the company, each stockholder has agreed to consent to the sale and, if the sale includes the sale of stock, each stockholder has agreed to sell all of the stockholder's common stock on the terms and conditions approved by holders of a majority of our common stock then outstanding. Subject to some limitations, neither Court Square nor DRI Group may sell any of their shares of our common stock without offering the other stockholders a pro rata opportunity to participate in the sale.

   The Stockholders Agreement also provides for certain additional restrictions on transfer of our shares by our executive officers and other employees, whom we refer to as our management investors, including our right to repurchase certain shares upon termination of the management investor's employment prior to March 14, 2006, at a formula price, and the grant of a right of first refusal in our favor in the event a management investor elects to transfer his shares of common stock.

Preferred Stockholders Agreement

   In connection with our recapitalization, our stockholders entered into a Preferred Stockholders Agreement dated March 14, 2001, which we refer to as the Preferred Stockholders Agreement, containing additional agreements among the stockholders regarding our preferred stock. Subject to some limitations, neither Court Square nor DRI Group may sell any of their shares of our preferred stock without offering the other stockholders a pro rata opportunity to participate in the sale. Subject to some conditions, if holders of at least 50% of our common stock approve the sale of our company, each stockholder has agreed to consent to the sale and, if the sale includes the sale of stock, each stockholder has agreed to sell all of the stockholder's preferred stock on the terms and conditions approved by holders of a majority of our common stock then outstanding.

Registration Rights Agreement

   In connection with their entry into the Stockholders Agreement, we, Court Square, World Equity Partners, L.P., DRI Group, the management investors and some of our other stockholders entered into a Registration

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Rights Agreement dated March 14, 2001, which we refer to as the Registration
Rights Agreement. According to the Registration Rights Agreement, upon the written request of Court Square we will prepare and file a registration statement with the SEC concerning the distribution of all or part of the shares held by that party and use our best efforts to cause the registration statement to become effective. If at any time we file a registration statement for common stock pursuant to a request by Court Square or otherwise, we will allow the other parties to the Registration Rights Agreement to have their shares of common stock (or a portion of their shares under certain circumstances) included in the registered offering of our common stock. We are not bound by this requirement if we are filing a registration statement on Form S-8, Form S-4 or any similar form, a registration statement filed in connection with a share exchange or an offering solely to our employees or existing stockholders, or a registration statement registering a unit offering. We will pay the registration expenses of the selling stockholders (other than underwriting commissions, brokerage fees and transfer taxes applicable to the shares sold by the stockholders or the fees and expenses of any accountants or other representatives retained by a selling stockholder).

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On February 7, 2001, we entered into an Agreement and Plan of Merger with Court Square and DRI Acquisition LLC, which we refer to as DRI Acquisition, which provided for the consummation of a cash tender offer for 9,716,135 shares of our Old Class A Common Stock not then owned by Court Square at $9.50 per share and the merger of DRI Acquisition with and into our company.

   On February 23, 2001, at 12:00 midnight New York City time, the tender offer terminated and, after giving effect to the tender offer, DRI Acquisition and Court Square owned more than 90% of the issued and outstanding Old Class A Common Stock. Court Square contributed shares of Old Class A Common Stock to enable DRI Acquisition to consummate the merger without the need for action by our other stockholders. On March 14, 2001, DRI Acquisition merged with and into us and we became the surviving corporation in the merger.

   In connection with the completion of the merger, we amended our Certificate of Incorporation to recapitalize our capital stock into three classes of common stock, Class A, Class B and Class C, and one class of preferred stock. See "Description of Capital Stock." We also entered into the Stockholders Agreement, the Preferred Stockholders Agreement, and the Registration Rights Agreement, together with DRI Acquisition, Court Square, DRI Group, World Equity Partners, L.P. and some of our managers and directors. See "Description of Capital Stock--Securities Transfer, Recapitalization and Holders Agreement," "--Preferred Stockholders Agreement," "--Registration Rights Agreement" and "Ownership of Capital Stock."

   Also in connection with the merger, we:

  . issued a new warrant to World Equity Partners, L.P., which has since been exercised and the shares obtained have been sold to Berkshire Hathaway Inc.;

  . executed change of control agreements with some of our executive officers;

  . amended some of our benefit plans; and

  . entered into Collateral Assignment Split-Dollar Insurance Agreements with some members of our key management.

   See "Description of Capital Stock--Warrant to Purchase Preferred Stock and Class B Common Stock," "Management--Change of Control Agreements," "-- Amendments to Benefit Plans," "--Split-Dollar Insurance Agreements."

   As a result of these transactions, Court Square and DRI Group together own beneficially about 94.3% of our outstanding common stock. However, either entity may from time to time consider selling a portion of its holdings.

   In connection with our separation from GM in July 1994, Thomas J. Snyder, President, Chief Executive Officer and a director, received a loan from us to purchase Old Class A Common Stock. The outstanding balance of the loan and accrued interest was about $89,000 and was fully repaid in March 2001.

   Court Square has agreed to provide advisory services to us. Pursuant to the terms of the advisory agreement, Court Square was paid about $300,000 upon consummation of the offering of the old notes.

   An investment fund administered by an affiliate of Court Square acquired an aggregate principal amount of $15 million of the old notes in connection with the offering of the old notes.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

   General. On December 16, 1997, we entered into a fourth amended and restated financing agreement with a syndicate of lenders led by Bank One, Indiana, N.A., which we refer to as Bank One. The amended and restated financing agreement, as further amended in connection with the sale of the old notes, provides for up to $300 million of revolving credit availability, which we refer to as the Senior Credit Facility. Each of our domestic operating subsidiaries are parties to the Senior Credit Facility. The obligations under the Senior Credit Facility of each domestic operating subsidiary is unconditionally guaranteed by each other domestic operating subsidiary and each of our company and our domestic subsidiaries which are holding companies. The obligations under the Senior Credit Agreement are secured by a first lien on substantially all of our assets and the assets of our domestic subsidiaries, including a pledge of the stock of our domestic subsidiaries. The obligations and the guarantees arising under the Senior Credit Agreement rank pari passu with the 8 5/8% Senior Notes Due 2007 and rank senior to all our other indebtedness.

   The amount available to us for borrowing under the Senior Credit Facility is $300 million, which is available for general corporate purposes, including acquisitions, and is referred to as the Commitment Amount. Our available borrowings under the Senior Credit Facility are subject to satisfaction of specific requirements, including compliance with financial covenants in the facility and specific debt incurrence tests under the indentures governing the 8 5/8% Senior Notes Due 2007, the 10 5/8% Senior Subordinated Notes Due 2006 and these notes. The Senior Credit Facility terminates on October 31, 2003. There is a sub-limit for letters of credit equal to the lesser of (1) the Line of Credit less all Revolving Loans (as defined in the Senior Credit Facility) at the time of the issuance of a letter of credit and (2) $30 million.

   Interest Rates. Generally, interest on outstanding borrowings under the Senior Credit Facility is payable monthly and accrues at an annual rate equal to, at our option, either the Base Rate or the LIBOR-Based Rate. The "Base Rate" is equal to the higher of (1) the rate of interest established and quoted from time to time by Bank One as its prime rate and (2) 0.5% per annum above the latest federal funds rate, plus the Applicable Spread. The "LIBOR-Based Rate" means a rate of interest equal to the sum of the London Interbank Offered Rate, plus the Applicable Spread. The "London Interbank Offered Rate" means the rate of interest at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two business days prior to the beginning of the applicable interest period, plus the increased costs in maintaining the deposits. The "Applicable Spread" will range from 1.25% to 2.50%, if determining a LIBOR-Based Rate, and from 0.00% to 0.75%, if determining a prime-based rate or a fed funds-based rate, depending upon our ratio of total funded debt to EBITDA (as defined in the Senior Credit Facility).

   Maturity and Optional Prepayments. All borrowings under the Senior Credit Facility will mature on October 31, 2003, except that the aggregate principal amount outstanding may not exceed the Commitment Amount at any time. Borrowings under the Senior Credit Facility are prepayable at any time without premium or penalty, except that any prepayment of a LIBOR-Based Rate loan that is made prior to the end of the applicable interest period will be subject to reimbursement of breakage costs.

   Covenants. The Senior Credit Facility contains certain customary covenants, including:

  . reporting and other affirmative covenants;

  . financial covenants, including ratio of senior funded debt to EBITDA, ratio of funded debt to EBITDA, ratio of EBIT (as defined in the Senior Credit Facility) to cash interest, fixed charge coverage ratio and minimum current ratio; and

  . negative covenants, including restrictions on incurrence of other indebtedness, amendments with respect to other indebtedness (including the notes), payment of cash dividends and other distributions to

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   stockholders, liens in favor of parties other than the lenders under the
   Senior Credit Facility, certain guarantees of obligations of or advances to others, sales of material assets not in the ordinary course of business, certain acquisitions of assets, engaging in transactions with affiliates, repayment of subordinated debt, making of certain investments and capital expenditures.

   Events of Default. The Senior Credit Facility also contains customary events of default, including:

  . non-payment of principal, interest or fees;

  . violation of covenants; inaccuracy of representations or warranties;

  . cross-default to certain other indebtedness including the notes;

  . bankruptcy;

  . a change of control of our company or specific domestic subsidiaries of our company; and

  . any failure to apply proceeds of an underwritten public offering of our equity securities as required by the Senior Credit Facility.

   Fees. We will pay, on a quarterly basis, a per annum fee on the unused commitment amount ranging from 0.25% to 0.50% based on the ratio of total funded debt to EBITDA.

8 5/8% Senior Notes Due 2007

   On December 22, 1997, we issued 8 5/8% Senior Notes Due 2007, which we refer to as the senior notes, in an aggregate principal amount of $145 million. The senior notes accrue interest at the rate of 8 5/8% per annum, are payable in cash semi-annually on June 15 and December 15, and are due December 15, 2007. The senior notes are fully and unconditionally guaranteed on a senior basis by our material domestic subsidiaries.

   The senior notes were issued under an indenture dated as of December 22, 1997. The indenture contains covenants by us in favor of the holders of the senior notes, who we refer to as the senior note holders. These covenants include certain restrictions on our ability and the ability of certain of our subsidiaries to:

  . incur indebtedness, except for permitted indebtedness;

  . pay dividends or purchase or redeem stock or repay before maturity any obligation subordinate to the senior notes;

  . incur future restrictions on the ability to pay dividends and transfer assets;

  . sell assets and capital stock of subsidiaries;

  . engage in transactions with affiliates;

  . incur or permit to exist liens on their assets, except for permitted liens; and

  . engage in mergers, consolidations or transfers of all or substantially all their assets.

   The senior notes are effectively subordinate in right of payment to all our senior secured indebtedness, including the Senior Credit Facility.

   The senior notes are redeemable in whole or in part at our option at any time on or after December 15, 2002, at a price beginning at 104.313% of the aggregate principal amount to be redeemed, declining ratably to 100% on and after December 15, 2005.

   Upon the occurrence of specific changes in control of our company, each senior note holder has the right to require us to purchase all or a portion of the senior note holder's notes at a price equal to 101% of the aggregate principal amount of the senior notes. Our and some of our subsidiaries' failure to pay specific

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indebtedness when due constitutes, among other things, an event of default under the senior notes and can lead to the acceleration of the payment of the senior notes.

10 5/8% Senior Subordinated Notes Due 2006

   On August 2, 1996, we issued $140 million aggregate principal amount of 10 5/8% Senior Subordinated Notes Due 2006, which we refer to as the 1996 senior subordinated notes. Interest on the 1996 senior subordinated notes accrues at 10 5/8% per annum and is payable in cash semi-annually on February 1 and August 1 and are due August 1, 2006. The 1996 senior subordinated notes are fully and unconditionally guaranteed on a senior subordinated basis by our material domestic subsidiaries. The 1996 senior subordinated notes are subordinate in right of payment to all our senior indebtedness, including the Senior Credit Facility and the 8 5/8% Senior Notes Due 2007, and will rank pari passu with the new notes, like the old notes.

   The 1996 senior subordinated notes were issued under an indenture dated as of August 1, 1996. The indenture contains covenants by us in favor of the holders of the 1996 senior subordinated notes, who we refer to as the 1996 note holders. These covenants include certain restrictions on our ability and the ability of certain of our subsidiaries to:

  . incur indebtedness, except for permitted indebtedness;

  . pay dividends or purchase or redeem stock or repay before maturity any obligation subordinate to the 1996 senior subordinated notes;

  . incur future restrictions on the ability to pay dividends and transfer assets;

  . sell assets and capital stock of subsidiaries;

  . engage in transactions with affiliates;

  . incur or permit to exist liens on assets, except for permitted liens; and

  . engage in mergers, consolidations or transfers of all or substantially all their assets.

   The 1996 senior subordinated notes are redeemable in whole or in part at our option at any time on or after August 1, 2001, at a price beginning at 105.313% of the aggregate principal amount to be redeemed, declining ratably to 100% on and after August 1, 2004.

   Upon the occurrence of specific changes in control of our company, each 1996 note holder has the right to require us to purchase all or a portion of the 1996 note holder's notes at a price equal to 101% of the aggregate principal amount of the 1996 senior subordinated notes. Our and some of our subsidiaries' failure to pay specific indebtedness when due constitutes, among other things, an event of default under the 1996 senior subordinated notes and can lead to the acceleration of the payment of the 1996 senior subordinated notes.

GM Contingent Purchase Price Note

   General. In connection with our separation from GM in July 1994, Delco Remy America issued to GM a contingent purchase price note, which we refer to as the GM note. The GM note is payable in five equal consecutive annual installments commencing on July 31, 2004. The amount of the payment will be based on a percentage of our average earnings in the three year period ending December 31, 2003 in excess of certain imputed earnings.

   Amount Payable. The principal amount of this GM note is calculated by:

  . multiplying five by (1) the sum of EBIT (as defined below) for the three years ended December 31, 2001, 2002 and 2003 divided by three minus (2) the average three-year Imputed Return (as defined below) on any additional investment made by us (whether financed in the form of debt or equity) to fund any acquisition we made after June 31, 1994 and on our balance sheet for any one or more of December 31,

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   2001, 2002 and 2003, which we refer to as the additional investments. For purposes of the GM note, "EBIT" means net income plus the provision for income taxes and interest expense, plus or minus any extraordinary charges or credits or nonrecurring charges or credits, as the case may be, included in the determination of net income, as reflected on our company's audited consolidated financial statements for the period in question, and "Imputed Return" for any year means an amount determined by multiplying
   (A) 0.175 times the additional investment times (B) the number of days the investment(s) was outstanding during that year divided by 365 days;

  . subtracting from the total in (A) above, the sum of the outstanding principal plus accrued but unpaid interest thereon of all senior, mezzanine, subordinated and all other debt and redeemable preferred stock as reflected on our company's audited consolidated balance sheet as of December 31, 2003, which we refer to as the senior obligations. The senior obligations do not include the outstanding balance of any of the foregoing as of December 31, 2003 to the extent that the original proceeds from the debt or redeemable preferred stock was accounted for as an additional investment; and

  . multiplying the result by the percentage obtained by dividing 100,000 (as adjusted for stock splits, reverse stock splits and stock dividends) by the total number of shares of all classes of our common stock outstanding on a fully diluted basis as of the date of determination, excluding any shares issued subsequent to July 31, 1994 to the extent the proceeds therefrom have been accounted for as an additional investment.

   Interest Rate. No interest accrues on the contingent payment.

   Subordination Terms. The GM note is subordinated in right of payment to our senior credit facility under the terms of a subordination agreement, by and among Delco Remy America and the lenders under the senior credit facility. Under the terms of the subordination agreement, Delco Remy America may make payments of interest and principal on the GM note when due unless a representative of the lenders under the senior credit facility gives notice to GM that an event of default has occurred under the senior credit facility, which we refer to as a suspension notice. GM may not receive any payments or take any legal action for the collection of the GM note during the 179-day period on or from the receipt of a suspension notice (or a shorter period if the event of default under the senior credit facility is waived or cured).

Ballantrae Subordinated Debt

   In 1996, Tractech Inc. issued a note, which we refer to as the Ballantrae subordinated debt, in favor of Dyneer Corporation, which we refer to as Dyneer, in the original principal amount of $10.0 million. Tractech has repaid all but $750,000 of the outstanding principal amount of the Ballantrae subordinated debt. The Ballantrae subordinated debt:

  . matures on October 31, 2006; and

  . bears interest at a rate of 11% per annum.

   Tractech may prepay the remaining balance of the Ballantrae subordinated debt at any time in whole or in part without premium or penalty. Tractech has the right to set-off $750,000 against the outstanding amount of the Ballantrae subordinated debt within 30 days of the entry of a final non-appealable order by a court of competent jurisdiction in specific patent litigation, if the order fails to grant Tractech the unfettered and exclusive right to make, manufacture, have made, market and sell a particular line of differentials without geographic or other restrictions and without cash payments.

   Tractech's obligations under the Ballantrae subordinated debt are guaranteed by Ballantrae Corporation, which we call Ballantrae, and the Ballantrae subordinated debt is subject to the Subordination Agreement dated as of October 24, 1996, among Tractech, Dyneer, Ballantrae Corporation and Bank One, Indiana, N.A. and the Subordination Pledge Agreement dated as of October 24, 1996 between Ballantrae and Dyneer, by which Ballantrae pledged all of the capital stock of Tractech to Dyneer.

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                              DESCRIPTION OF NOTES

   Delco Remy International, Inc. issued the Notes under an Indenture (the "Indenture") among itself, its material domestic subsidiaries and First Union National Bank, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

   Certain terms used in this description are defined under the subheading "-- Certain Definitions." In this description, the word "Company" refers only to Delco Remy International, Inc. and not to any of its subsidiaries.

   The following description is only a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture and the Registration Rights Agreement because they, not this description, define your rights as Holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Notice to Investors."

Brief Description of the Notes

   These Notes:

  .  are unsecured senior subordinated obligations of the Company;

  . are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

  . are senior in right of payment to any future Subordinated Obligations of the Company;

  .  are guaranteed by each Subsidiary Guarantor; and

  . are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Principal, Maturity and Interest

   The Company issued the Notes initially with a maximum aggregate principal amount of $165.0 million. The Company will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on May 1, 2009. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness," we are permitted to issue more Notes under the Indenture (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of Notes," references to the Notes include any Additional Notes actually issued.

   Interest on the Notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2001. We will make each interest payment to the Holders of record of these Notes on the immediately preceding April 15 and October 15. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

   Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

   Except as set forth below, we will not be entitled to redeem the Notes at our option prior to May 1, 2005.

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

   On and after May 1, 2005, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                                                      Redemption
      Period                                                            Price
      ------                                                          ----------
      2005...........................................................  105.500%
      2006...........................................................  103.667%
      2007...........................................................  101.833%
      2008 and thereafter............................................  100.000%

   In addition, before May 1, 2004, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 111%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that

     (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

     (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

Selection and Notice of Redemption

   If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate.

   We will redeem Notes of $1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

   If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

   We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions "-- Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase Notes in the open market or otherwise.

Guarantees

   The Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy laws or comparable state laws, which could result in the holders of notes not being able to rely on that subsidiary guarantor to satisfy claims."

   Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

   If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors--A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy laws or comparable state laws, which could result in the holders of notes not being able to rely on that subsidiary guarantor to satisfy claims."

   The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

     (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor; or

     (2) upon the sale or disposition of all or substantially all of the assets of a Subsidiary Guarantor;

in each case other than to the Company or a Restricted Subsidiary and as permitted by the Indenture.

Ranking

 Senior Indebtedness versus Notes

   The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Subsidiary Guarantee will be subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Company and such Subsidiary Guarantor with respect to the Senior Credit Facility and the Company's 8 5/8% Senior Notes Due 2007 (the "8 5/8% Senior Notes").

   As of March 31, 2001, after giving pro forma effect to the sale of the Notes and the use of the net proceeds as described under the heading "Use of Proceeds:"

     (1) the Company's Senior Indebtedness would have been about $200.1 million, including its guarantee of about $55.1 million of secured Senior Indebtedness of its subsidiaries under the Senior Credit Facility and $145 million of Senior Indebtedness of the Company represented by the 8
  5/8% Senior Notes; and

     (2) the Senior Indebtedness of the Subsidiary Guarantors would have been about $220.4 million, including their secured Senior Indebtedness under the Senior Credit Facility and their guarantees of Senior Indebtedness of the Company under the 8 5/8% Senior Notes.

   Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness."

 Liabilities of Subsidiaries versus Notes

   All of our operations are conducted through our subsidiaries. Our foreign subsidiaries and some of our immaterial domestic subsidiaries are not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including Holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

   At March 31, 2001, after giving pro forma effect to the sale of the Notes and the use of the net proceeds as described under the heading "Use of Proceeds," the total liabilities of our subsidiaries (other than the Subsidiary Guarantors) would have been about $70.7 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "--Certain Covenants-- Limitation on Indebtedness."

 Other Senior Subordinated Indebtedness versus Notes

   Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively, including the obligations of the Company and such Subsidiary Guarantor with respect to the Company's 10 5/8% Senior Subordinated Notes Due 2006 (the "10 5/8% Senior Subordinated Notes") and the GM Note.

   As of March 31, 2001, after giving pro forma effect to the sale of the Notes and the use of the net proceeds as described under the heading "Use of Proceeds:"

     (1) the Company's Senior Subordinated Indebtedness would have been about $302.9 million, consisting of the Notes and $140.0 million of Senior Subordinated Indebtedness represented by the 10 5/8% Senior Subordinated Notes; and

     (2) the Senior Subordinated Indebtedness of the Subsidiary Guarantors would have been about $302.9 million, consisting of the GM Note and their respective guarantees of Senior Subordinated Indebtedness of the Company represented by the Notes and the 10 5/8% Senior Subordinated Notes.

   We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinated or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

 Payment of Notes

   We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

     (1) any Senior Indebtedness of the Company is not paid in full in cash when due; or

     (2) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the

Representatives of all Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

   During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to
us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

     (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

     (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

     (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

   Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

   Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

     (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

     (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive certain Capital Stock and subordinated debt obligations; and

     (3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

   If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company nor any Subsidiary Guarantor may pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

   A Subsidiary Guarantor's obligations under its Subsidiary Guarantee are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

   By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

   The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "--Defeasance."

Registered Exchange Offer; Registration Rights

   We have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions,

     (1) within 90 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

     (2) to use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date;

     (3) as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), to offer the Exchange Notes in exchange for surrender of the Notes; and

     (4) to keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders of the Notes.

   For each Note tendered to us pursuant to the Registered Exchange Offer, we will issue to the Holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

   Under existing SEC interpretations, the Exchange Notes will be freely transferable by Holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

   Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

   A Holder of Notes (other than certain specified Holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

   In the event that:

     (1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer;

     (2) for any other reason we do not consummate the Registered Exchange Offer within 180 days of the Issue Date;

     (3) an initial purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

     (4) certain Holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

     (1) promptly file a shelf registration statement (the "Shelf
  Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be;

     (2) (A) in the clause (1) above, use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 150th calendar day following the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 60th day after the date on which the Shelf Registration Statement is required to be filed; and

     (3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c),
  (e), (f) and (h) of Rule 144, (B) two years from the effective date of the Shelf Registration Statement (or until one year from the effective date of the Shelf Registration Statement if the Shelf Registration Statement is filed at the request of an initial purchaser) and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

   We will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A Holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations).

   We will pay additional cash interest on the applicable Notes and Exchange Notes, subject to certain exceptions,

     (1) if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Issue Date;

     (2) if the Exchange Offer Registration Statement or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Issue Date;

     (3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective;

     (4) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 45th day after the date (the "Shelf Filing Date") on which the obligation to file a Shelf Registration Statement arises;

     (5) if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date; or

     (6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in accordance with and during the periods specified in the Registration Rights Agreement;

(each such event referred to in the preceding clauses (1) through (6) a "Registration Default"), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

   The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

   All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

   If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Change of Control

   Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) prior to the first public offering of common stock of the Company after the Issue Date, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of any Person (the "specified entity") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

     (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

     (3) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

     (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than any merger or consolidation with or into, or any sale to, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets; or

     (5) the adoption of a plan relating to the liquidation or dissolution of the Company.

   Within 30 days following any Change of Control (but subject to compliance with the immediately succeeding paragraph), we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including relevant financial information);

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

   We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

   The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness" and "--Limitation on Liens." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

   The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In those circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Notes.

   The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Book-Entry, Delivery and Form

   We will initially issue the Notes in the form of one or more global notes (the "Global Note"). The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. You may hold your beneficial interests in the Global Note directly through the Depository if you have an account with the Depository or indirectly through organizations which have accounts with the Depository.

   The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

   The Company expects that pursuant to procedures established by the Depository, upon the deposit of the Global Note with the Depository, the Depository will credit, on its book-entry registration and transfer system, the principal amount of Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

   So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Note for all purposes of such Notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the Notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   We will make payments of principal of, premium, if any, and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

   We expect that the Depository or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants.

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

   Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility or liability for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

   Subject to certain conditions, the Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

     (1) the Depository notifies us that it is unwilling or unable to continue as Depository for the Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

     (2) we in our discretion at any time determine not to have all the Notes represented by the Global Note; or

     (3) a default entitling the Holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

   Any Note that is exchangeable as above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless we determine otherwise in accordance with applicable law), subject, with respect to such certificated Notes, to the provisions of such legend.

Same-Day Payment

   The Indenture requires us to make payments in respect of Notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the United States specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

Certain Covenants

   The Indenture contains covenants including, among others, the following:

 Limitation on Indebtedness

   (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.00 to 1.

   (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

     (1) Indebtedness Incurred pursuant to the Senior Credit Facility or any Permitted Receivables Financing; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (A) $300.0 million (less any permanent reductions in the amount of available borrowings thereunder) and (B) the sum of (i) 75% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP;

     (2) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness of the issuer thereof;

     (3) Indebtedness of the Company or a Restricted Subsidiary owed to and held by any Non-Wholly Owned Subsidiary; provided, however, that (A) any such Indebtedness shall be unsecured Subordinated Obligations of the Company or such Restricted Subsidiary, as applicable, and (B) any subsequent issuance or transfer of any Capital Stock of such Non-Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, a Wholly Owned Subsidiary or another Non-Wholly Owned Subsidiary) shall be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (4) Indebtedness represented by the Notes and the Exchange Notes (other than any Additional Notes);

     (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5), (9), (12) or this clause (6);

     (7) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

     (8) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that such Interest Rate Agreements and Currency Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (9) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which, together with all Refinancing Indebtedness Incurred in respect of Indebtedness previously Incurred pursuant to this clause (9), do not exceed $50.0 million in the aggregate at any time outstanding;

     (10) Indebtedness represented by the Subsidiary Guarantees and Guarantees of Indebtedness Incurred pursuant to clauses (1), (4), (5) and
  (6) above;

     (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of Incurrence;

     (12) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

     (13) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and


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

     (14) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (13) above or paragraph (a) above) does not exceed $100.0 million.

   (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance (1) any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes and the Subsidiary Guarantees, as applicable, to at least the same extent as such Subordinated Obligations or
(2) any Senior Subordinated Indebtedness unless such Indebtedness shall be Senior Subordinated Indebtedness or shall be subordinated to the Notes and the Subsidiary Guarantees, as applicable; provided, however, that clause (2) above shall not prohibit the Refinancing of all or any part of the GM Note with Refinancing Indebtedness if, at the time of such Incurrence, no Default shall have occurred and be continuing (or would result therefrom).

   (d) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness classified as Incurred pursuant to clause (b)(14) above may later be reclassified as having been Incurred pursuant to paragraph (a) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification) and (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

   (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness that is not Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guarantee, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

 Limitation on Restricted Payments

   (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

     (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum (without duplication) of:

       (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);


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

       (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness));

       (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

       (D) an amount equal to the sum of (i) the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person or Unrestricted Subsidiary, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

   (b) The provisions of the foregoing paragraph (a) shall not prohibit:

     (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or for which the Company or any Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness)); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

     (2) any purchase or redemption of (A) Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "--Limitation on Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "--Limitation on Indebtedness"; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

     (3) any purchase or redemption of (A) Disqualified Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or (B) Disqualified Stock of a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company;

  provided, however, that (i) at the time of such exchange, no Default shall have occurred and be continuing or would result therefrom and (ii) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

     (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

     (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to the covenant described under "--Change of Control" above (including the purchase of all Notes tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment, (C) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any Issuance of Indebtedness by the Company or any Subsidiary and (D) such purchase or redemption will be included in the calculation of the amount of Restricted Payments;

     (6) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (7) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed the sum of (A) $10.0 million and (B) the aggregate amount of cash received by the Company after the Issue Date from the sale of such shares to, or the exercise of options to purchase such shares by, employees or directors of the Company or any of its Subsidiaries; provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

     (8) any Investment in any Person engaged in a Related Business in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (8) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of $35.0 million or 3.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; or

     (9) the distribution, as a dividend or otherwise, of shares of Capital Stock or assets of an Unrestricted Subsidiary provided that the fair market value (as determined in good faith by the Board of Directors of the Company) of such shares of Capital Stock or assets shall not exceed the amount of the Investments that were made (and not subsequently reduced pursuant to clause 3(D) of paragraph (a) above) by the Company in such Unrestricted Subsidiary (and its Subsidiaries after giving effect to such distribution) and were treated as Restricted Payments or were included in the calculation of the amount of the Restricted Payments previously made; provided, however, that (A) such distributions shall be excluded in the calculation of the amount of Restricted Payments, and (B) any net reduction in Investments in such Unrestricted Subsidiary resulting from such distribution shall be excluded from the calculation of amounts under clause 3(D) of paragraph (a) above.

 Limitation on Restrictions on Distributions from Restricted Subsidiaries

   The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

     (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

     (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (3)) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

     (4) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

     (5) in the case of clause (c) above, any restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (7) any encumbrance or restriction with respect to any Receivables Subsidiary pursuant to an agreement related to Indebtedness of the Receivables Subsidiary which is permitted under the covenant described under "--Limitation on Indebtedness" or pursuant to any agreement relating to a Financing Disposition to or by the Receivables Subsidiary;

     (8) any encumbrance or restriction with respect to the disposition or distribution of assets or property and contained in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

     (9) any restriction contained in any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary that is in effect on the date such Restricted Subsidiary is acquired by the Company or a Restricted Subsidiary.

 Limitation on Sales of Assets and Subsidiary Stock

   The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% (or 100% in the case of lease payments) of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. In the event and to the extent that the Net Available Cash received by the Company or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Issue Date exceeds $10.0 million, then the Company or such Restricted Subsidiary shall:

     (1) within 360 days after the date such Net Available Cash so received exceeds $10.0 million and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such excess Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest (or enter into a binding commitment to invest, provided that such commitment shall be subject only to customary conditions (other than financing) and such investment shall be consummated within 360 days after the end of such 360-day period) an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); and

     (2) apply such excess Net Available Cash (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of the covenant described hereunder;

provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of such excess Net Available Cash required to be applied pursuant to clause (2) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

   If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10.0 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (1) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders (and to holders of other Senior Subordinated Indebtedness designated by the Company) on a pro rata basis an aggregate principal amount of Notes (and such other Senior Subordinated Indebtedness) equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, pursuant to and subject to the conditions (including prorationing in the event of over-subscription) contained in the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

   For the purposes of this covenant, the following are deemed to be cash: (x) the assumption of Senior Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

   The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

 Limitation on Affiliate Transactions

   (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

     (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms thereof (A) are set forth in writing, (B) comply with clause (1) and (C) have been approved by a majority of the disinterested members of the Board of Directors; and

     (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms thereof (A) comply with clause (2) and (B) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company or such Restricted Subsidiary, as the case may be; provided, however, that no such opinion shall be required with respect to any Financing Disposition.

   (b) The provisions of the foregoing paragraph (a) shall not prohibit:

     (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments;"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors;

     (3) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors;

     (4) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries;

     (5) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business;

     (6) management fees or compensation paid to any CVC Investor; provided, however, that the amount of such fees and compensation payable to all CVC Investors in any twelve-month period shall not exceed $1.5 million in the aggregate;

     (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; or

     (8) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Restricted Subsidiaries are not themselves Affiliates of the Company).

 Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries

   The Company shall not:

     (1) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Indebtedness under paragraph (b)(1) of the covenant described under "--Limitation on Indebtedness"); or

     (2) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than
  (A) to the Company or a Wholly Owned Subsidiary, (B) directors' qualifying shares, (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (D) with respect to the common stock of any Restricted Subsidiary, in a Public Equity Offering as a result of or after which a Public Market exists; provided, however, that, in the case of clauses (C) and (D), such issuance, sale or disposition or Public Equity Offering complies with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock." Upon any issuance or sale of Capital Stock pursuant to clause (C) above and delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, any such Restricted Subsidiary that is a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guarantee.

 Limitation on Liens

   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or subordinated to the Notes or the Subsidiary Guarantee unless:

     (1) if such Lien secures Indebtedness that ranks pari passu with the Notes and the Subsidiary Guarantee, the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

     (2) if such Lien secures Indebtedness that is subordinated to the Notes and the Subsidiary Guarantee, such Lien shall be subordinated to a Lien granted to the Holders in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Note and the Subsidiary Guarantee.

 Merger and Consolidation

   The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; and

     (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

   Notwithstanding the foregoing clauses (2) and (3), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

   The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

   The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a supplemental indenture, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guarantee;

     (2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

     (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

   The provisions of clauses (1) and (3) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" above.

 Future Guarantors

   The Company shall cause each Domestic Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

 SEC Reports

   Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Note Holders with annual reports and information, documents and other reports as are specified in those Sections and applicable to a U.S. corporation subject to those Sections, the information, documents and other reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit the filing.

   In addition, the Company shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

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

Defaults

   An Event of Default is defined in the Indenture as:

     (1) a default in the payment of interest on the Notes when due (whether or not such payment is prohibited by the provisions described under "Subordination" above), continued for 30 days;

     (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Subordination" above);

     (3) the failure by the Company to comply with its obligations under "-- Certain Covenants--Merger and Consolidation" above;

     (4) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described above under "--Change of Control" or "--Certain Covenants" (other than a failure to purchase Notes);

     (5) the failure by the Company to comply for 30 days after notice with its other agreements contained in the Indenture;

     (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million and such failure continues for 10 days after notice (the "cross acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money in excess of $10.0 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or

     (9) a Subsidiary Guarantee ceases or otherwise fails to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee and such Default continues for 10 days.

   However, a default under clause (4), (5), (6) or (8) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4), (5), (6) and
(8) hereof after receipt of such notice.

   If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

   Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

   The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

   Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things:

     (1) reduce the amount of Notes whose Holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3) reduce the principal of or extend the Stated Maturity of any Note;

     (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above;

     (5) make any Note payable in money other than that stated in the Note;

     (6) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guarantee;

     (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

     (8) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders; or

     (9) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

   Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

   The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

   After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

   Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

   The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

   The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

   In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and

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interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

   First Union National Bank is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

   The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

   The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

   The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

   "Additional Assets" means:

     (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business;

     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

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provided, however, that any such Restricted Subsidiary described in clause (2)
or (3) above is primarily engaged in a Related Business.

   "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

     (2) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of (1), (2) and (3) above,

       (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; and

       (B) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only,
    (i) a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" and (ii) a disposition of accounts receivable (and related assets) in connection with a Permitted Receivables Financing).

   "Asset Purchase Agreement" means the Asset Purchase Agreement dated July 13, 1994, by and among the Company, DRA and General Motors Corporation.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

     (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

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     (2) the sum of all such payments.

   "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Facility including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

   "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

   "Business Day" means each day which is not a Legal Holiday.

   "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be provided to the Noteholders pursuant to the Indenture) prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

     (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

     (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the

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  Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (3) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

     (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

   "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, (a) to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries:

     (1) interest expense attributable to Capital Lease Obligations;

     (2) amortization of debt discount;

     (3) capitalized interest;

     (4) non-cash interest expenses;

     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (6) net costs associated with Hedging Obligations (including amortization of fees);

     (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary;


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     (8) interest incurred in connection with Investments in discontinued
  operations;

     (9) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company or any Wholly Owned Subsidiary) in connection with Indebtedness Incurred by such plan or trust;

minus, (b) to the extent included in such total interest expense, amortization of deferred financing costs, fees and expenses.

   "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (1) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

     (2) for purposes of subclause (a)(3)(A) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5) extraordinary gains or losses;

     (6) the cumulative effect of a change in accounting principles; and

     (7) any noncash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary.

   Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants-- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(a)(3)(D) thereof.

   "Court Square" means Court Square Capital Limited, a Delaware corporation.

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   "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

   "CVC" means (i) any Subsidiary of Citigroup Inc., a Delaware corporation, including Citicorp Venture Capital Ltd., a New York corporation, and Court Square; or (ii) any investment vehicle that (A) is sponsored or managed (whether through ownership of securities having a majority of the voting power or through the management of investments) by any Subsidiary included in clause
(i) hereof and (B) contains, as a part of its name, "Citigroup," "CVC" or any variant thereof; or (iii) World Equity Partners, L.P., a Delaware limited partnership.

   "CVC Investor" means (i) CVC; (ii) any officer, employee, director or general partner of CVC or the general partner of any investment vehicle included in the definition of CVC; and (iii) any trust, partnership or other entity established solely for the benefit of the Persons included in (i) or
(ii) hereof.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Senior Indebtedness" means:

     (1) the Bank Indebtedness; and

     (2) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock; or

     (3) is redeemable at the option of the holder thereof, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

   "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

   "DRA" means Delco Remy America, Inc., a Delaware corporation and a Wholly Owned Subsidiary.

   "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

     (1) income tax expense;

     (2) depreciation expense;

     (3) amortization expense; and

     (4) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than accruals for post-retirement benefits other than pensions) less all non-cash items increasing Consolidated Net Income;

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in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Financing Disposition" means any sale of any accounts receivable, or interest therein, by the Company or any Subsidiary to any Receivables Subsidiary, or by the Receivables Subsidiary, pursuant to a Permitted Receivables Financing.

   "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (2) statements and pronouncements of the Financial Accounting Standards Board; and

     (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

   "GM Note" means the Contingent Purchase Price Note issued by DRA pursuant to the Asset Purchase Agreement.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

   "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

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   "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

   The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; provided further, however, that the outstanding principal amount of the GM Note shall be deemed to be zero until the last day of the fiscal year or other period with respect to which the amount due thereunder shall be determined.

   "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

   "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to

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(by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

   For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "--Certain Covenants-- Limitation on Restricted Payments:"

     (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

   "Issue Date" means the date on which the Notes are originally issued.

   "Joint Venture" means, in respect of any Person, any corporation, association, partnership or other business entity of which not less than 20% and not more than 80% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

   "Management Investors" means each of the officers, employees and directors of the Company who own Voting Stock of the Company, in each case so long as such person shall remain an officer, employee or director of the Company.

   "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of:

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

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     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

   "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Non-Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) of which is owned by (i) the Company or one or more Wholly Owned Subsidiaries and (ii) any of the directors, officers, employees or former owners of such Restricted Subsidiary.

   "Permitted Holders" means the CVC Investors, the Management Investors and, in the case of any individual who is a Permitted Holder, any Permitted Transferee (as defined in the Stockholders Agreement except a Permitted Transferee by virtue of Section 3.5(b)(iv) of the Stockholders Agreement) of such individual; provided, however, that in no event shall any Persons (other than CVC), collectively, be deemed "Permitted Holders" with respect to more than 30% of the total voting power of all classes of Voting Stock of the Company.

   "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company;

     (2) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (3) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Domestic Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (4) Temporary Cash Investments;

     (5) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $2.0 million in the aggregate outstanding at any time;

     (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and

     (9) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock."

   "Permitted Receivables Financing" means any financing pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary or any other Person

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

(in the case of a transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of the Company or any Restricted Subsidiary; provided, however, that:

     (1) the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the Board of Directors) at the time such financing is entered into;

     (2) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Board of Directors) at the time such financing is entered into; and

     (3) such financing shall be non-recourse to the Company and its Subsidiaries (other than a Receivables Subsidiary) except to a limited extent customary for such transactions.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

   "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

   "Public Equity Offering" means an underwritten primary public offering of common stock of the Company (or, for purposes of the covenant described under "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," any Restricted Subsidiary) pursuant to an effective registration statement under the Securities Act.

   "Public Market" means any time after (i) a Public Equity Offering has been consummated with respect to a Restricted Subsidiary and (ii) at least 10% of the total issued and outstanding common stock of such Restricted Subsidiary has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

   "Purchase Money Indebtedness" mean Indebtedness:

     (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

     (2) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that such Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

   "Receivables Subsidiary" means a bankruptcy-remote, special-purpose Wholly Owned Subsidiary formed in connection with a Permitted Receivables Financing.

   "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

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   "Refinancing Indebtedness" means Indebtedness that Refinances any
Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that:

     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. For purposes of this definition, the Average Life and the aggregate principal amount of the GM Note at the time of any Refinancing thereof shall be determined by a responsible financial or accounting Officer of the Company based on a good faith estimate of the amount of the contingent payment that will become due and payable under such note and the timing of the scheduled installments thereof in accordance with the terms of such note.

   "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

   "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

   "Restricted Payment" means, with respect to any Person:

     (1) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

     (4) the making of any Investment in any Person (other than a Permitted Investment).

   "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

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

   "SEC" means the Securities and Exchange Commission.

   "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

   "Senior Credit Facility" means the revolving credit facility made available pursuant to the Fourth Amended and Restated Financing Agreement, as amended as of April 19, 2001, among certain subsidiaries of the Company, as borrowers, the Company and certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto and Bank One, Indiana, National Association, as agent, as the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

   "Senior Indebtedness" of the Company means:

     (1) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including the Guarantees by the Company of all Bank Indebtedness; and

     (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable;

unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or pari passu in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include:

     (1) any obligation of the Company to any Subsidiary;

     (2) any liability for Federal, state, local or other taxes owed or owing by the Company;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations;

     (5) any obligations with respect to any Capital Stock; or

     (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

   "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

   "Senior Subordinated Indebtedness" of the Company means the Notes, the 10 5/8% Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning; provided, however, that "Senior Subordinated Indebtedness" of DRA shall specifically include (1) the Subsidiary Guarantee of DRA and (2) the GM Note (and any Senior Subordinated Indebtedness Incurred to Refinance such note).

   "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.


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

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

   "Stockholders Agreement" means the Securities Transfer, Recapitalization and Holders Agreement among the stockholders of the Company as in effect on the Issue Date.

   "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

   "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

     (1) such Person;

     (2) such Person and one or more Subsidiaries of such Person; or

     (3) one or more Subsidiaries of such Person.

   "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

   "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guarantee.

   "Temporary Cash Investments" means any of the following:

     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor;

     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any

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

  political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

   "Total Assets" means at any time the total consolidated assets (determined in accordance with GAAP) of the Company and the Restricted Subsidiaries, as of the most recent date for which the Company prepares a consolidated balance sheet in the ordinary course of business.

   "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below;

     (2) any Subsidiary of an Unrestricted Subsidiary; and

     (3) Autovill Holdings, Inc., Remy Mexico Holdings, Inc., Remy South America Holdings, Inc., Remy Korea Holdings, Inc., Kraftube, Inc. and Electro Diesel Rebuild bvba (in each case as to which the Company represents and warrants that such Subsidiary is an Unrestricted Subsidiary under the indentures for the 8 5/8% Senior Notes and the 10 5/8% Senior Subordinated Notes).

   The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material United States federal income tax consequences of the exchange offer and the ownership and disposition of the new notes. Unless otherwise stated, this summary deals only with the new notes received in the exchange offer in exchange for the old notes that were purchased for cash on original issue. This summary assumes that the old notes were and the new notes are held as capital assets. For purposes of this summary, U.S. holders are holders of new notes that are:

     (1) citizens or residents of the United States,

     (2) corporations or other entities taxable as corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

     (3) estates, the income of which is subject to United States federal income taxation regardless of its source, or

     (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

   For purposes of this summary, non-U.S. holders are holders of new notes that are not U.S. holders.

   If a partnership or other entity treated as a partnership for United States federal income tax purposes holds new notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

   This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss securities held as part of a hedge, straddle, "synthetic security" or other integrated transaction.

   This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes.

   This summary is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis.

   You should consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property, and any other tax consequences of the exchange offer and the ownership and disposition of the new notes.

Tax Consequences to U.S. Holders

   This subsection describes the material United States federal income tax consequences of the exchange after and of owning, selling and disposing of the new notes.

 The Exchange Offer

   The exchange of old notes for new notes in the exchange offer should not be a taxable event for holders because there should not be a significant modification of the terms of the notes. Instead, the notes will be treated as a continuation of the old notes for federal income tax purposes. Therefore, if you exchange your old note for new notes pursuant to the exchange offer:

     (1) you will not recognize gain or loss in connection with the exchange offer;

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

     (2) you will have the same tax basis in the new notes that you had in the old notes immediately prior to the exchange offer;

     (3) you will have the same holding period in the new notes that you had in the old notes immediately prior to the exchange; and

     (4) the federal income tax consequences associated with owning the old notes will continue to apply to the new notes.

 Interest Income

   Under applicable Treasury Regulations, the old notes are not treated as having been issued with original issue discount because the difference between the old note's stated redemption price at maturity ($1,000 per note) and its issue price ($986.98) is considered to be de minimis.

   Because the new notes are treated as a continuation of the old notes, a new note received in the exchange offer for an old note will have the same original issue discount characteristics as the old note for which it is exchanged. As a result:

  . If you are a cash method taxpayer, you must report the stated interest on the new note in your income when it is received by you.

  . If you are an accrual method taxpayer, you must report the stated interest on the new note as it accrues.

  . You will not be required to include the de minimis original issue discount in your income as it accrues. Instead, you will include such discount in your computation of gain or loss when you sell, exchange or otherwise dispose of the new note (including by way of retirement or redemption).

 Sale or Exchange of Notes

   A holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition of the new note and the holder's adjusted tax basis in the new note. A holder's adjusted tax basis in the new note generally will be the initial purchase price paid therefor. A holder who exchanged old notes for new notes in the exchange offer will have the same basis in the new note that the holder had in the old note. Gain recognized on the sale of a new note will be long term capital gain provided the holder's holding period for the new note exceeds one year. A holder's holding period for the old notes will be added to the holder's holding period in the new notes, if the holder participates in the exchange offer. In the case of a holder other than a corporation, the current maximum marginal United States federal income tax rate applicable to long term capital gain recognized on the sale of a note is 20%.

   If the selling price is less than the holder's adjusted tax basis, the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

 Information Reporting and Backup Withholding Tax

   In general, information reporting requirements will apply to payments of principal and interest on the new notes and payments of the proceeds of the sale of the notes, and a backup withholding tax (at varying rates up to 31%) may apply to those payments if:

     (1) the holder fails to furnish or certify his correct taxpayer identification number to us in the manner required,

     (2) we are notified by the Internal Revenue Service that the holder has failed to report payments of interest and dividends properly, or


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     (3) under certain circumstances, the holder fails to certify that the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding for failure to report interest and dividend payments.

   Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders of New Notes

   The rules governing United States federal income taxation of a beneficial owner of new notes that, for United States federal income tax purposes, is a holder who is not a United States person as that term is defined in the Internal Revenue Code are complex and no attempt will be made herein to provide more than a summary of those rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

   This discussion assumes that the note or interest payment is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to income, profits, changes in value of property or other attributes of Delco Remy or a related party.

 Interest Income

   Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income earned on a new note held by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that the interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that:

     (1) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote;

     (2) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

     (3) the non-U.S. holder is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

     (4) either (A) the non-U.S. holder certifies to us or our or its agent, under penalties of perjury, that it is not a United States person and provides its name and address or (B) an authorized representative of a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in that capacity, certifies to us or our agent, under penalties of perjury, that such a statement on Form W-8BEN or a similar substitute has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes to us or our agent a copy thereof.

   Except to the extent that an applicable treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a holder that is a United States person if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by a treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor.

 Sale or Exchange of New Notes

   A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or other disposition of a new note unless:

     (1) the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder,

     (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, or

     (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates.

 Information Reporting and Backup Withholding Tax

   United States backup withholding tax will not apply to payments on the new notes to a non-U.S. holder if the statement described in "Interest Income" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting may still apply with respect to payments of interest. Information reporting and backup withholding tax will not apply to payments of the proceeds of the sale of new notes to a non-U.S. holder effected by a broker, provided that either a sale occurs through a foreign office of a foreign broker that has no connection with the United States, as described in applicable regulations or such broker has in its records certain documentary evidence allowed by Treasury regulations that the beneficial owner is a non-U.S. holder, certain other conditions are met, and the broker does not have actual knowledge that the holder is a United States person.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until      , 2001 (90 days after the date of this
prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   Certain legal matters regarding the validity of the new notes offered by this prospectus will be passed upon for the Company by Dechert, Philadelphia, Pennsylvania.

                                    EXPERTS

   The consolidated financial statements of the Company as of December 31, 2000 and July 31, 2000 and 1999 and for the five months ended December 31, 2000 and for each of the three years in the period ended July 31, 2000 included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Financial Statements of Delco Remy International, Inc.:
 Audited Financial Statements
  Report of Independent Auditors..........................................  F-2
  Consolidated Statements of Operations for the five months ended December
   31, 2000 and 1999 and three years ended July 31, 2000..................  F-3
  Consolidated Balance Sheets at December 31, 2000, July 31, 2000 and July
   31, 1999...............................................................  F-4
  Consolidated Statements of Stockholders' Equity (Deficit) for the five months ended December 31, 2000 and three years ended July 31, 2000.....  F-5
  Consolidated Statements of Cash Flows for the five months ended December
   31, 2000 and 1999 and three years ended July 31, 2000..................  F-6
  Notes to Consolidated Financial Statements..............................  F-7
 Unaudited Quarterly Financial Statements
  Condensed Consolidated Statements of Operations for the three months ended March 31, 2001 and 2000.......................................... F-43
  Condensed Consolidated Balance Sheets as of March 31, 2001 and December
   31, 2000............................................................... F-44
  Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and 2000.......................................... F-45
  Notes to Condensed Consolidated Financial Statements.................... F-46

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and
Board of Directors of
Delco Remy International, Inc.:

   We have audited the accompanying consolidated balance sheets of Delco Remy International, Inc. as of December 31, 2000 and July 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the five months ended December 31, 2000 and for each of the three years in the period ended July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delco Remy International, Inc. at December 31, 2000 and July 31, 2000 and 1999, and the consolidated results of its operations and cash flows for the five months ended December 31, 2000 and for each of the three years in the period ended July 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

Indianapolis, Indiana
February 22, 2001,
except for Notes 1, 2, 8 and 18,
as to which the date is March 15, 2001

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except for per share data)

                            Five Months Ended
                               December 31            Year Ended July 31
                           --------------------- ------------------------------
                             2000       1999        2000       1999      1998
                           --------  ----------- ----------  --------  --------
                                     (Unaudited)
Net sales................  $443,066   $446,806   $1,090,938  $953,706  $815,313
Cost of goods sold.......   355,515    356,369      862,172   770,902   667,798
                           --------   --------   ----------  --------  --------
Gross profit.............    87,551     90,437      228,766   182,804   147,515
Selling, general and
 administrative
 expenses................    44,146     45,460      108,051    88,795    76,937
Amortization of goodwill
 and intangibles.........     2,625      2,475        6,043     5,203     3,478
Non-recurring charges....       --         --        35,222       --     26,515
                           --------   --------   ----------  --------  --------
Operating income.........    40,780     42,502       79,450    88,806    40,585
Interest expense.........   (21,790)   (19,650)     (48,766)  (45,505)  (40,291)
Non-operating income
 (expense)...............        48       (147)         288       --       (428)
                           --------   --------   ----------  --------  --------
Income (loss) before
 income taxes (benefit),
 minority interest in
 income of subsidiaries,
 income (loss) from
 unconsolidated joint
 ventures, preferred
 dividend requirement of
 subsidiary, deemed
 dividend on preferred
 stock conversion and
 extraordinary item......    19,038     22,705       30,972    43,301      (134)
Income taxes (benefit)...     6,094      8,605       11,460    16,454       (52)
Minority interest in
 income of subsidiaries..    (2,778)    (2,841)      (6,742)   (3,921)   (2,389)
Income (loss) from
 unconsolidated joint
 ventures................      (467)       (13)        (352)    5,420     2,568
Preferred dividend
 requirement of
 subsidiary..............       --         --           --        --       (645)
Deemed dividend on
 preferred stock
 conversion..............       --         --           --        --     (1,639)
                           --------   --------   ----------  --------  --------
Income (loss) before
 extraordinary item......     9,699     11,246       12,418    28,346    (2,187)
Extraordinary item:
  Write-off of debt
   issuance costs (less
   applicable income tax
   benefit of $1,172)....       --         --           --        --     (1,833)
                           --------   --------   ----------  --------  --------
Net income (loss)........  $  9,699   $ 11,246   $   12,418  $ 28,346  $ (4,020)
                           ========   ========   ==========  ========  ========
Basic earnings (loss) per
 share:
  Income (loss) before
   extraordinary item....  $    .40   $    .46   $      .51  $   1.19  $   (.11)
  Extraordinary item.....       --         --           --        --       (.09)
                           --------   --------   ----------  --------  --------
  Net income (loss)......  $    .40   $    .46   $      .51  $   1.19  $   (.20)
                           ========   ========   ==========  ========  ========
Diluted earnings (loss)
 per share:
  Income (loss) before
   extraordinary item....  $    .37   $    .43   $      .48  $   1.09  $   (.11)
  Extraordinary item.....       --         --           --        --       (.09)
                           --------   --------   ----------  --------  --------
  Net income (loss)......  $    .37   $    .43   $      .48  $   1.09  $   (.20)
                           ========   ========   ==========  ========  ========

                             See Accompanying Notes

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
              (in thousands, except for share and per share data)

                                                                  July 31
                                                December 31, ------------------
                                                    2000       2000      1999
                                                ------------ --------  --------
                    ASSETS
Current assets:
  Cash and cash equivalents...................    $ 24,380   $ 17,822  $ 15,309
  Trade accounts receivable (less allowance
   for doubtful accounts of $3,115, $2,970 and
   $2,105)....................................     173,466    169,563   147,988
  Other receivables...........................      16,205     15,233    15,496
  Inventories.................................     293,824    268,153   232,165
  Deferred income taxes.......................      16,539     18,145    14,997
  Other current assets........................       8,909      8,864     2,903
                                                  --------   --------  --------
    Total current assets......................     533,323    497,780   428,858
Property and equipment........................     305,583    297,574   258,727
Less accumulated depreciation.................     105,743     95,663    63,532
                                                  --------   --------  --------
Property and equipment, net...................     199,840    201,911   195,195
Deferred financing costs......................       8,694      9,432    11,192
Goodwill (less accumulated amortization of
 $23,485, $20,891 and $15,296)................     169,238    171,032   137,429
Investments in joint ventures.................       7,016      5,333     4,756
Other assets..................................       6,359      3,752     5,233
                                                  --------   --------  --------
    Total assets..............................    $924,470   $889,240  $782,663
                                                  ========   ========  ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................    $156,075   $141,944  $119,339
  Accrued interest payable....................       9,133     10,858    11,603
  Accrued non-recurring charges...............       7,692     24,778     5,866
  Other liabilities and accrued expenses......      33,790     40,085    37,105
  Current debt................................       8,107      7,454    12,596
                                                  --------   --------  --------
    Total current liabilities.................     214,797    225,119   186,509
Deferred income taxes.........................      10,155     10,027     4,568
Long-term debt, less current portion..........     519,284    484,270   434,931
Post-retirement benefits other than pensions..      22,794     21,639    21,050
Accrued pension benefits......................       4,424      1,286     2,719
Other non-current liabilities.................       3,884      3,886     3,545
Commitments and contingencies.................
Minority interest in subsidiaries.............      28,014     25,187    19,821
Stockholders' equity:
  Common stock:
    Class A Shares (par value $.01; authorized
     49,400,000; issued 18,118,056 in 2000 and
     1999)....................................         182        182       182
    Class B Shares (par value $.01; authorized
     17,600,000; issued 6,278,055 in 2000 and
     1999)....................................          63         63        63
  Paid-in capital.............................     104,176    104,176   104,176
  Retained earnings...........................      34,269     24,570    12,152
  Accumulated other comprehensive loss........     (17,236)   (10,837)   (6,516)
  Stock purchase plan.........................        (336)      (328)     (537)
                                                  --------   --------  --------
    Total stockholders' equity................     121,118    117,826   109,520
                                                  --------   --------  --------
    Total liabilities and stockholders'
     equity...................................    $924,470   $889,240  $782,663
                                                  ========   ========  ========

                             See Accompanying Notes

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (in thousands)

                         Class  Class                        Accumulated
                           A      B              Retained       Other      Stock
                         Common Common Paid-In   Earnings   Comprehensive Purchase
                         Stock  Stock  Capital   (Deficit)      Loss        Plan     Total
                         ------ ------ --------  ---------  ------------- --------  --------
Balance at August 1,
 1997...................  $ 88   $65   $  6,677  $(12,174)    $ (1,752)   $(2,701)  $ (9,797)
 Issuance of common
  stock.................    92    --     99,715        --           --         --     99,807
 Repurchase of common
  stock.................    --    --         --        --           --        572        572
 Conversion of Class B
  common stock to Class
  A common stock........     2    (2)        --        --           --         --         --
 Net loss...............    --    --         --    (4,020)          --         --     (4,020)
 Currency translation
  adjustment............    --    --         --        --       (2,322)        --     (2,322)
                                                                                    --------
 Comprehensive loss.....    --    --         --        --           --         --     (6,342)
                          ----   ---   --------  --------     --------    -------   --------
Balance at July 31,
 1998...................   182    63    106,392   (16,194)      (4,074)    (2,129)    84,240
 Repurchase of common
  stock.................    --    --       (340)       --           --       (284)      (624)
 Other..................    --    --     (1,876)       --           --      1,876         --
 Net income.............    --    --         --    28,346           --         --     28,346
 Currency translation
  adjustment............    --    --         --        --       (2,442)        --     (2,442)
                                                                                    --------
 Comprehensive income...    --    --         --        --           --         --     25,904
                          ----   ---   --------  --------     --------    -------   --------
Balance at July 31,
 1999...................   182    63    104,176    12,152       (6,516)      (537)   109,520
 Other..................    --    --         --        --           --        209        209
 Net income.............    --    --         --    12,418           --         --     12,418
 Currency translation
  adjustment............    --    --         --        --       (4,321)        --     (4,321)
                                                                                    --------
 Comprehensive income...    --    --         --        --           --         --      8,097
                          ----   ---   --------  --------     --------    -------   --------
Balance at July 31,
 2000...................   182    63    104,176    24,570      (10,837)      (328)   117,826
 Cumulative effect of
  accounting change for
  derivative
  instruments...........    --    --         --        --          241         --        241
 Other..................    --    --         --        --           --         (8)        (8)
 Net income.............    --    --         --     9,699           --         --      9,699
 Currency translation
  adjustment............    --    --         --        --       (1,747)        --     (1,747)
 Unrealized losses on
  derivative
  instruments...........    --    --         --        --       (4,893)        --     (4,893)
                                                                                    --------
 Comprehensive income...    --    --         --        --           --         --      3,059
                          ----   ---   --------  --------     --------    -------   --------
Balance at December 31,
 2000...................  $182   $63   $104,176  $ 34,269     $(17,236)   $  (336)  $121,118
                          ====   ===   ========  ========     ========    =======   ========


                             See Accompanying Notes

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                               Five Months Ended
                                  December 31         Year Ended July 31
                              -------------------- ---------------------------
                               2000       1999       2000     1999      1998
                              -------  ----------- --------  -------  --------
                                       (Unaudited)
Operating Activities:
 Net income (loss)........... $ 9,699    $11,246   $ 12,418  $28,346  $ (4,020)
 Extraordinary item..........      --         --         --       --     2,095
 Adjustments to reconcile net
 income (loss) to net cash
 provided by (used
  in) operating activities:
 Depreciation................  10,978     11,147     26,126   18,358    13,591
 Amortization................   2,625      2,475      6,043    5,203     3,478
 Minority interest in income
  of subsidiaries............   2,778      2,841      6,742    3,921     2,389
 (Income) loss from
  unconsolidated joint
  ventures...................     467         13        352   (5,420)   (2,568)
 Deferred income taxes--
  current....................   1,606         --     (3,148)   6,656     1,713
 Post-retirement benefits
  other than pensions........   1,155      1,646        589    4,555     3,818
 Accrued pension benefits....   3,138       (133)    (1,433)  (1,909)       86
 Non-cash interest expense...     740        733      1,763    1,648     2,387
 Deemed dividend on
  preferred stock
  conversion.................      --         --         --       --     1,639
 Preferred dividend
  requirement of
  subsidiary.................      --         --         --       --       645
 Changes in operating assets
  and liabilities, net of
  acquisitions:
  Accounts receivable........  (3,903)   (18,575)    (1,580)   4,621    (8,432)
  Inventories................ (25,671)    (9,019)   (18,212) (17,705)  (17,400)
  Accounts payable...........  14,131     11,140     15,835   13,634    (7,573)
  Other current assets and
   liabilities...............  (9,300)     1,542    (15,391)  (6,645)   (4,888)
  Non-recurring charges......      --         --     35,222       --    26,515
  Cash payments for non-
   recurring charges......... (16,839)      (717)    (8,900) (14,941)  (19,204)
  Other non-current assets
   and liabilities, net......  (7,000)     2,216     13,292    2,764    (5,577)
                              -------    -------   --------  -------  --------
   Net cash provided by (used
    in) operating
    activities............... (15,396)    16,555     69,718   43,086   (11,306)
Investing Activities:
 Acquisitions, net of cash
  acquired...................      --     (5,733)   (68,005) (48,321)  (35,722)
 Purchases of property and
  equipment.................. (11,824)   (20,175)   (38,371) (25,066)  (24,190)
 Investments in joint
  ventures...................      --         --         --       --    (9,355)
                              -------    -------   --------  -------  --------
   Net cash used in investing
    activities............... (11,824)   (25,908)  (106,376) (73,387)  (69,267)
Financing Activities:
 Proceeds from initial public
  offering...................      --         --         --       --    51,336
 Proceeds from issuance of
  long-term debt.............      --         --         --       --   141,375
 Payments on long-term debt..      --         --         --       --  (145,786)
 Net borrowings under
  revolving line of credit
  and other..................  35,305      5,514     41,006   38,048    32,198
 Distributions to minority
  interests..................    (322)        --     (1,200)      --        --
                              -------    -------   --------  -------  --------
   Net cash provided by
    financing activities.....  34,983      5,514     39,806   38,048    79,123
Effect of exchange rate
 changes on cash.............  (1,205)      (108)      (635)    (551)     (487)
                              -------    -------   --------  -------  --------
Net increase (decrease) in
 cash and cash equivalents...   6,558     (3,947)     2,513    7,196    (1,937)
Cash and cash equivalents at
 beginning of year...........  17,822     15,309     15,309    8,113    10,050
                              -------    -------   --------  -------  --------
Cash and cash equivalents at
 end of year................. $24,380    $11,362   $ 17,822  $15,309  $  8,113
                              =======    =======   ========  =======  ========

                             See Accompanying Notes

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 2000
                             (dollars in thousands)

1. ORGANIZATION AND ACQUISITIONS

   See Note 18 for a discussion of the Company's acquisition by Court Square Capital Limited ("Court Square"), the subsequent merger of a subsidiary of Court Square into the Company and the Company's recapitalization, all effective March 14, 2001.

 Delco Remy America Acquisition

   On July 31, 1994, Delco Remy International, Inc. (the "Company" or "DRI") through a wholly-owned subsidiary, Delco Remy America, Inc. ("DRA"), purchased substantially all of the assets, other than facilities, and assumed certain liabilities of specific business activities of the Delco Remy Division of General Motors Corporation (the "GM Acquisition"). The specific business activities purchased are engaged in the design, manufacture, remanufacture and sale of heavy duty starter motors and generators, automotive starter motors, and related components.

   The aggregate purchase price of the GM Acquisition of $155,665 (including fees and expenses) was accounted for as a purchase. The Company issued (i) common stock of $1,531, (ii) preferred stock of $11,507 and (iii) debt of $158,200 to fund the purchase and provide capital for general corporate purposes. The GM Acquisition resulted in the recording of approximately $17,600 of goodwill which is being amortized over 15 years. While the GM Acquisition was recorded based on the best estimates available, certain purchase price adjustments as of the July 31, 1994 purchase date have not been determined or agreed to by General Motors Corporation ("GM") and DRI. When finalized, the resolution of these items could result in a charge or credit to operations, which the Company does not expect to be material. The accompanying consolidated financial statements reflect the consolidated results of operations and cash flows for the Company subsequent to the GM Acquisition. The Company had no operations prior to July 31, 1994.

   GM is entitled to receive an additional contingent purchase payment which will be paid beginning in 2004 and will be based upon a percentage of average earnings of the Company in the three year period ending December 31, 2003 in excess of certain imputed earnings. Since the additional contingent purchase price, if any, is based upon future operations of the Company which cannot be determined at this time, no provision for such payment has been made in the accompanying consolidated financial statements. The additional contingent purchase price, if any, will increase the goodwill recorded for the GM Acquisition and will be amortized over the remaining useful life of the GM Acquisition goodwill.

   Concurrent with the GM Acquisition, the Company entered into certain supply agreements with GM whereby the Company would be the sole-source supplier to GM for component parts manufactured by the Company at the date of the GM Acquisition. The supply agreement for automotive starter motors has an initial term of ten years, while the supply agreement for heavy duty starter motors and generators had an initial term of six years. In fiscal year 1999, the Company and GM amended the agreement for the Company's price of automotive products and extended the agreement term to August 31, 2008. The Supply Agreement for heavy duty products terminated on July 31, 2000. Sales to GM were not adversely affected and the Company now has the ability to provide an expanded heavy duty product offering to GM and other customers. GM's obligations to distribute the Company's automotive aftermarket products terminates on July 31, 2009.

 Fiscal Year 2000 Acquisitions

   In August 1999, the Company, through a wholly-owned subsidiary, purchased the assets of Engine Master, a remanufacturer of gasoline engines located in Dallas, Texas, for $5,844 in cash. The acquisition was treated

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES as a purchase for accounting purposes and resulted in goodwill of $1,076 which is being amortized over 35 years.

   In March 2000, the Company, through a wholly-owned subsidiary, purchased 100% of the capital shares of M&M Knopf Auto Parts, Inc. ("Knopf") from certain shareholders. The purchase price of $61,322, net of cash acquired and including the payoff of certain debt of Knopf, was funded through proceeds from the Company's Senior Credit Facility and is subject to certain adjustments. The acquisition was accounted for as a purchase. Resulting goodwill of approximately $37,000 is being amortized over 30 years. The purchase price is subject to an additional contingent payment of cash and/or common stock of the Company in fiscal year 2005, subject to the achievement by Knopf of certain earnings goals. The amount of this payment cannot currently be determined. This additional contingent purchase price, if any, will increase the goodwill recorded for the acquisition and will be amortized over its remaining useful life. Results of operations for Knopf are included in the Company's financial statements effective March 10, 2000. Knopf is engaged in automotive component recovery and exchange.

   In April 2000, the Company, through a wholly-owned subsidiary, purchased 100% of the capital shares of Elmot-DR Sp z.o.o, a Polish manufacturer of starters and alternators for the OEM and aftermarket in Europe, for $839 in cash, net of cash acquired. The acquisition was treated as a purchase for accounting purposes with no resulting goodwill.

 Fiscal Year 1999 Acquisitions

   On November 13, 1998, the Company, through a wholly-owned subsidiary, purchased all of the common stock of Williams Technologies, Inc. ("Williams") for $38,840 in cash, net of cash acquired and less Williams' intercompany and third-party debt. The purchase was funded through proceeds from the Company's Senior Credit Facility. The acquisition was treated as a purchase for accounting purposes and resulted in goodwill of $21,104 which is being amortized over 35 years. Williams is a remanufacturer of automatic transmissions and torque converters for automotive and medium and heavy duty truck applications. Its primary market is the dealer network of major North American and foreign original equipment vehicle manufacturers. Results of operations for Williams are included in the Company's consolidated results from the acquisition date.

   On June 25, 1999, the Company, through a wholly-owned subsidiary, purchased 31% of the capital shares of Delco Remy Korea (formerly Remy Korea Limited) from certain shareholders for $6,204 in cash, net of cash acquired. The purchase was funded through proceeds from the Company's Senior Credit Facility. This investment increased the Company's ownership position in Delco Remy Korea to 81%. The acquisition was treated as a purchase for accounting purposes with no resulting goodwill. During fiscal year 1997, the Company acquired a 50% interest in Delco Remy Korea for approximately $5,300. Effective June 25, 1999, the Company accounted for Delco Remy Korea as a consolidated subsidiary. It was accounted for under the equity method prior to that date. Delco Remy Korea is a manufacturer of automotive starter motors and parts for the U.S. original equipment market, as well as customers in Asian markets.

 Fiscal Year 1998 Acquisitions and Investments

   On December 22, 1997, the Company acquired all of the capital stock of Ballantrae for $53,900, including assumed debt, a working capital adjustment and fees and expenses. The Company exchanged 1,918,623 shares of its Common Stock with a value of approximately $23,023 for the equity of Ballantrae and repaid approximately $29,500 of Ballantrae's debt. The acquisition was treated as a purchase for accounting purposes and is included in the consolidated financial statements of the Company beginning with the acquisition date. The acquisition resulted in goodwill of $24,580, which is being amortized over 35 years. Ballantrae operates

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES through two subsidiaries: Tractech, a leading producer of traction control systems for heavy duty original equipment manufacturers and the aftermarket; and Kraftube, Inc., a tubing assembly business which sells products to compressor manufacturers for commercial air conditioners and refrigeration equipment.

   On March 5, 1998, the Company acquired certain assets from Atlantic Reman Limited, which is a Canadian Ford Authorized Remanufacturer for the Maritime Provinces in Canada, for $1,277. It remanufactures and distributes engines, starters, alternators and water pumps to Ford, General Motors, and Chrysler dealers in Canada.

   In March 1998, the Company acquired 37% of Sahney Paris Rhone Ltd. ("SPR"), an Indian remanufacturer of starters and alternators which sells principally to the Indian market. SPR is accounted for under the equity method.

   The Company acquired the starter and alternator remanufacturing operations of Lucas Varity in the United Kingdom on April 6, 1998. The purchase price was $4,773 (including fees and expenses), and resulting goodwill of $535 is being amortized over 35 years. The acquisition was accounted for as a purchase and is included in the consolidated financial statements from date of acquisition. Located in England, the Lucas line of remanufactured starters and alternators is a market leader in the U.K. independent aftermarket.

   On July 16, 1998, the Company acquired Electro Diesel Rebuild ("EDR") in Belgium and Electro Rebuild Tunisia located in Tunisia, which produce heavy duty and automotive starters and alternators for the European replacement market. The purchase price was $7,586 (including fees and expenses) and was funded by the proceeds from a loan facility. Resulting goodwill of $4,663 is being amortized over 35 years. The acquisition is being accounted for as a purchase and is included in the consolidated financial statements from the date of acquisition.

 Unaudited Pro Forma Results of Operations

   The unaudited pro forma consolidated results of operations, assuming the Williams, Delco Remy Korea and Knopf acquisitions had been consummated as of the beginning of the preceding fiscal year, are as follows:

                                                           Year Ended July 31
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
      Net sales.......................................... $1,132,506 $1,052,335
      Operating income...................................     87,190    114,965
      Net income.........................................     15,123     32,270
      Basic earnings per share...........................       0.62       1.35
      Diluted earnings per share.........................       0.58       1.24

   There were no acquisitions in the five month period ended December 31, 2000.

   The pro forma consolidated financial information has been prepared for comparative purposes only and does not purport to present what the Company's consolidated results of operations would actually have been if the operations were combined during the periods presented and is not intended to project future results or trends of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Principles of Consolidation

   The consolidated financial statements include the accounts of DRI and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

   Certain prior year amounts have been reclassified to conform to the current year's presentation.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   The Company changed its fiscal year to December 31, effective August 1, 2000. Prior to August 1, 2000, the fiscal year ended on July 31. Accordingly, the Company's audited financial statements include a balance sheet at December 31, 2000 and statements of operations, stockholders' equity and cash flows for the five-month transition period ended December 31, 2000. For comparative purposes, the Company has included unaudited statements of operations and cash flows for the five-month period ended December 31, 1999.

 Nature of Operations

   The Company designs, manufactures, remanufactures and distributes electrical, powertrain/drivetrain and related components and provides core exchange services for automobiles and light trucks, medium- and heavy-duty trucks and other heavy-duty and industrial applications. Products include starter motors, alternators, engines, transmissions, torque converters, fuel systems and traction control systems. The Company serves the aftermarket and original equipment manufacturer market, principally in North America, as well as Europe, Latin America and Asia Pacific.

 Cash and Cash Equivalents

   Cash and cash equivalents includes all cash balances and highly liquid investments held primarily in repurchase agreements collateralized by U.S. Government securities with a maturity of ninety days or less when purchased. The carrying amount of cash equivalents approximates fair value.

 Concentrations of Credit Risk and Other Risks

   Substantially all of the Company's accounts receivable are due from customers in the original equipment and aftermarket automotive industries, both in the U.S. and internationally. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and have been consistently within management's expectations. The Company invests its temporary cash in high credit quality financial institutions and investment grade short-term investments and limits the amount of credit exposure to any one entity.

   The percentage of the Company's labor force covered by a collective bargaining agreement is 25.8%. None of the agreements expire within one year.

   The Company conducts a significant portion of its business with GM. See Note 11.

 Derivative Financial Instruments

   Effective August 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that all derivatives be recognized on the balance sheet at fair value. Changes in fair values of derivatives are accounted for based upon their intended use and designation.

   In the normal course of business, operations of the Company are exposed to continuing fluctuations in foreign currency values, interest rates and commodity prices that can affect the cost of operating, investing and financing. Accordingly, the Company addresses a portion of these risks through a controlled program of risk management that includes the use of derivative financial instruments. The Company's objective is to reduce earnings and cash flow volatility associated with these fluctuations. The Company's derivative activities, all of which are for purposes other than trading, are initiated within the guidelines of established policies and procedures designed to manage market risk. The Company does not enter into any derivative transactions for

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES speculative purposes. From time to time, the Company enters into foreign currency exchange agreements to manage its exposure arising from fluctuating exchange rates related to specific transactions.

   In order to hedge anticipated U.S. dollar-denominated intercompany sales of inventory by its South Korean subsidiary to a U.S. subsidiary against fluctuations between the South Korean Won and U.S. dollar, the Company has entered into a series of non-deliverable currency forward contracts. At maturity, each contract is settled at the difference between fair value and contract value. These derivative contracts have been designated as a cash flow hedge and, accordingly, changes in fair value are charged to other comprehensive income (see Note 10). Realized gains and losses recorded upon settlement are charged to earnings in the periods in which earnings are impacted by the variability of the cash flows of the settled intercompany sale. In November 2000, the Company entered into an interest rate swap to hedge the exposure on a portion of the variable rate debt. The swap converts the libor-based rate to a fixed rate of 6.51% on debt of $100,000 for a period of two years. This swap has been designated as a cash flow hedge and changes in fair value are charged to other comprehensive income (see Note 10). Realized gains and losses are charged to earnings as interest expense in the periods in which earnings are impacted by the variability of the cash flows of the interest paid. The notional amounts of the Company's foreign exchange contracts are summarized as follows:

                                                              July 31
                                    December 31,   -----------------------------
                                        2000            2000           1999
                                   --------------- --------------- -------------
                                    Book    Fair    Book    Fair    Book   Fair
                                    Value   Value   Value   Value  Value  Value
                                   ------- ------- ------- ------- ------ ------
  Forwards........................ $ 6,353 $ 5,914 $ 6,436 $ 6,048 $6,179 $6,259
  Non-deliverable forwards........  37,536  33,152  62,602  62,829    --     --

   The market value of the interest rate swap at December 31, 2000 was $(1,500).

 Inventories

   Inventories are carried at lower of cost or market determined on the first-in, first-out (FIFO) method. Raw materials also include supplies and repair parts which consist of materials consumed in the manufacturing process but not directly incorporated into the finished products. Inventories at December 31, 2000 and July 31, 2000 and 1999 consist of the following:

                                                                    July 31
                                                  December 31, -----------------
                                                      2000       2000     1999
                                                  ------------ -------- --------
   Raw materials.................................   $154,550   $132,713 $121,725
   Work-in-process...............................     51,668     52,605   50,725
   Finished goods................................     87,606     82,835   59,715
                                                    --------   -------- --------
                                                    $293,824   $268,153 $232,165
                                                    ========   ======== ========

 Property and Equipment

   Property and equipment are stated at cost and include certain expenditures for leased facilities. Depreciation is calculated primarily using the straight-line method over the estimated useful lives of the related assets (15 to 40 years for buildings and 3 to 15 years for machinery and equipment).

 Goodwill

   Goodwill represents the excess of purchase price over fair value of the net assets acquired and is being amortized by the straight-line method over 15 to 35 years.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   The carrying amount of goodwill is regularly reviewed for indicators of impairment in value, which in the view of management are other than temporary, including unexpected or adverse changes in the following: (i) the economic or competitive environments in which the Company operates; (ii) profitability analysis and (iii) cash flow analysis. If facts and circumstances suggest that a subsidiary's net assets are impaired, the Company assesses the fair value of the underlying business and reduces goodwill to an amount that results in the book value of the subsidiary approximating fair value.

 Investments in Joint Ventures

   Investments in companies representing an ownership interest of 20% to 50% are accounted for by the equity method. Joint ventures consisted of a 37% interest in Sahney Paris Rhone Ltd. ("SPR") in fiscal 1999 and fiscal 2000 and a 50% interest in Delco Remy Korea through June 25, 1999. Subsequent to that date, Delco Remy Korea was accounted for as a consolidated subsidiary (see Note
1). The Company's investment in SPR and its share of SPR's earnings were not significant relative to consolidated assets and earnings for the five months ended December 31, 2000 and in fiscal years 2000 and 1999.

 Long-Term Assets

   The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

 Recognition of Revenue

   Substantially all of the Company's revenue is recognized at the time product is shipped. The Company's remanufacturing operations obtain used diesel and gasoline engines, fuel systems, transmissions, starter motors and generators, commonly known as cores, from its customers as trade-ins. Net sales and cost of goods sold are reduced by $83,558, $185,324, $156,383, and $160,731 for the five months ended December 31, 2000 and fiscal years 2000, 1999 and 1998, respectively, to reflect the cost of cores for remanufactured product shipped.

 Foreign Currency Translation

   Financial statements of foreign subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and at the average exchange rate for each year for revenue and expenses. Translation adjustments are recorded as a separate component of stockholders' equity and reflected in comprehensive income (loss).

 Earnings Per Share

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments including stock options, warrants and the Company's stock purchase plan. The effect of warrants and the stock purchase plan on diluted earnings per share is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Stock options did not affect the calculation of diluted earnings per share in fiscal years 2000 and 1999 because the exercise price of stock options outstanding was greater than the market price. Stock options, warrants, and stock purchase plans did not affect the

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES calculation of the weighted average shares for the diluted loss per share in fiscal year 1998 because their effect would have been antidilutive.

   The following table sets forth the computation of basic and diluted earnings
(loss) per share:

                                  Five Months
                                     Ended            Year Ended July 31
                                  December 31, --------------------------------
                                      2000        2000       1999       1998
                                  ------------ ---------- ---------- ----------
   Numerator:
    Income (loss) from
     continuing operations......   $    9,699  $   12,418 $   28,346 $   (2,187)
    Extraordinary item..........          --          --         --      (1,833)
                                   ----------  ---------- ---------- ----------
    Numerator for basic and
     diluted earnings (loss) per
     share......................   $    9,699  $   12,418 $   28,346 $   (4,020)
                                   ==========  ========== ========== ==========
   Denominator:
    Denominator for basic
     earnings (loss) per share--
     weighted average shares....   24,317,713  24,243,163 23,913,848 19,981,240
    Effect of dilutive
     securities:
     Warrants...................    1,679,728   1,679,757  1,679,804        --
     Stock options..............        2,574         --         --         --
     Stock purchase plan........       64,540      79,286    351,335        --
                                   ----------  ---------- ---------- ----------
    Denominator for diluted
     earnings (loss) per share..   26,064,555  26,002,206 25,944,987 19,981,240
                                   ==========  ========== ========== ==========

   On November 20, 1997, the Company authorized a 16.8-to-1 stock split which was effective on December 19, 1997. All share and per share amounts have been adjusted to reflect this split.

   See Note 18 for a discussion of the Company's acquisition by Court Square Capital Limited ("Court Square"), the subsequent merger of a subsidiary of Court Square into the Company and the Company's recapitalization, all effective March 14, 2001.

 Comprehensive Income

   The Company's other comprehensive income consists of unrealized gains and losses on the translation of the assets and liabilities of its foreign operations and unrealized gains and losses on currency instruments and interest rate swaps. See Note 10.

 Fair Value of Financial Instruments

   The Company's financial instruments generally consist of cash and cash equivalents, trade and other receivables, accounts payable and long-term debt. The fair value of the Company's fixed rate debt was estimated using a discounted cash flow analysis based upon the Company's current incremental borrowing rates. With the exception of the Senior Notes and the Senior Subordinated Notes, the carrying amounts of these financial instruments approximated their fair value at December 31, 2000 and at July 31, 2000 and 1999. At December 31, 2000, the Senior Notes have a face value of $145,000 and a fair value of $133,067 and the Senior Subordinated Notes have a face value of $140,000 and a fair value of $118,146.

 Use of Estimates

   Preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES the date of the consolidated financial statements, and the reported amounts of revenue and expense during the year. Actual results could differ from those estimates.

 Impact of Recently Issued Accounting Standards

   The Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board issued a final consensus on EITF 00-10, Accounting for Shipping and Handling Fees and Costs. This standard addresses the income statement classification for shipping and handling fees and costs. The Company adopted the provisions of this standard in the transition period ended December 31, 2000. Adoption did not have a material effect on the Company's financial statements.

3. NON-RECURRING CHARGES

   In May 2000, the Company completed plans for the realignment of certain manufacturing facilities in the United States, Canada and the United Kingdom. A one-time charge of $35,222 was recorded in June 2000 for the estimated cost of the plan. The reserve included $27,098 for the estimated cost of various voluntary and involuntary employee separation programs associated with the resulting workforce reductions. A total of $5,011 was paid in fiscal year 2000, $15,961 was paid in the five months ended December 31, 2000 and $3,100, $2,842 and $184 are estimated to be paid in calendar years 2001, 2002 and 2003, respectively. The reserve also includes $8,124, net of salvage value, for the write-down of certain production assets which will no longer be used as a result of the realignment. Additionally, a reserve of $1,050 was established in connection with the acquisition of Elmot in March 2000.

   In May 1998, the Company offered an incentive separation payment to DRA hourly employees through an employee termination program. A total of 337 employees accepted the Company's offer. A reserve of $26,515 was established for these separation costs, $9,974 of which were paid in fiscal year 1998, $11,565 of which were paid in fiscal year 1999, and $3,889 of which were paid in fiscal year 2000. An additional $900 was paid in the five months ended December 31, 2000 and $187 will be paid in calendar year 2001.

   In May 1997, the Company decided to realign the manufacturing operations of DRA to utilize focus factory manufacturing concepts and to close the Company's operations in the old vertically-integrated factories that were leased from GM. These decisions resulted in the impairment of certain production assets with a carrying amount of $30,321 ($25,279 of which was property and equipment and $5,042 of which was related tooling and other supplies) which the Company sold or otherwise disposed of. In fiscal year 1998, the reserve established for this charge was reduced $5,366 to reflect the utilization of certain assets previously targeted for disposal. The Company estimated the loss on disposal including related costs at $26,260. In addition, the Company estimated a cost of $8,240 for reducing its workforce through several transition programs. In fiscal year 1998, this reserve was increased $5,232 to reflect greater than anticipated participation in the various workforce transition programs. Some of the operations for the closed facilities were transferred to the new focus factories and others were outsourced.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   The following table summarizes the provisions and reserves for non-recurring charges:

                                           Termination Exit/Impairment
                                            Benefits        Costs       Total
                                           ----------- --------------- -------
   Reserve at August 1, 1997.............    $ 8,240       $29,137     $37,377
   Provision in 1998.....................     26,515           --       26,515
   Change in estimate....................      5,232        (5,366)       (134)
   Payments and charges in 1998..........    (19,204)       (9,035)    (28,239)
                                             -------       -------     -------
   Reserve at July 31, 1998..............     20,783        14,736      35,519
   Payments and charges in 1999..........    (15,808)      (13,845)    (29,653)
                                             -------       -------     -------
   Reserve at July 31, 1999..............      4,975           891       5,866
   Provision in 2000.....................     27,098         8,124      35,222
   Payments and charges in 2000..........     (8,900)       (8,460)    (17,360)
   Reserve established in acquisition of
    business.............................      1,050           --        1,050
                                             -------       -------     -------
   Reserve at July 31, 2000..............     24,223           555      24,778
   Payments and charges in the five month
    transition period....................    (16,861)         (225)    (17,086)
                                             -------       -------     -------
   Reserve at December 31, 2000..........    $ 7,362       $   330     $ 7,692
                                             =======       =======     =======

4. ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The activity in the allowance for doubtful accounts is as follows:

                                          Five Months
                                             Ended      Year Ended July 31
                                          December 31, ----------------------
                                              2000      2000    1999    1998
                                          ------------ ------  ------  ------
   Balance at beginning of period........    $2,970    $2,105  $2,083  $2,935
   Additions charged to costs and ex-
    penses...............................     1,334     1,401   1,984   1,037
   Acquisition of certain businesses.....       --      1,049      50      28
   Uncollectible accounts written off,
    net of recoveries....................    (1,189)   (1,585) (2,012) (1,917)
                                             ------    ------  ------  ------
   Balance at end of period..............    $3,115    $2,970  $2,105  $2,083
                                             ======    ======  ======  ======

5. PROPERTY AND EQUIPMENT

   Property and equipment consists of the following:

                                                                   July 31
                                                 December 31, -----------------
                                                     2000       2000     1999
                                                 ------------ -------- --------
   Land and buildings...........................   $ 21,228   $ 19,231 $ 16,281
   Buildings under capital leases...............     25,585     25,312   22,304
   Leasehold improvements.......................     10,459     10,409   10,737
   Machinery and equipment......................    248,311    242,622  209,405
                                                   --------   -------- --------
                                                   $305,583   $297,574 $258,727
                                                   ========   ======== ========

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

6. LONG-TERM DEBT

   Borrowings under long-term debt arrangements consist of the following:

                                                                   July 31
                                                 December 31, -----------------
                                                     2000       2000     1999
                                                 ------------ -------- --------
   Senior Credit Facility:
    Revolving acquisition loans.................   $182,403   $146,884 $ 96,784
   Senior Subordinated Notes....................    140,000    140,000  140,000
   Senior Notes.................................    145,000    145,000  145,000
   GM Subordinated Debenture....................     18,873     18,802   18,630
   Other, including capital lease obligations...     41,115     41,038   47,113
                                                   --------   -------- --------
                                                    527,391    491,724  447,527
   Less current portion.........................      8,107      7,454   12,596
                                                   --------   -------- --------
                                                   $519,284   $484,270 $434,931
                                                   ========   ======== ========

 Senior Credit Facility

   On November 13, 1998, the Company amended its Senior Credit Facility. Pursuant to the Senior Credit Facility, as amended, revolving loans are available in the aggregate principal amount of $300,000 for general purposes (including acquisitions). The Senior Credit Facility terminates on October 31, 2003. The Company has the option of paying an interest rate of one bank's prime rate or a LIBOR-based rate. The weighted average interest on amounts outstanding at December 31, 2000, July 31, 2000 and 1999 was 8.67%, 8.15% and 7.21%, respectively. At December 31, 2000, approximately $105,700 was available under the Senior Credit Facility.

   The Senior Credit Facility contains various covenants which include, among other things: (i) limitations on additional borrowings and encumbrances; (ii) the maintenance of certain financial ratios and compliance with certain financial tests and limitations; (iii) limitations on cash dividends paid; (iv) limitations on investments and capital expenditures; and (v) limitations on leases and sales of assets.

   The Senior Credit Facility is collateralized by a lien on substantially all assets of the Company and its domestic subsidiaries and by all the capital stock of such subsidiaries held by the Company or any such other subsidiary.

 Senior Subordinated Notes

   On August 2, 1996, the Company issued $140,000 of 10 5/8% Senior Subordinated Notes due August 1, 2006 (the "Senior Subordinated Notes").

   The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to the prior payment in full of all existing and future senior indebtedness, pari passu with all present and future senior subordinated indebtedness and senior to all present and future subordinated indebtedness of the Company or the relevant subsidiary guarantors, as defined in the indenture. The Senior Subordinated Notes will also be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

   The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, on or after August 1, 2001, at the redemption prices set forth in the note agreement plus accrued and unpaid interest, if any, to the redemption date. Interest is payable semi-annually on February 1 and August 1 of each year.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   Upon the occurrence of a change of control, each holder of the Senior Subordinated Notes will have the right to require the Company to purchase all or a portion of such holder's notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

   The indenture pursuant to which the Senior Subordinated Notes were issued contains certain covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness,
(ii) pay dividends or make other distributions with respect to capital stock (as defined) of the Company and its restricted subsidiaries, (iii) sell assets of the Company or its restricted subsidiaries, (iv) issue or sell restricted subsidiary stock, (v) enter into certain transactions with affiliates, (vi) create certain liens, (vii) enter into certain mergers and consolidations and
(viii) incur indebtedness which is subordinate to senior indebtedness and senior to the Senior Subordinated Notes.

 Senior Notes

   On December 22, 1997, the Company issued $145,000 of 8 5/8% Senior Notes due December 15, 2007 (the "Senior Notes"). The proceeds from the Senior Notes were $141,375, net of issuance costs. The proceeds were used to repay higher interest bearing debt.

   The Senior Notes are general unsecured senior obligations of the Company and rank pari passu in right of payment with all existing and future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated obligations of the Company. In addition, the obligations of the Company under the Senior Notes will be fully and unconditionally guaranteed on a joint and several basis by each of the Company's existing and future domestic restricted subsidiaries. The subsidiary guarantees will rank pari passu in right of payment with all existing and future senior indebtedness of the subsidiary guarantors and senior in right of payment to all existing and future subordinate obligations of the subsidiary guarantors. The Senior Notes and the subsidiary guarantees will be effectively subordinated to all existing and future secured indebtedness of the Company and the subsidiary guarantors as well as to any liabilities of subsidiaries other than subsidiary guarantors.

   The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth in the note agreement plus accrued and unpaid interest, if any, to the date of redemption. Interest is payable semi-annually on June 15 and December 15 of each year.

   Upon the occurrence of a change of control (as defined), each holder of the Senior Notes will have the right to require the Company to purchase all or a portion of such holder's notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

   The indenture pursuant to which the Senior Notes were issued contains certain covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness, (ii) pay dividends or make other distributions with respect to capital stock (as defined) of the Company and its restricted subsidiaries, (iii) sell assets of the Company or its restricted subsidiaries, (iv) issue or sell restricted subsidiary stock, (v) enter into certain transactions with affiliates, (vi) create certain liens, (vii) enter into certain mergers and consolidations and
(viii) incur indebtedness which is subordinate to senior indebtedness and senior to the Senior Subordinated Notes.

 GM Subordinated Debenture

   On December 22, 1997, the Company converted preferred stock into a subordinated debenture with General Motors (the "GM Subordinated Debenture"). The debenture bears interest at the rate of 8% annually

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES and will mature on July 31, 2004. The Company is amortizing the discount from the maturity value of $19,488 using the straight-line method.

 Capital Lease Obligations

   Capital leases have been capitalized using interest rates ranging from 8.1% to 15.2%. The net book value of assets under capital leases were $15,322, $16,026 and $17,832 at December 31, 2000 and July 31, 2000 and 1999,
respectively.

 Other

   Total cash interest paid for the transition period and fiscal years 2000, 1999 and 1998 was $22,636, $46,835, $41,502, and $33,397, respectively.

   Required principal payments of long-term debt and capitalized leases are as follows:

       2001................................ $  8,107
       2002................................    4,240
       2003................................  186,350
       2004................................   23,648
       2005................................    4,434
       Thereafter..........................  300,612
                                            --------
                                            $527,391
                                            ========

7. EMPLOYEE BENEFIT PLANS

 Agreements with GM

   In connection with the GM Acquisition, the Company and GM agreed to allocate the responsibility for employee pension benefits and post-retirement health care and life insurance on a pro-rata basis between DRA and GM. The allocation is primarily determined upon years of service with DRA and aggregate years of service with DRA and GM. Effective August 1, 1994, DRA established hourly and salaried pension and post-retirement health care and life insurance plans which are similar to the respective GM plans.

 Pension and Post-Retirement Health Care and Life Insurance Plans

   DRA has defined benefit pension plans covering substantially all employees. The plan covering salaried employees provides benefits that are based upon years of service and final estimated average compensation. Benefits for hourly employees are based on stated amounts for each year of service. DRA's funding policy is to contribute amounts to provide the plans with sufficient assets to meet future benefit payment requirements consistent with actuarial determinations of the funding requirements of federal laws. Plan assets are primarily invested in mutual funds which invest in both debt and equity instruments.

   DRA maintains hourly and salaried benefit plans that provide post-retirement health care and life insurance to retirees and eligible dependents. The benefits are payable for life, although DRA retains the right to modify or terminate the plans providing these benefits. The salaried plan has cost sharing features such as deductibles and co-payments. Salaried employees who were not GM employees prior to 1992 are not eligible for the above described post-retirement benefits. It is DRA's policy to fund these benefits as claims are incurred.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   The changes in benefit obligations and plan assets, components of expense, and assumptions for the plans are as follows:

                                                                        Post-Retirement Health Care
                                    Pension Benefits                     and Life Insurance Plans
                          --------------------------------------  -----------------------------------------
                          Five Months                             Five Months
                             Ended       Year Ended July 31          Ended         Year Ended July 31
                          December 31, -------------------------  December 31, ----------------------------
                              2000      2000     1999     1998        2000       2000      1999      1998
                          ------------ -------  -------  -------  ------------ --------  --------  --------
Change in benefit
 obligation
Benefit obligation at
 beginning of year......    $24,444    $18,406  $17,656  $12,575    $ 15,734   $ 15,040  $ 13,006  $ 11,619
Service cost............        711      2,618    2,111    2,012         959      2,782     3,538     3,384
Interest cost...........        749      1,584    1,237      930         524      1,028       924       637
Amendments..............        636      2,496       --     (430)         --         --        --        --
Actuarial (gain)/loss...       (334)       752   (1,636)   3,077       1,021       (404)   (2,428)   (2,634)
Benefits paid...........       (759)    (1,202)    (962)    (508)       (238)      (330)       --        --
Curtailment gains.......         --       (210)      --       --          --     (2,382)       --        --
                            -------    -------  -------  -------    --------   --------  --------  --------
Benefit obligation at
 end of year............    $25,447    $24,444  $18,406  $17,656    $ 18,000   $ 15,734  $ 15,040  $ 13,006
                            =======    =======  =======  =======    ========   ========  ========  ========
Change in plan assets
Fair value of plan
 assets at beginning of
 year...................    $21,551    $16,749  $12,516  $ 9,663    $     --   $     --  $     --  $     --
Actual return on plan
 assets.................       (170)     1,687    1,635    1,158          --         --        --        --
Employer contributions..         --      4,317    3,560    2,203         238         --        --        --
Benefits paid...........       (645)    (1,202)    (962)    (508)       (238)        --        --        --
                            -------    -------  -------  -------    --------   --------  --------  --------
Fair value of plan
 assets at end of year..    $20,736    $21,551  $16,749  $12,516    $     --   $     --  $     --  $     --
                            =======    =======  =======  =======    ========   ========  ========  ========
Funded status...........    $(4,711)   $(2,893) $(1,657) $(5,140)   $(18,000)  $(15,734) $(15,040) $(13,006)
Unrecognized actuarial
 gain...................       (304)    (1,014)  (1,819)    (322)     (4,794)    (5,905)   (6,010)   (3,488)
Unrecognized prior
 service cost...........      3,276      2,621      757      834          --         --        --        --
                            -------    -------  -------  -------    --------   --------  --------  --------
Net amount recognized...    $(1,739)   $(1,286) $(2,719) $(4,628)   $(22,794)  $(21,639) $(21,050) $(16,494)
                            =======    =======  =======  =======    ========   ========  ========  ========
Amounts recognized in
 the consolidated
 balance sheet consist
 of:
Accrued benefit
 liability..............    $(4,424)   $(3,262) $(2,719) $(4,206)   $(22,794)  $(21,639) $(21,050) $(16,494)
Minimum pension
 liability adjustment...      2,685      1,976       --     (422)         --         --        --        --
                            -------    -------  -------  -------    --------   --------  --------  --------
Net amount recognized...    $(1,739)   $(1,286) $(2,719) $(4,628)   $(22,794)  $(21,639) $(21,050) $(16,494)
                            =======    =======  =======  =======    ========   ========  ========  ========
Components of expense
Service costs...........    $   711    $ 2,618  $ 2,111  $ 2,012    $    959   $  2,782  $  3,538  $  3,384
Interest costs..........        749      1,584    1,237      930         524      1,028       924       637
Expected return on plan
 assets.................       (866)    (1,802)  (1,331)  (1,016)         --         --        --        --
Amortization of prior
 service cost...........        110        158       77       77          --         --        --        --
Recognized net actuarial
 loss/(gain)............         (8)        --        8     (103)        (91)      (314)       93      (203)
Curtailments............         --        266       --       --          --         --        --        --
                            -------    -------  -------  -------    --------   --------  --------  --------
Net periodic pension
 cost...................    $   696    $ 2,824  $ 2,102  $ 1,900    $  1,392   $  3,496  $  4,555  $  3,818
                            =======    =======  =======  =======    ========   ========  ========  ========
Weighted-average
 assumptions
Discount rate...........       7.75%      8.00%    7.75%    7.00%       7.75%      8.00%     7.75%     7.00%
Expected return on plan
 assets.................      10.00%     10.00%   10.00%   10.00%         --         --        --        --
Rate of compensation
 increase...............       5.00%      5.00%    5.00%    5.00%       5.00%      5.00%     5.00%     5.00%

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   Measurement of the accumulated post-retirement benefit obligation was based on a 10.00% annual rate of increase in the cost of covered health care benefits. The rate was assumed to decrease ratably to 5.25% through 2004 and remain level at that rate thereafter. An increase and decrease of one-percentage-point in the assumed health care trend rates would have the following effects on service and interest cost in the five-month period ended December 31, 2000 and the accumulated post-retirement benefit obligation at December 31, 2000.

                                                        1% Increase 1% Decrease
                                                        ----------- -----------
   Effect on total of service and interest cost compo-
    nents of net periodic post-retirement health care
    benefit cost.......................................   $  377      $  (284)
   Effect on the health care component of the
    accumulated post-retirement benefit obligation.....    4,201       (3,181)

 Defined Contribution Plans

   Various subsidiaries of the Company sponsor voluntary savings plans for eligible salaried and hourly employees. These plans allow participants to make contributions pursuant to section 401(k) of the Internal Revenue Code. Certain of these plans have Company matching contribution provisions. Charges to operations were $911 in the five month period ended December 31, 2000 and $1,731, $1,227, and $953 in fiscal years 2000, 1999 and 1998, respectively.

 Profit Sharing Plans

   DRA sponsors profit sharing plans covering substantially all of its employees. Distributions are determined based upon formulas established by management and are made annually. Profit sharing expense for the five month period ended December 31, 2000 and years ended July 31, 2000, 1999 and 1998 was $728, $2,514, $1,804 and $918, respectively.

8. STOCKHOLDERS' EQUITY

   See Note 18 for a discussion of the Company's acquisition by Court Square Capital Limited ("Court Square"), the subsequent merger of a subsidiary of Court Square into the Company and the Company's recapitalization, all effective March 14, 2001.

   All shares of Class A Common Stock and Class B Common Stock are identical and entitle the holders thereof to the same rights and privileges, provided that except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights. Each share of Class A Common Stock is convertible into one share of Class B Common Stock and each share of Class B Common Stock is convertible into one share of Class A Common Stock.

 Stock Purchase Plan

   On October 21, 1994, the Company approved a private placement memorandum whereby the Company is authorized to offer for sale to certain members of management of DRA up to 1,596,000 shares of Class A Common Stock. Shares issued pursuant to this plan generally vest over three to five years. As of December 31, 2000, 1,450,400 shares were issued of which 1,383,200 shares were vested. As of December 31, 2000, 310,800 of these shares had been issued at a price approximating book value. Unearned compensation was amortized over the relevant vesting periods. The stockholder notes receivable of $336, $328 and $322 at December 31, 2000 and July 31, 2000 and 1999, respectively, are associated with the sale of Class A Common Stock and were payable in 2000 through 2002 together with interest at 9.25% per annum.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

 Initial Public Offering

   On December 22, 1997, the Company issued 4,000,000 shares of Class A Common Stock in an initial public offering at $12.00 per share. Also, on January 16, 1998, the Company issued an additional 600,000 shares of Class A Common Stock at $12.00 per share as a result of the underwriters' exercise of their over-allotment option. Net proceeds to the Company from such offerings, after deduction of associated expense, were approximately $51,336.

 Warrants

   DRI issued warrants to purchase 1,680,000 shares of DRI Class A Common Stock at a price of $.0012 per share. The warrants were exercisable, in whole or in part, at any time through June 30, 2004.

 Redeemable Exchangeable Preferred Stock of DRA

   In connection with the GM Acquisition, DRA issued 15,000 shares of Class A Preferred Stock (par value $.01 shares and liquidation preference $1,000 per share) to GM (DRA Preferred Stock). The DRA Preferred Stock was exchangeable, at the option of DRA, in whole or in part, for 8% subordinated debentures to be issued by DRA at $1,000 per share plus accrued and unpaid dividends. As a part of the December 22, 1997 initial offering and recapitalization, the DRA Preferred Stock was exchanged for the 8% Subordinated Debenture. As a result, a deemed dividend of $1,639 on the preferred stock conversion was incurred in fiscal year 1998.

 Dividends

   The Company paid no dividends on its common stock. Payment of dividends was at the discretion of the Company's Board of Directors and depended, among other factors, upon the Company's earnings, financial condition and capital requirements and the terms of the Company's financing agreements. The ability of the Company to make dividend payments was also restricted by the terms of certain of its debt instruments.

 Stock Options

   The Company had two fixed stock option plans which reserve shares of common stock for issuance to executives, key employees, and directors.

   In December 1997, the Company adopted the Stock-Based Incentive Compensation Plan whereby employees of the Company are eligible to be granted incentive stock options or non-qualified stock options. A total of 1,224,000 shares were initially reserved for grants of stock options, stock appreciation rights, and restricted stock awards under the plan. In December 2000, the stockholders of the Company approved an increase of 1,224,000 shares, resulting in a total of 2,448,000 shares authorized as of December 31, 2000.

   In December 1997, the Company adopted the Non-Qualified Stock Option Plan for Non-Employee Directors whereby non-employee directors are eligible to be granted non-qualified stock options. A total of 100,000 shares were initially reserved for grant under the plan. In December 2000, the stockholders of the Company approved an increase of 100,000 shares, resulting in a total of 200,000 shares authorized as of December 31, 2000. On December 16, 1997 and December 16, 1999, each non-employee director of the Company was granted options to purchase 2,000 shares.

   The exercise price of stock options granted could not be less than the fair market value of a share of common stock on the date of the grant. Options became exercisable in periods ranging from one to five years

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES and vested ratably over a period of five years from the date of the grant. Information regarding these option plans is as follows:

                                                                  Weighted
                                                              Average Exercise
                                                     Shares        Price
                                                     -------  ----------------
   Initial grant of options (weighted average fair
    value of $5.56)................................  258,700       $12.00
   Cancelled.......................................   (7,600)       12.00
                                                     -------
   Outstanding as of July 31, 1998.................  251,100        12.00
   Granted (weighted average fair value of $5.45)..  224,100        11.75
   Cancelled.......................................  (39,460)       11.92
                                                     -------
   Outstanding as of July 31, 1999.................  435,740        11.88
   Granted (weighted average fair value of $3.48)..  281,065         8.69
   Cancelled.......................................  (87,670)       11.44
                                                     -------
   Outstanding as of July 31, 2000.................  629,135        10.53
   Granted (weighted average fair value of $2.70)..  316,025         6.77
   Cancelled.......................................   (2,500)        7.63
                                                     -------
   Outstanding as of December 31, 2000.............  942,660       $ 9.28
                                                     =======

   At December 31, 2000, approximately 227,466 options were exercisable and approximately 1,605,340 additional shares were available for grant under the Company's plans. No options were exercised during the five months ended December 31, 2000 and fiscal years 2000, 1999, or 1998.

   Disclosure of pro forma information regarding net income and earnings per share is required by FASB Statement No. 123 as if the Company has accounted for its stock options under the fair value method as defined by that Statement. Disclosure of this information for the five-month period ended December 31, 2000 has not been provided because these plans were cancelled in March 2001 and the Company does not believe such disclosure would provide additional meaningful information to stockholders. The fair value for options granted by the Company was estimated as of the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                               Year Ended
                                                                July 31
                                                             ----------------
                                                             2000  1999  1998
                                                             ----  ----  ----
   Risk-free interest rate.................................. 6.00% 5.00% 5.00%
   Dividend yield........................................... 0.00% 0.00% 0.00%
   Volatility factor of the expected market price of the
    Company's common stock.................................. 0.22  0.30  0.30
   Expected life of the options (years).....................    7     8     8

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

   For purpose of pro forma disclosures, the estimated fair value of the options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES impact on pro forma net income may not be representative of compensation expense in future years, when the effect of amortization of multiple awards would be reflected in the consolidated statements of operations. The Company's pro forma information giving effect to the estimated compensation expense related to stock options is as follows:

                                                         Year Ended July 31
                                                       -----------------------
                                                        2000    1999    1998
                                                       ------- ------- -------
   Pro forma net income (loss)........................ $12,184 $28,109 $(4,128)
   Pro forma earnings (loss) per share:
     Basic............................................    0.50    1.18    (.21)
     Diluted..........................................    0.47    1.08    (.21)

9. INCOME TAXES

   The following is a summary of the components of the provision for income taxes (benefit):

                                          Five Months
                                             Ended       Year Ended July 31
                                          December 31, ------------------------
                                              2000      2000     1999    1998
                                          ------------ -------  ------- -------
   Current:
    Federal..............................    $   62    $   669  $   257 $(2,916)
    State and local......................       597      1,323    1,478   2,276
    Foreign..............................     3,289      7,157    5,214   2,834
                                             ------    -------  ------- -------
                                              3,948      9,149    6,949   2,194
   Deferred:
    Federal..............................     4,180      1,280    7,146  (1,019)
    State and local......................        54      3,350    1,703  (1,227)
    Foreign..............................    (2,088)    (2,319)     656     --
                                             ------    -------  ------- -------
                                              2,146      2,311    9,505  (2,246)
                                             ------    -------  ------- -------
                                             $6,094    $11,460  $16,454 $   (52)
                                             ======    =======  ======= =======

   Income (loss) before income taxes (benefit), minority interest in income of subsidiaries, income (loss) from unconsolidated joint ventures, preferred dividend requirement of subsidiary and deemed dividend on preferred stock conversion was taxed in the following jurisdictions:

                                        Five Months
                                           Ended        Year Ended July 31
                                        December 31, --------------------------
                                            2000      2000     1999      1998
                                        ------------ -------  -------  --------
   Domestic............................   $11,659    $ 8,031  $25,101  $(10,789)
   Foreign.............................     7,888     23,174   19,844    10,655
   Eliminations........................      (509)      (233)  (1,644)      --
                                          -------    -------  -------  --------
                                          $19,038    $30,972  $43,301  $   (134)
                                          =======    =======  =======  ========

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   A reconciliation of income taxes at the United States federal statutory rate to the effective income tax rate follows:

                                              Five Months  Year Ended July
                                                 Ended            31
                                              December 31, ------------------
                                                  2000     2000   1999  1998
                                              ------------ -----  ----  -----
   Federal statutory income tax rate.........     35.0%     35.0% 35.0%  35.0%
   State and local income taxes--net of
    federal tax benefit......................      2.2       7.9   4.8  (21.7)
   Foreign operations........................     (6.8)    (10.6) (2.3)  43.0
   Goodwill..................................      2.2       2.4    .7  (13.3)
   Other items...............................     (0.6)      2.3   (.2)  (4.2)
                                                  ----     -----  ----  -----
   Effective income tax rate.................     32.0%     37.0% 38.0%  38.8%
                                                  ====     =====  ====  =====

   State and local income taxes include provisions for Indiana and Michigan which do not provide proportional benefit in loss years.

   The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                             July 31
                            December 31, ----------------
                                2000      2000     1999
                            ------------ -------  -------
Deferred tax assets:
  Non-recurring charges...    $ 5,358    $11,079  $ 2,244
  Employee benefits.......     10,514     10,096    9,648
  Inventories.............      4,326      4,609    4,576
  Warranty................      2,418      2,625    3,350
  Non-compete agreements..        824        824      789
  Alternative minimum tax
   credits................      3,937      3,825    5,309
  Net operating loss
   carryforwards..........     15,025     12,414    7,925
  Other...................      8,239      6,656    1,615
                              -------    -------  -------
Total deferred tax
 assets...................     50,641     52,128   35,456
  Valuation allowance.....     (7,779)    (7,779)  (2,507)
                              -------    -------  -------
Deferred tax assets net of
 valuation allowance......     42,862     44,349   32,949
Deferred tax liabilities:
  Depreciation............    (21,280)   (20,674) (17,633)
  Other...................    (15,836)   (15,557)  (4,887)
                              -------    -------  -------
Total deferred tax
 liabilities..............    (37,116)   (36,231) (22,520)
                              -------    -------  -------
Net deferred tax asset....    $ 5,746    $ 8,118  $10,429
                              =======    =======  =======

   At December 31, 2000, the Company had unused Federal net operating loss carryforwards of approximately $20,159 that expire between the years of 2018 and 2020. The Company also had unused alternative minimum tax credit carryforwards of approximately $3,937 that may be carried forward indefinitely. Income tax payments (refunds), including state taxes, for the five month period ended December 31, 2000 and years ended July 31, 2000, 1999 and 1998 were $743, $10,726, $617 and ($483), respectively.

   No provision has been made for United States federal and state or foreign taxes that may result from future remittances of undistributed earnings of foreign subsidiaries ($32,680 at December 31, 2000) because it

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES is expected that such earnings will be reinvested in these foreign operations indefinitely. It is not practical to estimate the amount of taxes that might be payable on the eventual remittances of such earnings.

10. ACCUMULATED OTHER COMPREHENSIVE LOSS

   The Company's other comprehensive loss consists of unrealized net gains and losses on the translation of the assets and liabilities of its foreign operations, currency instruments and interest rate swaps. The before tax net loss, related income tax benefit and accumulated balance are as follows:

                              Foreign   Unrealized   Unrealized    Accumulated
                             Currency    Losses on    Losses on       Other
                            Translation  Currency   Interest Rate Comprehensive
                            Adjustment  Instruments     Swaps         Loss
                            ----------- ----------- ------------- -------------
Balance at August 1,
 1997.....................   $  (1,752)  $     --     $     --      $  (1,752)
Before tax loss...........      (3,794)        --           --         (3,794)
Income tax effect.........      (1,472)        --           --         (1,472)
                             ---------   --------     --------      ---------
Other comprehensive loss..      (2,322)        --           --         (2,322)
                             ---------   --------     --------      ---------
Balance at July 31, 1998..      (4,074)        --           --         (4,074)
Before tax loss...........      (3,939)        --           --         (3,939)
Income tax effect.........      (1,497)        --           --         (1,497)
                             ---------   --------     --------      ---------
Other comprehensive loss..      (2,442)        --           --         (2,442)
                             ---------   --------     --------      ---------
Balance at July 31, 1999..      (6,516)        --           --         (6,516)
Before tax loss...........      (6,859)        --           --         (6,859)
Income tax effect.........      (2,538)        --           --         (2,538)
                             ---------   --------     --------      ---------
Other comprehensive loss..      (4,321)        --           --         (4,321)
                             ---------   --------     --------      ---------
Balance at July 31, 2000..     (10,837)        --           --        (10,837)
Cumulative effect of
 accounting change for
 derivative instruments...          --        241           --            241
Before tax loss...........      (2,569)    (4,561)      (1,505)        (8,635)
Income tax effect.........        (822)      (691)        (482)        (1,995)
                             ---------   --------     --------      ---------
Other comprehensive loss..      (1,747)    (3,870)      (1,023)        (6,640)
                             ---------   --------     --------      ---------
Balance at December 31,
 2000.....................   $ (12,584)  $ (3,629)    $ (1,023)     $ (17,236)
                             =========   ========     ========      =========

11. TRANSACTIONS WITH GM

   The Company and GM have entered into several transactions and agreements related to their respective businesses. In addition to the transactions disclosed elsewhere in the accompanying consolidated financial statements and related notes, the Company entered into the following transactions with GM:

                                   Five Months Ended     Year Ended July 31
                                     December 31,    --------------------------
                                         2000          2000   1999(a)  1998(a)
                                   ----------------- -------- -------- --------
     Sales.......................      $124,596      $332,665 $359,162 $307,048
     Material purchases and costs
      for services...............         2,002         4,500   34,273   52,273

---------------------
(a) Includes transactions with Delphi Automotive Systems Corporation which was divested by GM in fiscal 1999.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   In addition, the Company had the following balances with GM:

                                                                    July 31
                                                   December 31, ---------------
                                                       2000      2000    1999
                                                   ------------ ------- -------
     Trade accounts receivable....................   $36,406    $32,722 $43,490
     Other receivables............................     5,704      4,768   4,990

12. LEASE COMMITMENTS

   The Company occupies space and uses certain equipment under lease arrangements. Rent expense was $4,064, $9,091, $7,793 and $8,207 for the five month period ended December 31, 2000 and years ended July 31, 2000, 1999 and 1998, respectively. Rental commitments at December 31, 2000 for long-term non-cancelable operating leases were as follows:

     Year ending 2001................................................... $ 8,106
     Year ending 2002...................................................   5,117
     Year ending 2003...................................................   4,522
     Year ending 2004...................................................   4,147
     Year ending 2005...................................................   3,475
     Thereafter.........................................................  12,653
                                                                         -------
                                                                         $38,020
                                                                         =======

13. COMMITMENTS AND CONTINGENCIES

   The Company is party to various legal actions and administrative proceedings and subject to various claims arising in the ordinary course of business, including those relating to commercial transactions, product liability, safety, health, taxes, environmental and other matters. The Company believes that the ultimate liability, if any, in excess of amounts already provided for in the financial statements or covered by insurance on the disposition of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

14. BUSINESS SEGMENTS AND GEOGRAPHIC AREA INFORMATION

   The Company is a global vehicular parts designer, manufacturer, remanufacturer, marketer and distributor, and a provider of core exchange services. Products include starter motors, alternators, engines, transmissions, traction control systems, torque converters and fuel systems which are principally sold or distributed to OEMs for both original equipment manufacture and aftermarket operations, as well as to warehouse distributors and retail automotive parts chains. It manages its business and operates in a single reportable business segment. Because of the similar economic characteristics of the operations, including the nature of products, production processes, customers and methods of distribution, those operations have been aggregated following the provisions of SFAS No. 131 for segment reporting purposes.

   The Company is a multi-national corporation with operations in many countries, including the United States, Canada, Mexico, Brazil, Hungary, Poland, Germany, Korea, the United Kingdom, Ireland, Belgium, Tunisia and the Netherlands. As a result, the Company's financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which the Company distributes its products. The Company's operating results are exposed to changes in exchange rates between the U.S. dollar and the South Korean Won, the Mexican Peso and various European currencies. Exposure to variability in foreign currency exchange rates is managed primarily through the use of

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES natural hedges, whereby funding obligations and assets are both denominated in the local currency. From time to time, the Company enters into exchange agreements to manage its exposure arising from fluctuating exchange rates related to specific transactions. Sales are attributed to geographic locations based on the location of product production.

                                    Five Months
                                       Ended          Year Ended July 31
                                    December 31, ----------------------------
                                        2000        2000      1999     1998
                                    ------------ ---------- -------- --------
     Net sales to external
      customers:
       United States...............   $381,077   $  937,451 $845,945 $733,551
       Europe......................     27,303       62,427   46,325   23,547
       Canada......................     14,350       43,811   47,270   44,660
       Asia Pacific................     11,263       33,695    3,386      --
       Other.......................      9,073       13,554   10,780   13,555
                                      --------   ---------- -------- --------
         Total net sales...........   $443,066   $1,090,938 $953,706 $815,313
                                      ========   ========== ======== ========

                                                                   July 31
                                                 December 31, -----------------
                                                     2000       2000     1999
                                                 ------------ -------- --------
     Long-lived assets:
       United States............................   $296,974   $300,785 $280,785
       Europe...................................     27,148     27,015   23,960
       Canada...................................     13,759     12,342   11,361
       Asia Pacific.............................     28,766     29,843   25,310
       Other....................................     24,500     21,475   12,389
                                                   --------   -------- --------
         Total long-lived assets................   $391,147   $391,460 $353,805
                                                   ========   ======== ========

   Customers that accounted for a significant portion of consolidated net sales were as follows:

                                       Five Months
                                          Ended         Year Ended July 31
                                       December 31, --------------------------
                                           2000       2000     1999     1998
                                       ------------ -------- -------- --------
     General Motors Corporation:
       North American OE Operations...   $93,696    $257,684 $241,288 $209,695
       Other..........................    30,900      74,981  117,874   97,353
     International Truck and Engine
      Corporation.....................    53,433     141,443  127,842       NA

   Sales to International Truck and Engine Corporation accounted for less than 10% of consolidated net sales in fiscal 1998.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   Following is a summary of the composition by product category of the Company's sales to external customers. Third-party sales for core exchange services are included in the "Other" category.

                                  Five Months Ended      Year Ended July 31
                                    December 31,    ----------------------------
                                        2000           2000      1999     1998
                                  ----------------- ---------- -------- --------
Electrical systems...............     $337,637      $  859,045 $793,727 $697,448
Powertrain/drivetrain............       77,313         194,303  149,279  110,370
Other............................       28,116          37,590   10,700    7,495
                                      --------      ---------- -------- --------
Total............................     $443,066      $1,090,938 $953,706 $815,313
                                      ========      ========== ======== ========

15. OTHER INFORMATION

 Supplemental Cash Flow Information

                                  Five Months Ended   Year Ended July 31
                                    December 31,    -------------------------
                                        2000         2000     1999     1998
                                  ----------------- -------  -------  -------
Cash paid for interest...........      $22,636      $46,835  $41,502  $33,397
Cash paid for income taxes, net
 of refunds received.............          743       10,726      617     (483)
Detail of acquisitions:
  Fair value of assets acquired..      $   --       $45,219  $63,786  $35,135
  Liabilities assumed............          --       (15,783) (33,398)  (6,168)
  Goodwill recorded..............          --        38,569   23,383   29,778
  Minority interest..............          --           --    (5,450)     --
  Common stock issued............          --           --       --   (23,023)
                                       -------      -------  -------  -------
  Net cash paid for
   acquisitions..................          --        68,005   48,321   35,722
  Cash acquired..................          --         1,669    4,571      189
                                       -------      -------  -------  -------
  Total..........................      $   --       $69,674  $52,892  $35,911
                                       =======      =======  =======  =======

 Research and Development Costs

   The Company spent approximately $7,200, $16,300, $13,500 and $13,300 in the five month period ended December 31, 2000 and years ended July 31, 2000, 1999 and 1998, respectively, on research and development activities. All expenditures were Company funded.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

16. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
SUBSIDIARIES

   The Company conducts a significant portion of its business through subsidiaries. The Senior Notes and the Senior Subordinated Notes referred to in
Note 6, Long-term Debt, are fully and unconditionally guaranteed, jointly and severally, by certain direct and indirect wholly-owned subsidiaries (the Subsidiary Guarantors). Certain of the Company's subsidiaries do not guarantee the Senior Notes and the Senior Subordinated Notes (the Non-Guarantor Subsidiaries). The claims of creditors of Non-Guarantor Subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries.

   Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 2000 and July 31, 2000 and 1999 and for the five month period ended December 31, 2000 and the years ended July 31, 2000, 1999 and 1998.

   The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented.

   The following table sets forth the Guarantor and direct Non-Guarantor
Subsidiaries:

Guarantor Subsidiaries       Non-Guarantor Subsidiaries
Delco Remy America, Inc.     Delco Remy Hungary RT (formerly Autovill RT Ltd.)
Nabco, Inc.                  Power Investments Canada Ltd.
The A&B Group, Inc.          Remy UK Limited
A&B Enterprises, Inc.        Delco Remy International (Europe) GmbH
Dalex, Inc.                  Remy India Holdings, Inc.
A&B Cores, Inc.              Remy Korea Holdings, Inc.
R&L Tool Company, Inc.       World Wide Automotive Distributors, Inc.
MCA, Inc. of Mississippi     Kraftube, Inc.
Power Investments, Inc.      Tractech (Ireland) Ltd.
Franklin Power Products,     Central Precision Limited
 Inc.
International Fuel Systems,  Electro Diesel Rebuild BVBA
 Inc.
Power Investments Marine,    Electro-Rebuild Tunisia S.A.R.L.
 Inc.
Marine Corporation of        Delco Remy Mexico, S. de R.L. de C.V.
 America
Powrbilt Products, Inc.      Publitech, Inc.
World Wide Automotive, Inc.  Delco Remy Brazil, Ltda.
Ballantrae Corporation       Western Reman Ltd.
Tractech, Inc.               Engine Rebuilders Ltd.
Williams Technologies, Inc.  Reman Transport Ltd.
Western Reman, Inc.          Delco Remy Remanufacturing
Engine Master, L.P.          Delco Remy Germany GmbH
M&M Knopf Auto Parts, Inc.   Remy Componentes S. de R.L. de C.V.
Reman Holdings, Inc.         Delco Remy Belgium BVBA
Remy International, Inc.     Magnum Power Products, LLC
                             Elmot-DR Sp. z o.o.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                       Condensed Consolidating Balance Sheet
                                                 December 31, 2000
                          ------------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations    Consolidated
                          ------------- ---------- ------------ ------------    ------------
Assets:
Current assets:
 Cash and cash
  equivalents...........    $    --      $   (256)   $ 24,636    $     --         $ 24,380
 Trade accounts
  receivable............         --       141,028      32,438          --          173,466
 Other receivables......         --         9,886       6,319          --           16,205
 Inventories............         --       243,410      52,465       (2,051)(c)     293,824
 Deferred income taxes..      14,256          --        2,283          --           16,539
 Other current assets...       2,667        2,694       3,548          --            8,909
                            --------     --------    --------    ---------        --------
Total current assets....      16,923      396,762     121,689       (2,051)        533,323
Property and equipment..          40      217,644      87,899          --          305,583
Less accumulated
 depreciation...........          40       90,536      15,167          --          105,743
                            --------     --------    --------    ---------        --------
Property and equipment,
 net....................         --       127,108      72,732          --          199,840
Deferred financing
 costs..................       6,806        1,888         --           --            8,694
Goodwill, net...........         --       146,163      23,075          --          169,238
Investment in
 affiliates.............     515,616          --          --      (508,600)(a)       7,016
Other assets............         770        3,087       2,502          --            6,359
                            --------     --------    --------    ---------        --------
Total assets............    $540,115     $675,008    $219,998    $(510,651)       $924,470
                            ========     ========    ========    =========        ========
Liabilities and
 stockholders' equity:
Current liabilities:
 Accounts payable.......    $    965     $109,727    $ 45,383    $     --         $156,075
 Intercompany accounts..      90,427      (81,466)     (8,360)        (601)(c)         --
 Accrued interest
  payable...............       6,719          919       1,495          --            9,133
 Accrued non-recurring
  charges...............         --         6,798         894          --            7,692
 Other liabilities and
  accrued expenses......       5,256       20,623       7,911          --           33,790
 Current debt...........         --         1,526       6,581          --            8,107
                            --------     --------    --------    ---------        --------
Total current
 liabilities............     103,367       58,127      53,904         (601)        214,797
Deferred income taxes...      12,209          --       (2,054)         --           10,155
Long-term debt, less
 current portion........     285,000      219,266      15,018          --          519,284
Post-retirement benefits
 other than pensions....         --        22,794         --           --           22,794
Accrued pension
 benefits...............         --         3,751         673          --            4,424
Other non-current
 liabilities............       2,208          971         705          --            3,884
Minority interest in
 subsidiaries...........         --        11,351      16,663          --           28,014
Stockholders' equity:
 Common stock:
 Class A Shares.........         182          --          --           --              182
 Class B Shares.........          63          --          --           --               63
 Paid-in capital........     104,176          --          --           --          104,176
 Subsidiary investment..         --       266,087      94,172     (360,259)(a)         --
 Retained earnings......      34,269       92,661      57,130     (149,791)(b)      34,269
 Accumulated other
  comprehensive loss....      (1,023)         --      (16,213)         --          (17,236)
 Stock purchase plan....        (336)         --          --           --             (336)
                            --------     --------    --------    ---------        --------
Total stockholders'
 equity.................     137,331      358,748     135,089     (510,050)        121,118
                            --------     --------    --------    ---------        --------
Total liabilities and
 stockholders' equity...    $540,115     $675,008    $219,998    $(510,651)       $924,470
                            ========     ========    ========    =========        ========

---------------------
(a) Elimination of investments in subsidiaries.
(b) Elimination of investments in subsidiaries' earnings.
(c) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Operations
                                    For the Five Months Ended December 31, 2000
                          ------------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations    Consolidated
                          ------------- ---------- ------------ ------------    ------------
Net sales...............    $     --     $456,628    $171,281    $(184,843)(a)    $443,066
Cost of goods sold......          --      392,758     147,600     (184,843)(a)     355,515
                            --------     --------    --------    ---------        --------
Gross profit............          --       63,870      23,681           --          87,551
Selling, general and
 administrative
 expenses...............       5,275       23,472      15,399           --          44,146
Amortization of goodwill
 and intangibles........          26        2,228         371           --           2,625
                            --------     --------    --------    ---------        --------
Operating (loss)
 income.................      (5,301)      38,170       7,911           --          40,780
Interest expense........     (13,753)      (7,661)       (376)          --         (21,790)
Non-operating income
 (expense)..............      (1,124)         602         570           --              48
                            --------     --------    --------    ---------        --------
(Loss) income before
 income tax (benefit),
 minority interest in
 income of subsidiaries,
 loss from
 unconsolidated joint
 ventures and equity in
 earnings of
 subsidiaries...........     (20,178)      31,111       8,105           --          19,038
Income taxes (benefit)..      (7,331)      12,276       1,149           --           6,094
Minority interest in
 income of
 subsidiaries...........          --       (1,589)     (1,189)          --          (2,778)
Loss from unconsolidated
 joint ventures.........          --           --        (467)          --            (467)
Equity in earnings of
 subsidiaries...........      22,546           --          --      (22,546)(b)          --
                            --------     --------    --------    ---------        --------
Net income (loss).......    $  9,699     $ 17,246    $  5,300    $ (22,546)       $  9,699
                            ========     ========    ========    =========        ========

---------------------
(a)Elimination of intercompany sales and cost of sales.
(b)Elimination of equity in net income (loss) from consolidated subsidiaries.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Cash Flows
                                    For the Five Months Ended December 31, 2000
                          -----------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations   Consolidated
                          ------------- ---------- ------------ ------------   ------------
Operating Activities:
Net income (loss).......     $ 9,699     $17,246     $ 5,300      $(22,546)(a)   $ 9,699
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
Depreciation............         --        7,255       3,723           --         10,978
Amortization............          26       2,228         371           --          2,625
Minority interest in
 income of
 subsidiaries...........         --        1,589       1,189           --          2,778
Loss from unconsolidated
 joint ventures.........         --          --          467           --            467
Equity (loss) in
 earnings of
 subsidiaries...........     (22,546)        --          --         22,546 (a)       --
Deferred income taxes-
 current................       1,114         --          492           --          1,606
Post-retirement benefits
 other than pensions....         --        1,155         --            --          1,155
Accrued pension
 benefits...............         --        3,089          49           --          3,138
Non-cash interest
 expense................         455         285         --            --            740
Changes in operating
 assets and liabilities,
 net of acquisitions:
Accounts receivable.....         --         (758)     (3,145)          --         (3,903)
Inventories.............         --      (22,513)     (3,158)          --        (25,671)
Accounts payable........        (291)      4,032      10,390           --         14,131
Intercompany accounts...      16,998     (25,808)      8,810           --            --
Other current assets and
 liabilities............      (3,508)     (2,467)     (3,325)          --         (9,300)
Cash payments for non-
 recurring charges......         --      (14,103)     (2,736)          --        (16,839)
Other non-current assets
 and liabilities, net...      (1,947)     (1,530)     (3,523)          --         (7,000)
                             -------     -------     -------      --------       -------
Net cash provided by
 (used in) operating
 activities.............         --      (30,300)     14,904           --        (15,396)
Investing Activities:
Purchases of property
 and equipment..........         --       (4,752)     (7,072)          --        (11,824)
                             -------     -------     -------      --------       -------
Net cash used in
 investing activities...         --       (4,752)     (7,072)          --        (11,824)
Financing Activities:
Net borrowing under
 revolving line of
 credit and other.......         --       34,130       1,175           --         35,305
Distributions to
 minority interests.....         --          --         (322)          --           (322)
                             -------     -------     -------      --------       -------
Net cash provided by
 financing activities...         --       34,130         853           --         34,983
Effect of exchange rate
 changes on cash........         --          --       (1,205)          --         (1,205)
                             -------     -------     -------      --------       -------
Net increase (decrease)
 in cash and cash
 equivalents............         --         (922)      7,480           --          6,558
Cash and cash
 equivalents at
 beginning of year......         --          666      17,156           --         17,822
                             -------     -------     -------      --------       -------
Cash and cash
 equivalents at end of
 year...................     $   --      $  (256)    $24,636      $    --        $24,380
                             =======     =======     =======      ========       =======

---------------------
(a) Elimination of equity in earnings of subsidiary.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                       Condensed Consolidating Balance Sheet
                                                   July 31, 2000
                          ------------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations    Consolidated
                          ------------- ---------- ------------ ------------    ------------
Assets:
 Current assets:
 Cash and cash
  equivalents...........    $    --      $    666    $ 17,156    $     --         $ 17,822
 Trade accounts
  receivable............         --       140,270      29,293          --          169,563
 Other receivables......         --         7,982       7,251          --           15,233
 Inventories............         --       220,944      49,258       (2,049)(c)     268,153
 Deferred income taxes..      15,370          --        2,775          --           18,145
 Other current assets...       1,613        2,643       4,608          --            8,864
                            --------     --------    --------    ---------        --------
Total current assets....      16,983      372,505     110,341       (2,049)        497,780
Property and equipment..          40      212,528      85,006          --          297,574
Less accumulated
 depreciation...........          40       81,865      13,758          --           95,663
                            --------     --------    --------    ---------        --------
Property and equipment,
 net....................         --       130,663      71,248          --          201,911
Deferred financing
 costs..................       7,261        2,171         --           --            9,432
Goodwill, net...........        (185)     148,045      23,172          --          171,032
Investment in
 affiliates.............     488,843          --          --      (483,510)(a)       5,333
Other assets............         671          612       2,469          --            3,752
                            --------     --------    --------    ---------        --------
Total assets............    $513,573     $653,996    $207,230    $(485,559)       $889,240
                            ========     ========    ========    =========        ========
Liabilities and
 stockholders' equity:
Current liabilities:
 Accounts payable.......    $  1,256     $105,695    $ 34,993    $     --         $141,944
 Intercompany accounts..      73,912      (56,141)    (17,170)        (601)(c)         --
 Accrued interest
  payable...............       9,001          132       1,725          --           10,858
 Accrued non-recurring
  charges...............         --        21,148       3,630          --           24,778
 Other liabilities and
  accrued expenses......       3,924       23,163      12,998          --           40,085
 Current debt...........         --         1,868       5,586          --            7,454
                            --------     --------    --------    ---------        --------
Total current
 liabilities............      88,093       95,865      41,762         (601)        225,119
Deferred income taxes...       9,574          --          453          --           10,027
Long-term debt, less
 current portion........     285,000      184,283      14,987          --          484,270
Post-retirement benefits
 other than pensions....         --        21,639         --           --           21,639
Accrued pension
 benefits...............         --           662         624          --            1,286
Other non-current
 liabilities............       2,243          985         660           (2)          3,886
Minority interest in
 subsidiaries...........         --         9,060      16,127          --           25,187
Stockholders' equity:
 Common stock:
 Class A Shares.........         182          --          --           --              182
 Class B Shares.........          63          --          --           --               63
 Paid-in capital........     104,176          --          --           --          104,176
 Subsidiary investment..         --       266,087      91,624     (357,711)(a)         --
 Retained earnings......      24,570       75,415      51,830     (127,245)(b)      24,570
 Accumulated other
  comprehensive loss....         --           --      (10,837)         --          (10,837)
 Stock purchase plan....        (328)         --          --           --             (328)
                            --------     --------    --------    ---------        --------
Total stockholders'
 equity.................     128,663      341,502     132,617     (484,956)        117,826
                            --------     --------    --------    ---------        --------
Total liabilities and
 stockholders' equity...    $513,573     $653,996    $207,230    $(485,559)       $889,240
                            ========     ========    ========    =========        ========

---------------------
(a) Elimination of investments in subsidiaries.
(b) Elimination of investments in subsidiaries' earnings.
(c) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Operations
                                         For the Year Ended July 31, 2000
                          -------------------------------------------------------------------
                           Delco Remy
                          International                 Non-
                          Inc. (Parent  Subsidiary   Guarantor
                          Company Only) Guarantors  Subsidiaries Eliminations    Consolidated
                          ------------- ----------  ------------ ------------    ------------
Net sales...............     $    --    $1,098,395    $383,885    $(391,342)(a)   $1,090,938
Cost of goods sold......          --       928,770     324,744     (391,342)(a)      862,172
                             -------    ----------    --------    ---------       ----------
Gross profit............          --       169,625      59,141           --          228,766
Selling, general and
 administrative
 expenses...............      13,922        67,152      26,977           --          108,051
Amortization of goodwill
 and intangibles........         108         5,064         871           --            6,043
Non-recurring charge....          --        30,133       5,089           --           35,222
                             -------    ----------    --------    ---------       ----------
Operating (loss)
 income.................     (14,030)       67,276      26,204           --           79,450
Interest expense........     (30,259)      (16,646)     (1,861)          --          (48,766)
Non-operating income....          --            --         288           --              288
                             -------    ----------    --------    ---------       ----------
(Loss) income before
 income tax (benefit),
 minority interest in
 income of subsidiaries,
 income (loss) from
 unconsolidated joint
 ventures and equity in
 earnings of
 subsidiaries...........     (44,289)       50,630      24,631           --           30,972
Income taxes (benefit)..     (13,966)       20,553       4,873           --           11,460
Minority interest in
 income of
 subsidiaries...........          --        (3,244)     (3,498)          --           (6,742)
Loss from unconsolidated
 joint ventures.........          --            --        (352)          --             (352)
Equity in earnings of
 subsidiaries...........      42,741            --          --      (42,741)(b)           --
                             -------    ----------    --------    ---------       ----------
Net income (loss).......     $12,418    $   26,833    $ 15,908    $ (42,741)      $   12,418
                             =======    ==========    ========    =========       ==========

---------------------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Cash Flows
                                      For the Five Months Ended July 31, 2000
                          -----------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations   Consolidated
                          ------------- ---------- ------------ ------------   ------------
Operating Activities:
Net income (loss).......     $12,418     $26,833     $15,908      $(42,741)(a)   $ 12,418
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in)
operating activities:
Depreciation............         --       19,044       7,082           --          26,126
Amortization............         108       5,064         871           --           6,043
Minority interest in
 income of
 subsidiaries...........         --        3,244       3,498           --           6,742
(Income) loss from
 unconsolidated joint
 ventures...............         --          --          352           --             352
Equity (loss) in
 earnings of
 subsidiaries...........     (42,741)        --          --         42,741(a)         --
Deferred income taxes-
 current................        (373)        --       (2,775)          --          (3,148)
Post-retirement benefits
 other than pensions....         --          589         --            --             589
Accrued pension
 benefits...............         --       (2,057)        624           --          (1,433)
Non-cash interest
 expense................       1,092         671         --            --           1,763
Changes in operating
 assets and liabilities,
 net of acquisitions:
Accounts receivable.....         --       (2,046)        466           --          (1,580)
Inventories.............         --      (15,245)     (2,967)          --         (18,212)
Accounts payable........         620      11,180       4,035           --          15,835
Intercompany accounts...      75,521     (76,633)      1,112           --             --
Other current assets and
 liabilities............       3,904     (14,184)     (5,111)          --         (15,391)
Non-recurring charge....         --       30,133       5,089           --          35,222
Cash payments for non-
 recurring charges......         --       (8,230)       (670)          --          (8,900)
Other non-current assets
 and liabilities, net...      18,619      (8,150)      2,823           --          13,292
                             -------     -------     -------      --------       --------
Net cash provided by
 (used in) operating
 activities.............      69,168     (29,787)     30,337           --          69,718
Investing Activities:
Acquisitions, net of
 cash acquired..........     (69,168)        --        1,163           --         (68,005)
Purchases of property
 and equipment..........         --      (17,365)    (21,006)          --         (38,371)
                             -------     -------     -------      --------       --------
Net cash used in
 investing activities...     (69,168)    (17,365)    (19,843)          --        (106,376)
Financing Activities:
Net borrowing under
 revolving line of
 credit and other.......         --       48,060      (7,054)          --          41,006
Distributions to
 minority interests.....         --          --       (1,200)          --          (1,200)
                             -------     -------     -------      --------       --------
Net cash provided (used
 in) by financing
 activities.............         --       48,060      (8,254)          --          39,806
                             -------     -------     -------      --------       --------
Effect of exchange rate
 changes on cash........         --          --         (635)          --            (635)
                             -------     -------     -------      --------       --------
Net increase in cash and
 cash equivalents.......         --          908       1,605           --           2,513
Cash and cash
 equivalents at
 beginning of year......         --         (242)     15,551           --          15,309
                             -------     -------     -------      --------       --------
Cash and cash
 equivalents at end of
 year...................     $   --      $   666     $17,156      $    --        $ 17,822
                             =======     =======     =======      ========       ========

---------------------
(a) Elimination of equity in earnings of subsidiary.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                       Condensed Consolidating Balance Sheet
                                                   July 31, 1999
                          ------------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations    Consolidated
                          ------------- ---------- ------------ ------------    ------------
Assets:
Current assets:
 Cash and cash
  equivalents...........    $     --     $   (242)   $ 15,551    $      --        $ 15,309
 Trade accounts
  receivable............          --      122,957      25,031           --         147,988
 Other receivables......          --        6,657       8,839           --          15,496
 Inventories............          --      193,264      40,543       (1,642)(c)     232,165
 Deferred income taxes..          --       14,997          --           --          14,997
 Other current assets...          --        2,125         778           --           2,903
                            --------     --------    --------    ---------        --------
Total current assets....          --      339,758      90,742       (1,642)        428,858
Property and equipment..          40      202,462      56,225           --         258,727
Less accumulated
 depreciation...........          40       55,664       7,828           --          63,532
                            --------     --------    --------    ---------        --------
Property and equipment,
 net....................          --      146,798      48,397           --         195,195
Deferred financing
 costs..................       8,352        2,840          --           --          11,192
Goodwill, net...........          --      116,710      20,719           --         137,429
Investment in
 affiliates.............     381,250           14           5     (376,513)(a)       4,756
Other assets............       2,411          858       1,964           --           5,233
                            --------     --------    --------    ---------        --------
Total assets............    $392,013     $606,978    $161,827    $(378,155)       $782,663
                            ========     ========    ========    =========        ========
Liabilities and
 stockholders' equity:
Current liabilities:
 Accounts payable.......    $    636     $ 90,185    $ 28,518    $      --        $119,339
 Intercompany accounts..     (19,626)      44,513     (24,286)        (601)(c)          --
 Accrued interest
  payable...............       9,001        2,592          10           --          11,603
 Accrued non-recurring
  charges...............          --        5,866          --           --           5,866
 Other liabilities and
  accrued expenses......      (1,250)      27,622      10,733           --          37,105
 Current debt...........          --        1,227      11,369           --          12,596
                            --------     --------    --------    ---------        --------
Total current
 liabilities............     (11,239)     172,005      26,344         (601)        186,509
Deferred income taxes...          --        4,560           8           --           4,568
Long-term debt, less
 current portion........     285,000      136,867      13,064           --         434,931
Post-retirement benefits
 other than pensions....          --       21,050          --           --          21,050
Accrued pension
 benefits...............          --        2,719          --           --           2,719
Other non-current
 liabilities............       2,216        1,329          --           --           3,545
Minority interest in
 subsidiaries...........          --       10,663       9,158           --          19,821
Stockholders' equity:
 Common stock:
  Class A Shares........         182           --          --           --             182
  Class B Shares........          63           --          --           --              63
 Paid-in capital........     104,176           --          --           --         104,176
 Subsidiary investment..          --      209,203      83,847     (293,050)(a)          --
 Retained earnings......      12,152       48,582      35,922      (84,504)(b)      12,152
 Accumulated other
  comprehensive loss....          --           --      (6,516)          --          (6,516)
 Stock purchase plan....        (537)          --          --           --            (537)
                            --------     --------    --------    ---------        --------
Total stockholders'
 equity.................     116,036      257,785     113,253     (377,554)        109,520
                            --------     --------    --------    ---------        --------
Total liabilities and
 stockholders' equity...    $392,013     $606,978    $161,827    $(378,155)       $782,663
                            ========     ========    ========    =========        ========

---------------------
(a) Elimination of investments in subsidiaries.
(b) Elimination of investments in subsidiaries' earnings.
(c) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Operations
                                         For the Year Ended July 31, 1999
                          ------------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations    Consolidated
                          ------------- ---------- ------------ ------------    ------------
Net sales...............     $    --     $953,652    $266,447    $(266,393)(a)    $953,706
Cost of goods sold......          --      811,669     223,982     (264,749)(a)     770,902
                             -------     --------    --------    ---------        --------
Gross profit............          --      141,983      42,465       (1,644)(c)     182,804
Selling, general and
 administrative
 expenses...............      11,241       58,242      19,312           --          88,795
Amortization of goodwill
 and intangibles........           5        4,680         518           --           5,203
                             -------     --------    --------    ---------        --------
Operating (loss)
 income.................     (11,246)      79,061      22,635       (1,644)         88,806
Interest expense........     (27,693)     (16,390)     (1,422)          --         (45,505)
                             -------     --------    --------    ---------        --------
(Loss) income before
 income tax (benefit),
 minority interest in
 income of subsidiaries,
 income from
 unconsolidated joint
 ventures and equity in
 earnings of
 subsidiaries...........     (38,939)      62,671      21,213       (1,644)         43,301
Income taxes (benefit)..      (4,528)      15,584       5,997         (599)(c)      16,454
Minority interest in
 income of
 subsidiaries...........          --       (2,898)     (1,023)          --          (3,921)
Income from
 unconsolidated joint
 ventures...............          --           --       5,420           --           5,420
Equity in earnings of
 subsidiaries...........      62,757           --          --      (62,757)(b)          --
                             -------     --------    --------    ---------        --------
Net income (loss).......     $28,346     $ 44,189    $ 19,613    $ (63,802)       $ 28,346
                             =======     ========    ========    =========        ========

---------------------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Cash Flows
                                         For the Year Ended July 31, 1999
                          -----------------------------------------------------------------
                           Delco Remy
                          International               38Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations   Consolidated
                          ------------- ---------- ------------ ------------   ------------
Operating Activities:
Net income (loss).......     $28,346     $44,189     $19,613      $(63,802)(a)   $28,346
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
Depreciation............          20      15,010       3,328            --        18,358
Amortization............           5       4,680         518            --         5,203
Minority interest in
 income of
 subsidiaries...........          --       2,898       1,023            --         3,921
Income from
 unconsolidated joint
 ventures...............          --          --      (5,420)           --        (5,420)
Equity (loss) in
 earnings of
 subsidiaries...........     (62,757)         --          --        62,757(a)         --
Deferred income taxes-
 current................       6,428         228          --            --         6,656
Post-retirement benefits
 other than pensions....          --       4,555          --            --         4,555
Accrued pension
 benefits...............          --      (1,909)         --            --        (1,909)
Non-cash interest
 expense................          --       1,648          --            --         1,648
Changes in operating
 assets and liabilities,
 net of acquisition:
Accounts receivable.....          --      (2,634)      7,255            --         4,621
Inventories.............          --     (13,500)     (5,849)        1,644(b)    (17,705)
Accounts payable........         506       6,479       6,649            --        13,634
Intercompany accounts...      48,638     (38,324)     (9,715)         (599)(b)        --
Other current assets and
 liabilities............      (4,001)     (1,662)       (982)           --        (6,645)
Cash payments for non-
 recurring charges......          --     (14,941)         --            --       (14,941)
Other non-current assets
 and liabilities, net...      27,877     (19,975)     (5,138)           --         2,764
                             -------     -------     -------      --------       -------
Net cash provided by
 (used in) operating
 activities.............      45,062     (13,258)     11,282            --        43,086
Investing Activities:
Acquisitions, net of
 cash acquired..........     (45,042)         --      (3,279)           --       (48,321)
Purchase of property and
 equipment..............         (20)    (19,267)     (5,779)           --       (25,066)
                             -------     -------     -------      --------       -------
Net cash used in
 investing activities...     (45,062)    (19,267)     (9,058)           --       (73,387)
Financing Activities:
Net borrowing under
 revolving line of
 credit and other.......          --      32,158       5,890            --        38,048
                             -------     -------     -------      --------       -------
Net cash provided by
 financing activities...          --      32,158       5,890            --        38,048
Effect of exchange rate
 changes on cash........          --          --        (551)           --          (551)
                             -------     -------     -------      --------       -------
Net increase (decrease)
 in cash and cash
 equivalents............          --        (367)      7,563            --         7,196
Cash and cash
 equivalents at
 beginning of year......          --         125       7,988            --         8,113
                             -------     -------     -------      --------       -------
Cash and cash
 equivalents at end of
 year...................     $    --     $  (242)    $15,551      $     --       $15,309
                             =======     =======     =======      ========       =======

---------------------
(a) Elimination of equity in earnings of subsidiary.
(b) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Operations
                                                   July 31, 1998
                          -------------------------------------------------------------------
                           Delco Remy
                          International                 Non-
                          Inc. (Parent  Subsidiary   Guarantor
                          Company Only) Guarantors  Subsidiaries Eliminations    Consolidated
                          ------------- ----------  ------------ ------------    ------------
Net sales...............    $     --    $ 833,952    $ 138,016    $ (156,655)(a)  $ 815,313
Cost of goods sold......          --      708,334      116,119      (156,655)(a)    667,798
                            --------    ---------    ---------    ----------      ---------
Gross profit............          --      125,618       21,897            --        147,515
Selling, general and
 administrative
 expenses...............         175       67,362        9,400            --         76,937
Amortization of goodwill
 and intangibles........         191        3,088          199            --          3,478
Non-recurring charge....          --       26,515           --            --         26,515
                            --------    ---------    ---------    ----------      ---------
Operating (loss)
 income.................        (366)      28,653       12,298            --         40,585
Interest expense........     (24,911)     (15,179)        (201)           --        (40,291)
Non-operating expense...          --           --         (428)           --           (428)
                            --------    ---------    ---------    ----------      ---------
(Loss) income before
 income tax (benefit),
 minority interest in
 income of subsidiaries,
 equity in earnings of
 subsidiaries, income
 from unconsolidated
 joint ventures,
 preferred dividend
 requirement of
 subsidiary and deemed
 dividend on preferred
 stock..................     (25,277)      13,474       11,669            --           (134)
Income taxes (benefit)..      (9,415)       6,440        2,923            --            (52)
Minority interest in
 income of
 subsidiaries...........          --       (2,027)        (362)           --         (2,389)
Equity in earnings of
 subsidiaries...........      11,842           --           --       (11,842)(b)         --
Income from
 unconsolidated joint
 ventures...............          --           --        2,568            --          2,568
Preferred dividend
 requirement of
 subsidiary.............          --           --           --          (645)(c)       (645)
Deemed dividend on
 preferred stock
 conversion.............          --           --           --        (1,639)        (1,639)
                            --------    ---------    ---------    ----------      ---------
(Loss) income from
 continuing operations..      (4,020)       5,007       10,952       (14,126)        (2,187)
Extraordinary item:
Write-off of debt
 issuance costs (net of
 applicable income tax
 benefit)...............          --       (1,833)          --            --         (1,833)
                            --------    ---------    ---------    ----------      ---------
Net (loss) income.......    $ (4,020)   $   3,174    $  10,952    $  (14,126)     $  (4,020)
                            ========    =========    =========    ==========      =========

---------------------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of preferred dividend requirement of subsidiary.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                  Condensed Consolidating Statement of Cash Flows
                                         For the Year Ended July 31, 1998
                          -----------------------------------------------------------------
                           Delco Remy
                          International                Non-
                          Inc. (Parent  Subsidiary  Guarantor
                          Company Only) Guarantors Subsidiaries Eliminations   Consolidated
                          ------------- ---------- ------------ ------------   ------------
Operating Activities:
Net income (loss).......    $ (4,020)    $  3,174    $10,952      $(14,126)(a)   $ (4,020)
Extraordinary item......          --        2,095         --            --          2,095
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
Depreciation............           7       12,634        950            --         13,591
Amortization............         191        3,088        199            --          3,478
Minority interest in
 income of
 subsidiaries...........          --        2,027        362            --          2,389
Income from
 unconsolidated joint
 ventures...............          --           --     (2,568)           --         (2,568)
Equity in earnings of
 subsidiaries...........     (11,842)          --         --        11,842(a)          --
Deferred income taxes-
 current................     (10,325)      12,012         26            --          1,713
Post-retirement benefits
 other than pensions....          --        3,818         --            --          3,818
Accrued pension
 benefits...............          --           86         --            --             86
Non-cash interest
 expense................          --        2,387         --            --          2,387
Deemed dividend
 requirements of
 subsidiary.............          --           --         --         1,639          1,639
Preferred dividend
 requirement of
 subsidiary.............          --           --         --           645            645
Changes in operating
 assets and liabilities,
 net of acquisition:
Accounts receivable.....          --       (4,136)    (4,296)           --         (8,432)
Inventories.............          --      (15,428)    (1,972)           --        (17,400)
Accounts payable........         (65)     (12,621)     5,113            --         (7,573)
Intercompany accounts...     (98,447)     113,029    (14,582)           --             --
Other current assets and
 liabilities............      (6,283)       3,951     (2,556)           --         (4,888)
Non-recurring charge....          --       26,515         --            --         26,515
Cash payments for non-
 recurring charges......          --      (19,204)        --            --        (19,204)
Other non-current assets
 and liabilities, net...      (9,914)      (6,912)    11,249            --         (5,577)
                            --------     --------    -------      --------       --------
Net cash (used in)
 provided by operating
 activities.............    (140,698)     126,515      2,877            --        (11,306)
Investing Activities:
Acquisitions, net of
 cash acquired..........     (34,358)          --     (1,364)           --        (35,722)
Purchase of property and
 equipment..............          --      (22,545)    (1,645)           --        (24,190)
Investment of joint
 ventures...............      (9,355)          --         --            --         (9,355)
                            --------     --------    -------      --------       --------
Net cash used in
 investing activities...     (43,713)     (22,545)    (3,009)           --        (69,267)
Financing Activities:
Proceeds from initial
 public offering........      51,336           --         --            --         51,336
Proceeds from issuances
 of long-term debt......     141,375           --         --            --        141,375
Payments on long-term
 debt...................      (8,300)    (137,486)        --            --       (145,786)
Net borrowing under
 revolving line of
 credit and other.......          --       32,137         61            --         32,198
                            --------     --------    -------      --------       --------
Net cash provided by
 (used in) financing
 activities.............     184,411     (105,349)        61            --         79,123
Effect of exchange rate
 changes on cash........          --           --       (487)           --           (487)
                            --------     --------    -------      --------       --------
Net decrease in cash and
 cash equivalents.......          --       (1,379)      (558)           --         (1,937)
Cash and cash
 equivalents at
 beginning of year......          --        1,504      8,546            --         10,050
                            --------     --------    -------      --------       --------
Cash and cash
 equivalents at end of
 year...................    $     --     $    125    $ 7,988      $     --       $  8,113
                            ========     ========    =======      ========       ========


---------------------
(a) Elimination of equity in earnings of subsidiary.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

17. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                          Two Months Three Months Five Months
                            Ended       Ended        Ended
                           9/30/00     12/31/00    12/31/00
                          ---------- ------------ -----------
Transition Period Ended:
 Net sales..............   $183,210    $259,856    $443,066
 Gross profit...........     32,749      54,802      87,551
 Net income.............      1,325       8,374       9,699
 Basic earnings per
  common share..........        .05         .35         .40
 Diluted earnings per
  common share..........        .05         .32         .37
                           10/31/99    1/31/00      4/30/00   7/31/00   Total Year
                          ---------- ------------ ----------- --------  ----------
Quarter Ended:
 Net sales..............   $277,189    $260,037    $274,861   $278,851  $1,090,938
 Gross profit...........     56,471      52,826      60,602     58,867     228,766
 Net income (loss)......      7,974       6,907      10,199    (12,662)     12,418
 Basic earnings (loss)
  per common share......        .33         .29         .42       (.52)        .51
 Diluted earnings (loss)
  per common share......        .31         .27         .39       (.52)        .48
                           10/31/98    1/31/99      4/30/99   7/31/99   Total Year
                          ---------- ------------ ----------- --------  ----------
Quarter Ended:
 Net sales..............   $232,785    $222,324    $248,826   $249,771  $  953,706
 Gross profit...........     39,576      43,824      49,443     49,961     182,804
 Net income ............      5,388       5,856       8,174      8,928      28,346
 Basic earnings per
  common share..........        .23         .25         .34        .37        1.19
 Diluted earnings per
  common share..........        .21         .23         .32        .34        1.09

18. SUBSEQUENT EVENTS

   On January 11, 2001, Citicorp Venture Capital Ltd. ("CVC"), through its affiliates Court Square Capital Limited ("Court Square") and DRI Acquisition LLC ("DRI Acquisition"), a Delaware limited liability company (together the "CVC Group") commenced an initial tender offer to purchase the Company's Class A common shares not then owned directly or indirectly by CVC and subsequently merge DRI Acquisition with and into the Company (the "Merger"). As of December 31, 2000, CVC and its affiliates owned approximately 53% of the Company's combined outstanding Class A and Class B common stock. The initial tender offer price was $8.00 cash per share.

   On February 7, 2001, the Company, Court Square and DRI Acquisition signed a Merger Agreement that provided for the definitive terms of the Merger and an increase in the purchase price to $9.50 cash per share.

   On March 14, 2001, the Company entered into a Securities Transfer, Recapitalization and Holders Agreement (the "Securities Holders Agreement") among the Company, the CVC Group and certain of the Company's management and directors. As a result of the Securities Holders Agreement, the CVC Group owned greater than 90% of the Company's common stock.

   On March 14, 2001 and after completion of the transactions contemplated by the Securities Holders Agreement, the Merger was consummated and the Company became the surviving corporation in the Merger. Upon the consummation of the Merger, each outstanding share of the Company's Class A common stock (other than shares of Class A common stock held by the CVC Group or held in the treasury of the Company and

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES shares of Class A common stock as to which dissenters' rights are perfected) has been converted into the right to receive $9.50 cash per share. As a result of the Merger, the Company became a subsidiary of Court Square.

   Effective March 15, 2001, the Company's common stock, which had up to this date traded on the New York Stock Exchange under the ticker symbol "RMY," was delisted.

   Pursuant to the above transactions, the stock purchase plan, warrants and stock option plans described in Note 8 were canceled.

   As of March 15, 2001, under the Amended and Restated Certificate of Incorporation and as a result of the Securities Holders Agreement, the authorized capital stock of the Company consisted of (i) 1,000 shares of Class A Common Stock (par value $.001), of which 1,000 were issued and outstanding,
(ii) 6,000,000 shares of Class B Common Stock (par value $.001), of which 350,187.63 shares were issued and outstanding, (iii) 6,000,000 shares of Class C Common Stock (par value $.001), of which 2,019,387.42 shares were issued and outstanding and (iv) 3,500,000 shares of 12% Series A Cumulative compounding Preferred Stock (par value $.01), of which 2,092,549.91 shares were issued and outstanding. The Class A Common Stock and Class B Common Stock are voting stock.

   The Series A Preferred Stock has a stated value of $100 per share and will be entitled to semi-annual dividends commencing September 15, 2001, when, as and if declared, which dividends are cumulative, whether or not earned or declared, and accrue at a rate of 12%, compounding annually.

   The Company may not pay any dividend upon, or redeem or otherwise acquire shares of capital stock junior to the preferred stock (including the Company's common stock), except for dividends payable in junior stock, unless all cumulative dividends on the preferred stock have been paid in full. Upon liquidation, dissolution or winding up of the Company, holders of preferred stock are entitled to receive out of the Company's legally available assets, before any amount shall be paid to holders of junior stock, an amount equal to $100 per share of preferred stock, plus all accrued and unpaid dividends to the date of final distribution. If such available assets are insufficient to pay the holders of the outstanding shares of preferred stock in full, such assets, or the proceeds from the sale of the assets, will be distributed ratably among the holders of the preferred stock. The preferred stock is not mandatorily redeemable by the Company prior to April 16, 2021. The Company anticipates that the dividends on the preferred stock will accrue but not be paid. The ability to pay cash dividends, and to redeem the preferred stock, is subject to restrictions contained in the Company's credit facility and the indentures for our outstanding notes.

   These transactions did not constitute a "change of control" as referenced in the description of the Senior Subordinated Notes and the Senior Notes (see Note
6).

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                                 (in thousands)

                                                               Three-Month
                                                                 Period
                                                             Ended March 31
                                                            ------------------
                                                              2001      2000
                                                            --------  --------
Net sales.................................................  $261,663  $276,115
Cost of goods sold........................................   213,376   214,614
                                                            --------  --------
Gross profit..............................................    48,287    61,501
Selling, general and administrative expenses..............    28,140    27,552
Amortization of goodwill and intangibles..................     1,289     1,445
                                                            --------  --------
Operating income..........................................    18,858    32,504
Interest expense..........................................   (13,294)  (11,103)
Other non-operating expense...............................    (5,087)     (387)
                                                            --------  --------
Income before income taxes, minority interest in income of
 subsidiaries and loss from unconsolidated joint
 ventures.................................................       477    21,014
Income taxes..............................................       152     7,868
Minority interest in income of subsidiaries...............    (1,822)   (1,717)
Loss from unconsolidated joint ventures...................      (391)      (28)
                                                            --------  --------
  Net income (loss).......................................  $ (1,888) $ 11,401
                                                            ========  ========


                             See Accompanying Notes

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                         March 31,
                                                           2001     December 31,
                                                        (Unaudited)     2000
                                                        ----------- ------------
                        ASSETS
Current assets:
  Cash and cash equivalents............................  $ 14,398     $ 24,380
  Trade accounts receivable, net.......................   188,909      173,466
  Other receivables....................................    16,887       16,205
  Inventories..........................................   300,857      293,824
  Deferred income taxes................................    16,383       16,539
  Other current assets.................................    11,157        8,909
                                                         --------     --------
    Total current assets...............................   548,591      533,323
Property and equipment.................................   306,302      305,583
Less accumulated depreciation..........................   111,857      105,743
                                                         --------     --------
Property and equipment, net............................   194,445      199,840
Deferred financing costs...............................     8,251        8,694
Goodwill (net of accumulated amortization).............   168,503      169,238
Investments in joint ventures..........................     8,962        7,016
Other assets...........................................     7,121        6,359
                                                         --------     --------
    Total assets.......................................  $935,873     $924,470
                                                         ========     ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................  $155,979     $156,075
  Accrued interest payable.............................     7,880        9,133
  Accrued non-recurring charges........................     7,977        7,692
  Other liabilities and accrued expenses...............    43,148       33,790
  Current debt.........................................     7,583        8,107
                                                         --------     --------
    Total current liabilities..........................   222,567      214,797
Deferred income taxes..................................     9,981       10,155
Long-term debt, less current portion...................   528,646      519,284
Post-retirement benefits other than pensions...........    23,723       22,794
Accrued pension benefits...............................     4,860        4,424
Other noncurrent liabilities...........................     4,897        3,884
Commitments and contingencies..........................
Minority interest in subsidiaries......................    28,497       28,014
Stockholders' equity:
  Preferred stock--Series A............................        21           --
  Common stock:
   Class A shares......................................        --          182
   Class B shares......................................         1           63
   Class C shares......................................         2           --
  Paid-in capital......................................   231,752      104,176
  Retained earnings (deficit)..........................   (94,962)      34,269
  Accumulated other comprehensive loss.................   (24,112)     (17,236)
  Stock purchase plan..................................        --         (336)
                                                         --------     --------
    Total stockholders' equity.........................   112,702      121,118
                                                         --------     --------
    Total liabilities and stockholders' equity.........  $935,873     $924,470
                                                         ========     ========

                             See Accompanying Notes

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                 (in thousands)

                                                                Three-Month
                                                                  Period
                                                              Ended March 31
                                                              ----------------
                                                               2001     2000
                                                              -------  -------
Operating activities:
  Net income (loss).......................................... $(1,888) $11,401
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
    Depreciation.............................................   7,003    7,128
    Amortization.............................................   1,289    1,445
    Changes in operating assets and liabilities, net of
     acquisitions:
     Accounts receivable..................................... (15,443)  13,064
     Inventories.............................................  (3,269) (16,618)
     Accounts payable........................................     (96)   7,211
     Other current assets and liabilities....................   3,555   (4,706)
     Cash payments for non-recurring charges.................    (755)    (567)
     Other non-current assets and liabilities, net...........  (1,885)     846
                                                              -------  -------
      Net cash provided by (used in) operating activities.... (11,489)  19,204


Investing activities:
  Acquisitions, net of cash acquired.........................  (2,479) (61,238)
  Purchases of property and equipment........................  (3,458)  (7,163)
                                                              -------  -------
      Net cash used in investing activities..................  (5,937) (68,401)


Financing activities:
  Net borrowings under revolving line of credit and other....   8,838   55,661
  Distributions to minority interests........................    (762)      --
                                                              -------  -------
      Net cash provided by financing activities..............   8,076   55,661
Effect of exchange rate changes on cash......................    (632)      --
                                                              -------  -------
Net increase (decrease) in cash and cash equivalents.........  (9,982)   6,464
Cash and cash equivalents at beginning of period.............  24,380   11,362
                                                              -------  -------
Cash and cash equivalents at end of period................... $14,398  $17,826
                                                              =======  =======

            See Notes to Condensed Consolidated Financial Statements

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2001
                                  (Unaudited)
                 (dollars in thousands, except per share data)

1. BASIS OF PRESENTATION

   Effective in the fourth quarter of calendar year 2000, the Company changed its fiscal year from July 31 to December 31. Any references to "fiscal year" are to years ending July 31. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Certain prior year amounts have been reclassified to conform to the current year's presentation. Operating results for the three-month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year. The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and notes thereto for the five-month transition period ended December 31, 2000 and the three fiscal years ended July 31, 2000.

2. GOING PRIVATE TRANSACTION

   On February 7, 2001, the Company agreed to a going private transaction with its largest stockholder, Court Square Limited ("Court Square"), pursuant to which Court Square made a cash tender offer for all of the Company's common stock not owned by it. Following completion of the tender offer on February 23, 2001, DRI Acquisition LLC, an affiliate of Court Square, merged with the Company and all remaining common stock not owned by Court Square was eliminated and converted into the right to receive the merger consideration of $9.50 per share. Following completion of the merger on March 14, 2001, the New York Stock Exchange delisted the Company's common stock and the Company terminated the registration of its common stock under the Exchange Act. For financial accounting purposes the transaction is treated as a leveraged recapitalization whereby the assets are not revalued and the excess purchase price of the redeemed shares over the par value and paid in capital of the shares ($127,343) has been charged to the Company's retained earnings.

   Stockholders' equity at March 31, 2001 reflects the Company's equity subsequent the above transactions and the paid in capital includes $209,234 attributable to the preferred stock--Series A with liquidation value of $100.00 per share.

3. ACQUISITION

   On February 12, 2001, the Company acquired the assets of XL Component Distribution Limited ("XL") for approximately $2,400. XL, headquartered in Droitwich, Worcestershire, England, is involved in the remanufacturing, packaging and distribution of steering racks, brake calipers, ignition distributors, ignition leads, transmission components and rotating electrics. Goodwill of approximately $1,300 recorded in connection with the acquisition is being amortized over 20 years. Pro forma consolidated financial information has not been presented because the effect on consolidated results would not be material.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

4. ADDITIONAL BALANCE SHEET INFORMATION

                                                            March   December 31,
                                                           31, 2001     2000
                                                           -------- ------------
   Inventory:
     Raw material......................................... $162,523   $154,550
     Work-in-process......................................   52,150     51,668
     Finished goods.......................................   86,184     87,606
                                                           --------   --------
       Total.............................................. $300,857   $293,824
                                                           ========   ========

5. ACCUMULATED OTHER COMPREHENSIVE LOSS

   The Company's other comprehensive loss consists of unrealized net gains and losses on the translation of the assets and liabilities of its foreign operations, currency instruments and interest rate swaps. The before tax loss, related income tax benefit and accumulated balance are as follows:

                               Foreign   Unrealized  Unrealized    Accumulated
                              Currency   Losses on    Losses on       Other
                             Translation  Currency  Interest Rate Comprehensive
                             Adjustment    Hedges       Swaps         Loss
                             ----------- ---------- ------------- -------------
Balance at December 31,
 2000......................   $(12,584)   $(3,629)     $(1,023)     $(17,236)
Before tax.................     (8,187)      (499)      (1,643)      (10,329)
Income tax effect..........     (2,620)      (119)        (714)       (3,453)
                              --------    -------      -------      --------
Other comprehensive loss...     (5,567)      (380)        (929)       (6,876)
                              --------    -------      -------      --------
Balance at March 31, 2001..   $(18,151)   $(4,009)     $(1,952)     $(24,112)
                              ========    =======      =======      ========

6. NON-RECURRING CHARGES

   In May 2000, the Company completed plans for the realignment of certain manufacturing facilities in the United States, Canada and the United Kingdom. A one-time charge of $35,222 was recorded in June 2000 for the estimated cost of the plan. The reserve included $27,098 for the estimated cost of various voluntary and involuntary employee separation programs associated with the resulting workforce reductions. A total of $5,011 was paid in fiscal year 2000, $15,961 was paid in the five months ended December 31, 2000 and $3,100, $2,842 and $184 are estimated to be paid in the calendar years 2001, 2002 and 2003, respectively. The reserve also includes $8,124, net of salvage value, for the write-down of certain production assets which will no longer be used as a result of the realignment. Additionally, reserves of $1,050 and $1,221 were established in connection with the acquisition of Elmot in March 2000 and XL in February 2001, respectively.

   The following table summarizes the reserve for non-recurring charges:

                                           Termination Exit/Impairment
                                            Benefits        Costs      Total
                                           ----------- --------------- ------
Reserve at December 31, 2000..............   $7,362         $330       $7,692
Payments and charges in the three-month
 period ended March 31, 2001..............     (927)          (9)        (936)
Reserve established in acquisition of
 business.................................      846          375        1,221
                                             ------         ----       ------
Reserve at March 31, 2001.................   $7,281         $696       $7,977
                                             ======         ====       ======

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

7. SUBSEQUENT EVENT

   On April 26, 2001, the Company issued $165,000 of 11.00% senior subordinated debt due May 1, 2009 (the "Notes"). Net proceeds (after discounts, commissions and expenses) of approximately $156,000 were used to retire the GM Subordinated Debenture of $18,951 including accrued interest and repay approximately $137,000 outstanding under the Company's Senior Credit Facility.

   Interest on the Notes will accrue at 11.00% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2001.

   The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2005, at the redemption prices set forth in the note agreement plus accrued and unpaid interest, if any, to the date of redemption.

   The Notes are unsecured senior subordinated obligations of the Company. As such, they are subordinated in right of payment to all existing and future senior indebtedness of the Company and are senior in right of payment to any future subordinated obligations of the Company. The Notes are guaranteed by each subsidiary guarantor and are subject to registration with the SEC.

   The following table sets forth the consolidated capitalization of the Company as of March 31, 2001, on an actual basis and adjusted to give effect to the issuance of the Notes and application of the proceeds.

                                                              March 31, 2001
                                                           ---------------------
                                                                      Pro
                                                            Actual   Forma
                                                           -------- --------
Debt:
  Senior Credit Facility.................................. $193,438 $ 56,354
  8% Subordinated Debenture...............................   18,916       --
  8 5/8% Senior Notes Due 2007............................  145,000  145,000
  Other Senior Debt and Capitalized Leases................   38,875   38,875
  10 5/8% Senior Subordinated Notes Due 2006..............  140,000  140,000
  11% Senior Subordinated Notes Due 2009..................       --  162,852
                                                           -------- --------
    Total Debt............................................  536,229  543,081
Stockholders' Equity......................................  112,702  113,372
                                                           -------- --------
Total Capitalization...................................... $648,931 $656,453
                                                           ======== ========

   The Company will record an extraordinary gain of approximately $670 after tax on the early retirement of the GM subordinated Debenture in the second quarter.

8. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
   SUBSIDIARIES

   The Company conducts a significant portion of its business through subsidiaries. The Senior Notes and the Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, by certain direct and indirect subsidiaries (the Subsidiary Guarantors). Certain of the Company's subsidiaries do not guarantee the Senior Notes or the Senior Subordinated Notes (the Non-Guarantor Subsidiaries). The claims of creditors of Non-Guarantor Subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

   Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at March 31, 2001 and December 31, 2000 and for the three- month periods ended March 31, 2001 and 2000.

   The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

   The following table sets forth the Guarantor and direct Non-Guarantor
Subsidiaries:

  Guarantor Subsidiaries                Non-Guarantor Subsidiaries
  ----------------------                --------------------------
Delco Remy America, Inc.     Delco Remy Hungary RT (formerly Autovill RT Ltd.)
Nabco, Inc.                  Power Investments Canada Ltd.
The A&B Group, Inc.          Delco Remy UK Limited
A&B Enterprises, Inc.        Delco Remy International (Europe) GmbH
Dalex, Inc.                  Remy India Holdings, Inc.
A&B Cores, Inc.              Remy Korea Holdings, Inc.
R&L Tool Company, Inc.       World Wide Automotive Distributors, Inc.
MCA, Inc. of Mississippi     Kraftube, Inc.
Power Investments, Inc.      Tractech (Ireland) Ltd.
Franklin Power Products,
 Inc.                        Central Precision Limited
International Fuel Systems,
 Inc.                        Electro Diesel Rebuild BVBA
Power Investments Marine,
 Inc.                        Electro-Rebuild Tunisia S.A.R.L. (Tunisia)
Marine Corporation of
 America                     Delco Remy Mexico, S. de R.L. de C.V.
Powrbilt Products, Inc.      Publitech, Inc.
World Wide Automotive, Inc.  Delco Remy Brazil, Ltda.
Ballantrae Corporation       Western Reman Ltd.
Tractech, Inc.               Engine Rebuilders Ltd.
Williams Technologies, Inc.  Reman Transport Ltd.
Western Reman, Inc.          Delco Remy Remanufacturing
Engine Master, L.P.          Delco Remy Germany GmbH
M&M Knopf Auto Parts, Inc.   Remy Componentes S. de R. L. de C. V.
Reman Holdings, Inc.         Delco Remy Belgium BVBA
Remy International, Inc.     Magnum Power Products, LLC
                             Elmot-DR Sp. z o.o.
                             XL Component Distribution Ltd.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                    Condensed Consolidating Statement of Operations
                                       For the Three Months Ended March 31, 2001
                                                      (Unaudited)
                          -----------------------------------------------------------------------
                              Delco Remy
                          International Inc.                Non-
                           (Parent Company   Subsidiary  Guarantor
                                Only)        Guarantors Subsidiaries Eliminations    Consolidated
                          ------------------ ---------- ------------ ------------    ------------
Net sales...............       $    --        $265,618    $106,046    $(110,001)(a)    $261,663
Cost of goods sold......            --         232,820      90,557     (110,001)(a)     213,376
                               -------        --------    --------    ---------        --------
Gross profit............            --          32,798      15,489           --          48,287
Selling, general and
 administrative
 expenses...............         4,482          16,035       7,623           --          28,140
Amortization of goodwill
 and intangibles........            --           1,138         151           --           1,289
                               -------        --------    --------    ---------        --------
Operating income
 (loss).................        (4,482)         15,625       7,715           --          18,858
Interest expense........        (8,709)         (4,378)       (207)          --         (13,294)
Other non-operating
 expenses...............            --          (6,335)      1,248           --          (5,087)
                               -------        --------    --------    ---------        --------
Income (loss) before
 income taxes, minority
 interest in income of
 subsidiaries, loss from
 unconsolidated joint
 ventures and equity in
 earnings of
 subsidiaries...........       (13,191)          4,912       8,756           --             477
Income taxes (benefit)..        (5,380)          4,528       1,004           --             152
Minority interest in
 income of
 subsidiaries...........            --            (853)       (969)          --          (1,822)
Loss from unconsolidated
 joint ventures.........            --            (309)        (82)          --            (391)
Equity in earnings of
 subsidiaries                    5,923              --          --       (5,923)(b)          --
                               -------        --------    --------    ---------        --------
Net income (loss).......       $(1,888)       $   (778)   $  6,701    $  (5,923)       $ (1,888)
                               =======        ========    ========    =========        ========

---------------------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income of consolidated subsidiaries.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                    Condensed Consolidating Statement of Operations
                                       For the Three Months Ended March 31, 2000
                                                      (Unaudited)
                          -----------------------------------------------------------------------
                              Delco Remy
                          International Inc.                Non-
                           (Parent Company   Subsidiary  Guarantor
                                Only)        Guarantors Subsidiaries Eliminations    Consolidated
                          ------------------ ---------- ------------ ------------    ------------
Net sales...............       $     --       $280,206    $97,627     $(101,718)(a)    $276,115
Cost of goods sold......             --        235,750     80,582      (101,718)(a)     214,614
                               --------       --------    -------     ---------        --------
Gross profit............             --         44,456     17,045            --          61,501
Selling, general and
 administrative
 expenses...............          3,067         16,425      8,060            --          27,552
Amortization of goodwill
 and intangibles........             16          1,278        151            --           1,445
                               --------       --------    -------     ---------        --------
Operating income
 (loss).................         (3,083)        26,753      8,834            --          32,504
Interest expense........         (7,237)        (3,634)      (232)           --         (11,103)
Other non-operating
 expense................             --             --       (387)           --            (387)
                               --------       --------    -------     ---------        --------
Income (loss) before
 income taxes, minority
 interest in income of
 subsidiaries, loss from
 unconsolidated joint
 ventures and equity in
 earnings of
 subsidiaries...........        (10,320)        23,119      8,215            --          21,014
Income taxes (benefit)..         (2,575)         8,951      1,492            --           7,868
Minority interest in
 income of
 subsidiaries...........             --           (689)    (1,028)           --          (1,717)
Loss from unconsolidated
 joint ventures.........             --             --        (28)           --             (28)
Equity in earnings of
 subsidiaries...........         19,146             --         --       (19,146)(b)          --
                               --------       --------    -------     ---------        --------
Net income (loss).......       $ 11,401       $ 13,479    $ 5,667     $ (19,146)       $ 11,401
                               ========       ========    =======     =========        ========

---------------------
(a) Elimination of intercompany sales and cost of sales.
(b) Elimination of equity in net income of consolidated subsidiaries.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                         Condensed Consolidating Balance Sheet
                                               March 31, 2001 (Unaudited)
                          -----------------------------------------------------------------------
                              Delco Remy
                          International Inc.                Non-
                           (Parent Company   Subsidiary  Guarantor
                                Only)        Guarantors Subsidiaries Eliminations    Consolidated
                          ------------------ ---------- ------------ ------------    ------------
Assets
Current assets:
 Cash and cash
  equivalents...........       $     --       $  6,158    $  8,240    $      --        $ 14,398
 Trade accounts
  receivable, net.......             --        158,394      30,515           --         188,909
 Other receivables......             --          9,491       7,396           --          16,887
 Inventories............             --        251,595      51,967       (2,705)(c)     300,857
 Deferred income
  taxes.................         13,774             41       2,568           --          16,383
 Other current assets...          3,691          3,322       4,144           --          11,157
                               --------       --------    --------    ---------        --------
   Total current
    assets..............         17,465        429,001     104,830       (2,705)        548,591
Property and equipment..             40        219,413      86,849           --         306,302
Less accumulated
 depreciation...........             21         95,473      16,363           --         111,857
                               --------       --------    --------    ---------        --------
Property and equipment,
 net....................             19        123,940      70,486           --         194,445
Deferred financing
 costs..................          6,533          1,718          --           --           8,251
Goodwill, net...........             --        146,060      22,443           --         168,503
Investments in
 affiliates.............        523,536             --          --     (514,574)(a)       8,962
Other assets............            826          2,364       3,931           --           7,121
                               --------       --------    --------    ---------        --------
   Total assets.........       $548,379       $703,083    $201,690    $(517,279)       $935,873
                               ========       ========    ========    =========        ========
Liabilities and
 stockholders' equity
Current liabilities:
 Accounts payable.......       $  4,814       $115,619    $ 35,546    $      --        $155,979
 Intercompany
  accounts..............         97,208        (75,684)    (20,923)        (601)(c)          --
 Accrued interest
  payable...............          6,119          1,498         263           --           7,880
 Accrued non-recurring
  charges...............             --          7,470         507           --           7,977
 Other liabilities and
  accrued expenses......          7,115         23,073      12,960           --          43,148
 Current debt...........             --          1,564       6,019           --           7,583
                               --------       --------    --------    ---------        --------
   Total current
    liabilities.........        115,256         73,540      34,372         (601)        222,567
Deferred income taxes...         11,012             --      (1,031)          --           9,981
Long-term debt, less
 current portion........        285,000        230,127      13,519           --         528,646
Post-retirement benefits
 other than pensions....             --         23,723          --           --          23,723
Accrued pension
 benefits...............             --          4,124         736           --           4,860
Other non-current
 liabilities............          2,249          1,478       1,170           --           4,897
Minority interest in
 subsidiaries...........             --         12,208      16,289           --          28,497
Stockholders' equity:
 Preferred stock--
  Series A..............             21             --          --           --              21
 Common stock:
   Class A shares.......             --             --          --           --              --
   Class B shares.......              1             --          --           --               1
   Class C shares.......              2             --          --           --               2
 Paid-in capital........        231,752             --          --           --         231,752
 Subsidiary
  investment............             --        266,000      94,964     (360,964)(a)          --
 Retained earnings
  (deficit).............        (94,962)        91,883      63,831     (155,714)(b)     (94,962)
 Accumulated other
  comprehensive loss....         (1,952)            --     (22,160)          --         (24,112)
                               --------       --------    --------    ---------        --------
   Total stockholders'
    equity..............        134,862        357,883     136,635     (516,678)        112,702
                               --------       --------    --------    ---------        --------
   Total liabilities and
    stockholders'
    equity..............       $548,379       $703,083    $201,690    $(517,279)       $935,873
                               ========       ========    ========    =========        ========

---------------------
(a) Elimination of investments in subsidiaries.
(b) Elimination of investments in subsidiaries' earnings.
(c) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                         Condensed Consolidating Balance Sheet
                                                   December 31, 2000
                          -----------------------------------------------------------------------
                              Delco Remy
                          International Inc.                Non-
                           (Parent Company   Subsidiary  Guarantor
                                Only)        Guarantors Subsidiaries Eliminations    Consolidated
                          ------------------ ---------- ------------ ------------    ------------
Assets
Current assets:
 Cash and cash
  equivalents...........       $     --       $   (256)   $ 24,636    $      --        $ 24,380
 Trade accounts
  receivable, net.......             --        141,028      32,438           --         173,466
 Other receivables......             --          9,886       6,319           --          16,205
 Inventories............             --        243,410      52,465       (2,051)(c)     293,824
 Deferred income
  taxes.................         14,256             --       2,283           --          16,539
 Other current assets...          2,667          2,694       3,548           --           8,909
                               --------       --------    --------    ---------        --------
   Total current
    assets..............         16,923        396,762     121,689       (2,051)        533,323
Property and equipment..             40        217,644      87,899           --         305,583
Less accumulated
 depreciation...........             40         90,536      15,167           --         105,743
                               --------       --------    --------    ---------        --------
Property and equipment,
 net....................             --        127,108      72,732           --         199,840
Deferred financing
 costs..................          6,806          1,888          --           --           8,694
Goodwill, net...........             --        146,163      23,075           --         169,238
Investments in
 affiliates.............        515,616             --          --     (508,600)(a)       7,016
Other assets............            770          3,087       2,502           --           6,359
                               --------       --------    --------    ---------        --------
   Total assets.........       $540,115       $675,008    $219,998    $(510,651)       $924,470
                               ========       ========    ========    =========        ========
Liabilities and
 stockholders' equity
Current liabilities:
 Accounts payable.......       $    965       $109,727    $ 45,383    $      --        $156,075
 Intercompany
  accounts..............         90,427        (81,466)     (8,360)        (601)(c)          --
 Accrued interest
  payable...............          6,719            919       1,495           --           9,133
 Accrued non-recurring
  charges...............             --          6,798         894           --           7,692
 Other liabilities and
  accrued expenses......          5,256         20,623       7,911           --          33,790
 Current debt...........             --          1,526       6,581           --           8,107
                               --------       --------    --------    ---------        --------
   Total current
    liabilities.........        103,367         58,127      53,904         (601)        214,797
Deferred income taxes...         12,209             --      (2,054)          --          10,155
Long-term debt, less
 current portion........        285,000        219,266      15,018           --         519,284
Post-retirement benefits
 other than pensions....             --         22,794          --           --          22,794
Accrued pension
 benefits...............             --          3,751         673           --           4,424
Other non-current
 liabilities............          2,208            971         705           --           3,884
Minority interest in
 subsidiaries...........             --         11,351      16,663           --          28,014
Stockholders' equity:
 Common stock:
   Class A shares.......            182             --          --           --             182
   Class B shares.......             63             --          --           --              63
 Paid-in capital........        104,176             --          --           --         104,176
 Subsidiary
  investment............             --        266,087      94,172     (360,259)(a)          --
 Retained earnings......         34,269         92,661      57,130     (149,791)(b)      34,269
 Accumulated other
  comprehensive loss....         (1,023)            --     (16,213)          --         (17,236)
 Stock purchase plan....           (336)            --          --           --            (336)
                               --------       --------    --------    ---------        --------
   Total stockholders'
    equity..............        137,331        358,748     135,089     (510,050)        121,118
                               --------       --------    --------    ---------        --------
   Total liabilities and
    stockholders'
    equity..............       $540,115       $675,008    $219,998    $(510,651)       $924,470
                               ========       ========    ========    =========        ========

---------------------
(a) Elimination of investments in subsidiaries.
(b) Elimination of investments in subsidiaries' earnings.
(c) Elimination of intercompany profit in inventory.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                   Condensed Consolidating Statement of Cash Flows
                                      For the Three Months Ended March 31, 2001
                                                     (Unaudited)
                         ----------------------------------------------------------------------
                             Delco Remy
                         International Inc.                Non-
                          (Parent Company   Subsidiary  Guarantor
                               Only)        Guarantors Subsidiaries Eliminations   Consolidated
                         ------------------ ---------- ------------ ------------   ------------
Operating activities:
 Net income (loss).....       $ (1,888)      $  (778)    $ 6,701      $ (5,923)(a)   $(1,888)
 Adjustments to
  reconcile net income
  (loss) to net cash
  used in operating
  activities:
 Depreciation..........             --         4,972       2,031            --         7,003
 Amortization..........             --         1,138         151            --         1,289
 Equity in earnings of
  subsidiary...........         (5,923)           --          --         5,923(a)         --
 Changes in operating
 assets and
 liabilities, net of
 acquisitions:
  Accounts receivable..             --       (13,520)     (1,923)           --       (15,443)
  Inventories..........             --        (3,262)         (7)           --        (3,269)
  Accounts payable.....          3,849         4,154      (8,099)           --           (96)
  Other current assets
   and liabilities.....            716         2,997        (158)           --         3,555
  Intercompany
   accounts............          4,752           711      (5,463)           --            --
  Cash payments for
   non-recurring
   charges.............             --          (471)       (284)           --          (755)
  Other non-current
   assets and
   liabilities, net....         (1,506)        1,722      (2,101)           --        (1,885)
                              --------       -------     -------      --------       -------
   Net cash used in
    operating
    activities.........             --        (2,337)     (9,152)           --       (11,489)
Investing activities:
 Acquisitions, net of
  cash acquired........             --            --      (2,479)           --        (2,479)
 Purchases of property
  and equipment........             --        (2,149)     (1,309)           --        (3,458)
                              --------       -------     -------      --------       -------
   Net cash used in
    investing
    activities.........             --        (2,149)     (3,788)           --        (5,937)
Financing activities:
 Net borrowings
  (repayments) under
  revolving line of
  credit and other.....             --        10,900      (2,062)           --         8,838
 Distributions to
  minority interests...             --            --        (762)           --          (762)
                              --------       -------     -------      --------       -------
   Net cash provided by
    (used in) financing
    activities.........             --        10,900      (2,824)           --         8,076
Effect of exchange rate
 changes on cash.......             --            --        (632)           --          (632)
                              --------       -------     -------      --------       -------
Net increase (decrease)
 in cash and cash
 equivalents...........             --         6,414     (16,396)           --        (9,982)
Cash and cash
 equivalents at
 beginning of period...             --          (256)     24,636            --        24,380
                              --------       -------     -------      --------       -------
Cash and cash
 equivalents at end of
 period................       $     --       $ 6,158     $ 8,240      $     --       $14,398
                              ========       =======     =======      ========       =======

---------------------
(a) Elimination of equity in earnings of subsidiaries.

                DELCO REMY INTERNATIONAL, INC. AND SUBSIDIARIES

                                   Condensed Consolidating Statement of Cash Flows
                                      For the Three Months Ended March 31, 2000
                                                     (Unaudited)
                         --------------------------------------------------------------------
                             Delco Remy
                         International Inc.                Non-
                          (Parent Company   Subsidiary  Guarantor
                               Only)        Guarantors Subsidiaries Eliminations Consolidated
                         ------------------ ---------- ------------ ------------ ------------
Operating activities:
 Net income (loss).....       $ 11,401       $ 13,479    $  5,667     $(19,146)    $ 11,401
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities:
 Depreciation..........             --          5,199       1,929           --        7,128
 Amortization..........             16          1,274         155           --        1,445
 Equity in earnings of
  subsidiaries                 (19,146)            --          --     19,146(a)          --
 Changes in operating
  assets and
  liabilities, net of
  acquisitions:
  Accounts receivable..             --          5,199       7,865           --       13,064
  Inventories..........             --        (13,040)     (3,578)          --      (16,618)
  Accounts payable.....            (47)         4,717       2,541           --        7,211
  Intercompany
   accounts............         61,517        (72,961)     11,444           --           --
  Other current assets
   and liabilities.....          7,135             69     (11,910)          --       (4,706)
  Cash payments for
   non-recurring
   charges.............             --           (567)         --           --         (567)
  Other non-current
   assets and
   liabilities, net....           (144)         3,568      (2,578)          --          846
                              --------       --------    --------     --------     --------
   Net cash provided by
    (used in) operating
    activities.........         60,732        (53,063)     11,535           --       19,204
Investing activities:
 Acquisitions, net of
  cash acquired........        (60,732)            --        (506)          --      (61,238)
 Purchases of property
  and equipment........             --         (3,484)     (3,679)          --       (7,163)
                              --------       --------    --------     --------     --------
   Net cash used in
    investing
    activities.........        (60,732)        (3,484)     (4,185)          --      (68,401)
Financing activities:
 Net borrowings
  (repayments) under
  revolving line of
  credit and other.....             --         56,989      (1,328)          --       55,661
                              --------       --------    --------     --------     --------
   Net cash provided by
    (used in) financing
    activities.........             --         56,989      (1,328)          --       55,661
Effect of exchange rate
 changes on cash.......             --             --          --           --           --
                              --------       --------    --------     --------     --------
Net increase in cash
 and cash equivalents..             --            442       6,022           --        6,464
Cash and cash
 equivalents at
 beginning of period...             --           (111)     11,473           --       11,362
                              --------       --------    --------     --------     --------
Cash and cash
 equivalents at end of
 period................       $     --       $    331    $ 17,495     $     --     $ 17,826
                              ========       ========    ========     ========     ========

---------------------
(a) Elimination of equity in earnings of subsidiaries.

                              [LOGO OF DELCO REMY]

   Until   , 2001, all dealers that effect transactions in these securities, whether or not participating in this exchange offer may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Bylaws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The directors and officers of the Company are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits

   The following exhibits are filed herewith unless otherwise indicated:

 (1) 2.1 Agreement and Plan of Merger dated as of February 7, 2001 by and among Court Square Capital Limited, DRI Acquisition LLC and the Company

 (2) 2.2 Amendment No. 1 to Agreement and Plan of Merger

 (2) 3.1 Restated Certificate of Incorporation

 (2) 3.2 By-laws of the Company

 (3)   4.1  Indenture, dated as of August 1, 1996, among the Company, certain of the Company's subsidiaries signatories thereto and National City
            Bank of Indiana, as trustee

 (7)   4.2  Indenture governing 8 5/8% Senior Notes Due 2007 among the Company, the Subsidiary Guarantors and United States Trust Company of New
            York, as trustee, dated December 22, 1997

       4.3 Indenture governing 11% Senior Subordinated Notes Due 2009 among the Company, the Subsidiary Guarantors and First Union National
            Bank, as trustee, dated April 26, 2001

       4.4  Form of 11% Senior Subordinated Note Due 2009 (included in Exhibit
            4.3)

       4.5 Registration Rights Agreement, dated April 19, 2001, by and among the Company, the Subsidiaries Guarantors Named Therein, Credit
            Suisse First Boston Corporation and Deutsche Banc Alex. Brown, Inc.

 *     5.1  Opinion of Dechert

 (6)  10.1  Light Duty Starter Motor Supply Agreement, dated July 31, 1994, by and between Delco Remy America, Inc. ("DRA") and General Motors
            Corporation ("GM")

 (6)  10.2  Heavy Duty Component Supply Agreement, dated July 31, 1994, by and between DRA and GM

 (6)  10.3  Distribution and Supply Agreement, dated July 31, 1994, by and between DRA and GM

 (3)  10.4  Trademark License, dated July 31, 1994, by and among DRA, DRI
            International, Inc. and GM

 (3)  10.5  Tradename License Agreement, dated July 31, 1994, by and among DRA,
            DR International, Inc. and GM

 (3)  10.6  Partnership Agreement of Delco Remy Mexico S. de R.L. de C.V.,
            dated April 17, 1997

 (4)  10.7  Joint Venture Agreement, dated , by and between Remy Korea
            Holdings, Inc. and S.C. Kim

 (2)  10.8  Securities Transfer, Recapitalization and Holders Agreement dated
            March 14, 2001 by and among the Company, DRI Acquisition
            Corporation, Court Square Capital Limited, World Equity Partners,
            L.P., DRI Group LLC and the Continuing Investors Named therein

 (2)  10.9  Registration Rights Agreement, dated March 14, 2001, by and among the Company, Court Square Capital Limited, World Equity Partners,
            L.P., DRI Group LLC and the Continuing Investors named therein

 (5)  10.10 Employment Agreement, dated July 31, 1994, by and between Delco
            Remy International, Inc. and Thomas J. Snyder

 (6)  10.11 Form of Fourth Amended and Restated Financing Agreement, dated as of December 16, 1997, among the Company, certain of the Company's subsidiaries signatories thereto and Bank One, Indianapolis, National Association, The CIT Group/Business Credit, Inc.

 (3)  10.14 Contingent Purchase Price Note of DRA, in favor of GM, dated July,
            31, 1994

 (4)  10.15 Lease by and between ANDRA L.L.C. and DRA, dated February 9, 1995

 (4)  10.16 Lease by and between Eagle I L.L.C. and DRA, dated August 11, 1995

 (9)  10.20 Starter Motor Pricing Agreement, dated March 17, 1999, by and between DRA and GM

 (2)  10.21 Preferred Stockholders Agreement, dated March 14, 2001, by and among Court Square Capital Limited, World Equity Partners, L.P.,
            DRI Group LLC and the Continuing Investors named therein

 (2)  10.22 Stock Purchase Warrant, dated March 14, 2001, issued by the Company to World Equity Partners, L.P.

 (11) 10.23 Letter Agreement by and between the Company and Thomas J. Snyder, dated as of February 6, 2001

 (12) 10.24 Form of Letter Agreement by and between the Company and each of J.
            Timothy Gargaro, Joseph P. Felicelli, Richard L. Stanley, Susan E.
            Goldy, Roderick English and Patrick Mobouck, each dated as of February 6, 2001

 (13) 10.25 Amendment Number Two to the Delco Remy International, Inc.
            Supplemental Executive Retirement Plan, dated as of February 6,
            2001

 (14) 10.26 Form of Amendment Number Two to the Collateral Assignment Split-
            Dollar Insurance Agreement by and between the Company and each of Thomas J. Snyder, J. Timothy Gargaro, Joseph P. Felicelli, Richard
            L. Stanley, Susan E. Goldy, Roderick English

      12    Statement of Computation of Ratio of Earnings to Fixed Charges

      21    Subsidiaries of the Registrant

      23.1  Consent of Ernst & Young LLP

      23.2  Consent of Dechert (included in Exhibit 5.1)

      24    Powers of Attorney (included on signature pages)

      25    Statement of Eligibility and Qualification of First Union National
            Bank on Form T-1

      99.1  Form of Letter of Transmittal

      99.2  Form of Notice of Guaranteed Delivery

      99.3  Letter to Holders of 11% Senior Subordinated Notes Due 2009
            Concerning Offer For All Outstanding 11% Senior Subordinated Notes
            Due 2009 in Exchange for 11% Senior Subordinated Notes Due 2009 of
            Delco Remy International, Inc. Which Have Been Registered Under the
            Securities Act of 1933, as amended

      99.4  Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
            Other Nominees Concerning Offer For All Outstanding 11% Senior
            Subordinated Notes Due 2009 in Exchange for 11% Senior Subordinated
            Notes Due 2009 of Delco Remy International, Inc. Which Have Been
            Registered Under the Securities Act of 1933, as amended

      99.5  Letter to Clients Concerning Offer For All Outstanding 11% Senior
            Subordinated Notes Due 2009 in Exchange for 11% Senior Subordinated
            Notes Due 2009 of Delco Remy International, Inc. Which Have Been
            Registered Under the Securities Act of 1933, as amended

      99.6  Guidelines for Certification of Taxpayer Identification Number on
            Substitute Form W-9

 *          To be filed by subsequent amendment.

 (1) Incorporated by reference to Exhibit (a)(8) to Amendment No. 1 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on February 9, 2001 (the
            "Solicitation/Recommendation Statement")

 (2) Incorporated by reference to the Exhibit of the same number to the Company's Form 10-K for the year ended December 31, 2000

 (3) Incorporated by reference to the Exhibit of the same number to the Registration Statement on Form S-1 previously filed by the Company on October 10, 1997, registering the issuance of the Company's
            Class A Common Stock, par value $.01 per share (the "Equity
            Registration Statement")

 (4) Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the Equity Registration Statement which was filed by the Company on October 22, 1997

 (5) Incorporated by reference to the Exhibit of the same number to Amendment No. 2 to the Equity Registration Statement which was filed by the Company on November 21, 1997

 (6) Incorporated by reference to the Exhibit of the same number to Amendment No. 3 to the Equity Registration Statement which was filed by the Company on November 26, 1997

 (7) Incorporated by reference to the Exhibit of the same number to Amendment No. 4 to the Equity Registration Statement which was filed by the Company on December 8, 1997

 (8) Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended January 31, 1998

 (9) Incorporated by reference to Exhibit 10.20 to the Company's Form 10-K for the year ended July 13, 1999

 (10)     Incorporated by reference to Exhibit (a)(1)(I) to Amendment No. 3 to
          Transition Statement filed by on Schedule 13E-3 on February 9, 2001

 (11) Incorporated by reference to Exhibit (e)(4) to the Solicitation/Recommendation Statement

 (12) Incorporated by reference to Exhibit (e)(5) to the Solicitation/Recommendation Statement

 (13) Incorporated by reference to Exhibit (e)(6) to the Solicitation/Recommendation Statement

 (14) Incorporated by reference to Exhibit (e)(7) to the Solicitation/Recommendation Statement

   (b) Financial Statement Schedules:

   Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

   (a) The undersigned registrants hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Delco Remy International, Inc.

                                                     Thomas J. Snyder
                                          By: _________________________________
                                                     Thomas J. Snyder
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubsitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Thomas J. Snyder                President, Chief Executive Officer and
 _____________________________________________  Director (principal executive officer)
                Thomas J. Snyder

               J. Timothy Gargaro               Senior Vice President and Chief Financial
 _____________________________________________  Officer (principal financial officer)
               J. Timothy Gargaro

              Richard L. Reinhart               Vice President and Corporate Controller
 _____________________________________________  (principal accounting officer)
              Richard L. Reinhart

                  E. H. Billig                  Director
 _____________________________________________
                  E.H. Billig

             Richard M. Cashin, Jr.             Director
 _____________________________________________
             Richard M. Cashin, Jr.

               Michael A. Delaney               Director
 _____________________________________________
               Michael A. Delaney

                James R.Gerrity                 Director
 _____________________________________________
                James R. Gerrity

               Robert J. Schultz                Director
 _____________________________________________
               Robert J. Schultz

              Joseph M. Silvestri               Director
 _____________________________________________
              Joseph M. Silvestri

               Harold K. Sperlich               Chairman and Director
 _____________________________________________
               Harold K. Sperlich

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Delco Remy America, Inc.

                                                      Thomas J. Snyder
                                          By: _________________________________
                                                      Thomas J. Snyder
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Thomas J. Snyder                Chief Executive Officer and Director
 _____________________________________________  (principal executive officer)
                Thomas J. Snyder

                  John Cowden                   Vice President of Finance
 _____________________________________________  (principal financial and accounting
                  John Cowden                   officer)

               Richard L. Stanley               Director
 _____________________________________________
               Richard L. Stanley

                 David E. Stoll                 Director
 _____________________________________________
                 David E. Stoll

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Remy International, Inc.

                                                      Thomas J. Snyder
                                          By: _________________________________
                                                     Thomas J. Snyder
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               Harold K. Sperlich               Chairman and Director
 _____________________________________________  (principal executive officer)
               Harold K. Sperlich

                 David E. Stoll                 Secretary and Treasurer
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                  E.H. Billig                   Director
 _____________________________________________
                  E.H. Billig

             Richard M. Cashin, Jr.             Director
 _____________________________________________
             Richard M. Cashin, Jr.

               Michael A. Delaney               Director
 _____________________________________________
               Michael A. Delaney

                James R. Gerrity                Director
 _____________________________________________
                James R. Gerrity

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Reman Holdings, Inc.

                                                     Thomas J. Snyder
                                          By: _________________________________
                                                     Thomas J. Snyder
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               Harold K. Sperlich               Chairman and Director
 _____________________________________________  (principal executive officer)
               Harold K. Sperlich

                 David E. Stoll                 Secretary and Treasurer
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                  E.H. Billig                   Director
 _____________________________________________
                  E.H. Billig

             Richard M. Cashin, Jr.             Director
 _____________________________________________
             Richard M. Cashin, Jr.

               Michael A. Delaney               Director
 _____________________________________________
               Michael A. Delaney

                James R. Gerrity                Director
 _____________________________________________
                James R. Gerrity

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          NABCO, Inc.

                                                    Joseph P. Felicelli
                                          By: _________________________________
                                                    Joseph P. Felicelli
                                                      Vice President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               Joseph P. Felicelli              Vice President
 _____________________________________________  (principal executive officer)
              Joseph P. Felicelli

                  David E. Stoll                Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                 Thomas J. Snyder               Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          The A&B Group, Inc.

                                                     Robert Covington
                                          By: _________________________________
                                                     Robert Covington
                                                Vice President--Operations

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                 Robert Covington               Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                 Timothy G. Hill                Chief Financial Officer
 _____________________________________________  (principal financial and accounting
                Timothy G. Hill                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                  David E. Stoll                Director
 _____________________________________________
                 David E. Stoll

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          A&B Enterprises, Inc.

                                                     Robert Covington
                                          By: _________________________________
                                                     Robert Covington
                                                Vice President--Operations

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Robert Covington                Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Dalex, Inc.

                                                     Robert Covington
                                          By: _________________________________
                                                     Robert Covington
                                                Vice President--Operations

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Robert Covington                Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          A&B Cores, Inc.

                                                      Robert Covington
                                          By: _________________________________
                                                      Robert Covington
                                                 Vice President--Operations

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                   Signature                                       Title
                   ---------                                       -----

                Robert Covington                Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          R&L Tool Company, Inc.

                                                      Robert Covington
                                          By: _________________________________
                                                      Robert Covington
                                                 Vice President--Operations

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Robert Covington                Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting officer)
                 David E. Stoll

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          MCA, Inc. of Mississippi

                                                     Robert Covington
                                          By: _________________________________
                                                     Robert Covington
                                                Vice President--Operations

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Robert Covington                Vice President--Operations
 _____________________________________________  (principal executive officer)
                Robert Covington

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting officer)
                 David E. Stoll

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Power Investments, Inc.

                                                    J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis                President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Franklin Power Products, Inc.

                                                     J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis                President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          International Fuel Systems, Inc.

                                                     J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis                President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Marine Corporation of America

                                                     J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis                President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Powrbilt Products, Inc.

                                                    J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis
 _____________________________________________  President and Director
               J. Michael Jarvis                (principal executive officer)


                 David E. Stoll
 _____________________________________________  Secretary, Treasurer and Director
                 David E. Stoll                 (principal financial and accounting
                                                officer)


                Thomas J. Snyder
 _____________________________________________  Director
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          World Wide Automotive, Inc.

                                                      Richard Keister
                                          By: _________________________________
                                                      Richard Keister
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Richard Keister
 _____________________________________________  President and Director
                Richard Keister                 (principal executive officer)

                 David E. Stoll
 _____________________________________________  Secretary, Treasurer and Director
                 David E. Stoll                 (principal financial and accounting
                                                officer)

               Thomas J. Snyder
 _____________________________________________  Director
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Ballantrae Corporation

                                                     Thomas J. Snyder
                                          By: _________________________________
                                                      Thomas J. Snyder
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Thomas J. Snyder                President and Director
 _____________________________________________  (principal executive officer)
                Thomas J. Snyder

              John David Phillips               Secretary and Treasurer
 _____________________________________________  (principal financial and accounting officer)
              John David Phillips

                 David E. Stoll                 Director
 _____________________________________________
                 David E. Stoll

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Tractech, Inc.

                                                        Ralph McGee
                                          By: _________________________________
                                                        Ralph McGee
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                James R. Gerrity                Chairman and Director
 _____________________________________________  (principal executive officer)
                James R. Gerrity

              John David Phillips               Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting officer)
              John David Phillips

                  Ralph McGee                   Director
 _____________________________________________
                  Ralph McGee

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Williams Technologies, Inc.

                                                     Thomas J. Snyder
                                          By: _________________________________
                                                     Thomas J. Snyder
                                                      Vice President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                Thomas J. Snyder                Vice President and Director
 _____________________________________________  (principal executive officer)
                Thomas J. Snyder

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting officer)
                 David E. Stoll

              Joseph P. Felicelli               Director
 _____________________________________________
              Joseph P. Felicelli

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Engine Master, L.P.


                                          By: HSG I, Inc., Its General Partner

                                                     J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubsitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis                President
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                 David E. Stoll                 Vice President--Finance, Secretary and
 _____________________________________________  Director (principal financial and
                 David E. Stoll                 accounting officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          M.&M. Knopf Auto Parts, Inc.

                                                       Heywood Knopf
                                          By: _________________________________
                                                       Heywood Knopf
                                               Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

                 Heywood Knopf
 _____________________________________________  Chairman, Chief Executive Officer and
                 Heywood Knopf                  Director (principal executive officer)

                 David E. Stoll
 _____________________________________________  Vice President, Secretary, Treasurer and
                 David E. Stoll                 Director (principal financial and
                                                accounting officer)

              Joseph P. Felicelli
 _____________________________________________  Director
              Joseph P. Felicelli

                 Marshall Knopf
 _____________________________________________  Director
                 Marshall Knopf

                Thomas J. Snyder
 _____________________________________________  Director
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          Power Investments Marine, Inc.

                                                     J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               J. Michael Jarvis                President and Director
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

                 David E. Stoll                 Secretary, Treasurer and Director
 _____________________________________________  (principal financial and accounting
                 David E. Stoll                 officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          DR Sales, Inc.

                                                    Richard L. Stanley
                                          By: _________________________________
                                                    Richard L. Stanley
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

               Richard L. Stanley               President
 _____________________________________________  (principal executive officer)
               Richard L. Stanley

                 David E. Stoll                 Vice President--Finance, Secretary and
 _____________________________________________  Director (principal financial and
                 David E. Stoll                 accounting officer)

                Thomas J. Snyder                Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          HSG II, Inc.

                                                    J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

              J. Michael Jarvis                 President
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

               David E. Stoll                   Vice President--Finance, Secretary and
 _____________________________________________  Director (principal financial and
                 David E. Stoll                 accounting officer)

               Thomas J. Snyder                 Director
 _____________________________________________
                Thomas J. Snyder

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on the 20th day of July, 2001.

                                          HSG I, Inc.

                                                    J. Michael Jarvis
                                          By: _________________________________
                                                     J. Michael Jarvis
                                                         President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, either of whom may act without the joinder of the other, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.

                  Signatures                                       Title
                  ----------                                       -----

             J. Michael Jarvis                  President
 _____________________________________________  (principal executive officer)
               J. Michael Jarvis

              David E. Stoll                    Vice President--Finance, Secretary and
 _____________________________________________  Director (principal financial and
                 David E. Stoll                 accounting officer)

              Thomas J. Snyder                  Director
 _____________________________________________
                Thomas J. Snyder